Exhibit 10.4

Execution Version

GATHERING AGREEMENT

dated as of

September 30, 2014

by and between

CNX GAS COMPANY LLC,

as Shipper

and

CONE MIDSTREAM PARTNERS LP,

as Gatherer

i

EXHIBITS

EXHIBIT A	OPERATING TERMS AND CONDITIONS
EXHIBIT B-1	JOINT DEDICATED PROPERTIES
EXHIBIT B-2	DEDICATION AREA
EXHIBIT B-3	MAJORSVILLE AREA
EXHIBIT B-4	MOUNDSVILLE AREA
EXHIBIT B-5	PIA AREA
EXHIBIT B-6	MARCELLUS FORMATION LOG
EXHIBIT C	PARTIES’ ADDRESSES FOR NOTICE PURPOSES
EXHIBIT D	MEMORANDUM OF GATHERING AGREEMENT
EXHIBIT E	INSURANCE
EXHIBIT F	RECEIPT POINTS
EXHIBIT G	CONFLICTING DEDICATIONS
EXHIBIT H-1	ROFO PROPERTIES
EXHIBIT H-2	ROFO AREA
EXHIBIT I-1	DOWNTIME FEE REDUCTION

EXHIBIT I-2	OPERATING PRESSURE FEE REDUCTION
EXHIBIT J	THIRD PARTIES
EXHIBIT K-1	VERTICAL MARCELLUS WELLS
EXHIBIT K-2	LEGACY WELLS

GATHERING AGREEMENT

THIS GATHERING AGREEMENT (as the same may be amended from time to time in accordance herewith, this “Agreement”) is made as of this 30th Day of September, 2014 (the “Execution Date”), by and between CNX Gas Company LLC, a Virginia limited liability company (“Shipper”), and CONE Midstream Partners LP, a Delaware limited partnership (“Gatherer”). Shipper and Gatherer are sometimes together referred to in this Agreement as the “Parties” and individually as a “Party.”

RECITALS:

A. As of the Execution Date, Gatherer has acquired the Gathering System (defined below), which gathers Gas (defined below) and certain Liquid Condensate (defined below) produced from certain oil and gas leases and fee mineral interests.

B. Gatherer plans to expand the Gathering System and operate the Gathering System for, among other things, gathering, compressing, dehydrating and treating Gas within certain areas of Pennsylvania and West Virginia.

C. Shipper desires to dedicate certain Gas and Liquid Condensate attributable to its right, title and interest in (a) certain oil and gas leases and mineral interests located within the Dedication Area (defined below) to the Gathering System and (b) the Legacy Wells (defined below).

D. Shipper desires to deliver such Gas and Liquid Condensate to Gatherer for the purpose of gathering, blending, compressing, dehydrating, treating, stabilizing, storing, loading and re-delivering such Gas and, subject to the provisions hereof, Liquid Condensate to or for the account of Shipper, and Gatherer desires to provide such services to Shipper on the terms and subject to the conditions of this Agreement.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual agreements, covenants, and conditions in this Agreement contained, Gatherer and Shipper hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following capitalized words and terms shall have the meaning ascribed to them below:

“Additional/Accelerated Well” has the meaning given to it in Section 3.1(f).

“Additional Condensate Properties” means the Joint Dedicated Properties (other than in the PIA Area, the Moundsville Area and/or the Majorsville Area).

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is Under Common Control With, such Person. The term “Affiliated” shall have the correlative meaning.

“Affiliate Gatherer” has the meaning given to it in Section 14.1(a)(ii).

“Affiliate Gatherer Dedicated Properties” has the meaning given to it in Section 14.1(a)(ii).

“Agreement” has the meaning given to it in the preamble hereof.

“Annual Escalation Factor” means 2.5%.

“Barrel” means a quantity consisting of forty-two Gallons.

“Blending Gas” has the meaning set forth in Section 3.6(b).

“Btu” means the amount of heat required to raise the temperature of one pound of water by one degree Fahrenheit at a pressure of 14.73 Psia and determined on a gross, dry basis.

“Business Day” means a Day (other than a Saturday or Sunday) on which commercial banks in the State of Pennsylvania are generally open for business.

“Claiming Party” has the meaning given to it in Section 11.2.

“Compression Charge” means an amount equal to the product of (a) all out of pocket costs incurred by Gatherer to obtain electricity sufficient for Gatherer to utilize electrical compression at each Fuel Point that uses electrical compression to compress Shipper’s Tendered Gas for the Month of Service for which Shipper requests electricity as the fuel source for the Fuel Points, and (b) the percentage determined by dividing (i) the volumes of owned or Controlled Gas Tendered by Shipper to the Gathering System for such Month of Service, and (ii) all volumes of Gas received by the Gathering System for such Month of Service.

“Condensate” means Drip Condensate and Liquid Condensate.

“Condensate Gathering Fees” has the meaning given to it in Section 5.1(c)(iii).

“Condensate Services” means (a) the receipt of Shipper’s owned or Controlled Liquid Condensate at the Receipt Points; (b) as applicable, the collection, injection, gathering and stabilization (to sales specifications) of such Liquid Condensate; (c) the handling, storage, loading, and, subject to Section 4.8, marketing or re-delivery at the applicable Delivery Point of such Liquid Condensate for Shipper’s account; and (d) the other services to be performed by Gatherer in respect of such Liquid Condensate as set forth in this Agreement, all in accordance with the terms of this Agreement.

“Conflicting Dedication” means any gathering agreement or any commitment or arrangement (including any volume commitment) that would permit or require Shipper’s owned and/or Controlled Gas to be gathered on any gathering system or similar system other than the Gathering System, including any such agreement, commitment or arrangement burdening properties hereinafter acquired by Shipper in the Dedication Area.

“Control” (including the terms “Controlling,” “Controlled” and “Under Common Control With”) means (a) with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract, or otherwise and (b) with respect to any Gas or Liquid Condensate, such Gas or Liquid Condensate produced from the Dedication Area and (i) owned by a Third Party set forth on Exhibit J or (ii) owned by a Third Party working interest owner in lands covered by the Dedicated Properties with respect to which Shipper has the contractual right or obligation (pursuant to a marketing, agency, operating, unit or similar agreement) to market such Gas or Liquid Condensate and Shipper elects or is obligated to market such Gas or Liquid Condensate on behalf of the applicable Third Party.

“Day” means a period of time beginning at 9:00 a.m. Central Time on a calendar day and ending at 9:00 a.m. Central Time on the succeeding calendar day. The term “Daily” shall have the correlative meaning.

“Dedicated Production” means, collectively, the Joint Dedicated Production, the Sole Dedicated Production and the Legacy Well Dedicated Production.

“Dedicated Properties” means the Joint Dedicated Properties and any Sole Dedicated Properties dedicated by Shipper from time to time pursuant to Section 2.2.

“Dedicated ROFO Properties” has the meaning given to it in Section 4.10(d).

“Dedication Area” means the area described on Exhibit B-2.

“Delayed Connection Days” means the number of Days (without duplication) from the On-Line Deadline until such applicable facilities are completed by Gatherer or (under Section 3.2(d)) by Shipper or Noble and/or such Gathering Services can be provided by Gatherer.

“Delayed Planned Wells” means the Planned Wells at a Planned Well Pad that Gatherer fails to connect to the Gathering System and/or is not ready or is unable to provide Gathering Services for such Planned Wells, in each case, on or before the applicable On-Line Deadline.

“Delivery Point” means, as applicable (a) each point of interconnection of the Gathering System with the facilities of a Processing Plant, Downstream Pipeline or Downstream Condensate Storage Tank not a part of the Gathering System, (b) the outlet flange of any Downstream Condensate Storage Tank that is part of the Gathering System and (c) such points as may be added from time to time by Shipper pursuant to the applicable Development Report or otherwise and at which points, subject to Section 3.6 and Section 4.8, Gatherer will re-deliver Gas and/or Liquid Condensate to Shipper for its own account.

“Development Report” has the meaning given to it in Section 3.1(a).

“Downstream Condensate Storage Tank” means any storage tank where Condensate (stabilized as appropriate) is collected and stored prior to being sold and/or delivered to market via trucks, rail or pipeline.

“Downstream Pipeline” means any pipeline downstream of any Delivery Point on the Gathering System owned by a Third Party.

“Downtime Event” means a period during which all or a portion of the Gathering System was unavailable to provide Gathering Services.

“Downtime Percentage” means (a) for purposes of determining the Downtime Percentage for the Gathering System, an amount equal to the quotient of (i) the sum of all daily losses (in MMBtu) for the Gathering System for the applicable period divided by (ii) the sum of (y) the amount (in MMBtu) of the total deliveries of Dedicated Production for the applicable period and (z) the sum of all daily losses (in MMBtu) for the Gathering System for the applicable period and (b) for purposes of determining the Downtime Percentage for an Individual System, an amount equal to the quotient of (i) the sum of all daily losses (in MMBtu) for such Individual System for the applicable period divided by (ii) the sum of (y) the amount (in MMBtu) of the total deliveries of Dedicated Production for such Individual System for the applicable period and (z) the sum of all daily losses (in MMBtu) for such Individual System for the applicable period.

“Drilling Unit” means the area fixed for the drilling of one Well or Planned Well by order or rule of any applicable Governmental Authority, or (if no such order or rule is applicable) the area fixed for the drilling of a Well or Planned Well reasonably established by the pattern of drilling in the applicable area or otherwise established by Shipper in its reasonable discretion.

“Drip Condensate” means that portion of Shipper’s owned or Controlled Gas that is received into the Gathering System (without manual separation or injection) that condenses in, and is recovered from, the Gathering System as a liquid.

“Dry Gas” means Gas that is not Wet Gas.

“Dry Gas Gathering Fee” has the meaning given to it in Section 5.1(a).

“Execution Date” has the meaning given to it in the preamble of this Agreement.

“Facility Segment” means a physically separate segment of the Gathering System constructed, owned (or leased) or acquired by Gatherer, whether now or in the future, to connect certain of the Well Pads to a Delivery Point, including all required Receipt Point interconnections, low-pressure gathering lines, compression facilities (including associated dehydration and treatment facilities), high-pressure gathering lines, meters and measurement facilities, Condensate collection, gathering, stabilization, handling and storage facilities, Delivery Point interconnections and all associated equipment and facilities constructed, owned (or leased) and operated or otherwise provided by Gatherer in connection therewith.

“Fee” or “Fees” means, collectively, the Dry Gas Gathering Fee, the Wet Gas Gathering Fees, the Condensate Gathering Fees and, if applicable, any Sole Dedication Fee.

“Fee Model” means that economic model agreed on by the Parties in computing the Fees as of the Execution Date.

“First Development Report” has the meaning given to it in Section 3.1(a).

“First Development Report Planned Well” means a Planned Well identified in the First Development Report that is anticipated to be completed and ready to be placed-on line prior to September 30, 2016.

“Force Majeure” has the meaning given to it in Section 11.2.

“Fuel Point” has the meaning given to it in Section 1.8 of Exhibit A.

“Gallon” means one U.S. gallon.

“Gas” means any mixture of gaseous hydrocarbons, consisting essentially of methane and heavier hydrocarbons, including (unless otherwise expressly provided herein) liquefiable hydrocarbons and Drip Condensate, and including inert and noncombustible gases, in each case, produced from beneath the surface of the earth; provided, however, that the term “Gas” as used herein shall not include Liquid Condensate.

“Gas Services” means (a) with respect to Gas produced from the Moundsville Area or the PIA Area: (i) the receipt of Shipper’s owned or Controlled Gas (including Drip Condensate) at the Receipt Points and (ii) the re-delivery of Gas that is thermally equivalent to Shipper’s delivered for Shipper’s account Gas at the Delivery Points as being delivered on the Execution Date (or any other mutually agreed successor Delivery Point), in each case, in accordance with the terms of this Agreement and (b) with respect to Gas produced from the Dedicated Area other than the Moundsville Area or the PIA Area: (i) the receipt of Shipper’s owned or Controlled Gas (including Drip Condensate) at the Receipt Points; (ii) the gathering, dehydrating, compressing, treating and blending to applicable tariff requirements (subject to any waivers in place) of such Gas and the collection and gathering of any Drip Condensate; (iii) the re-delivery of Gas that is thermally equivalent to Shipper’s delivered Gas at the Delivery Points for Shipper’s account; and (iv) the other services to be performed by Gatherer in respect of such Gas as set forth in this Agreement, in each case, in accordance with the terms of this Agreement.

“Gatherer” has the meaning given to it in the preamble of this Agreement.

“Gatherer Group” has the meaning given to it in Section 13.2.

“Gathering Services” means, collectively, the Gas Services and the Condensate Services.

“Gathering System” means the existing Gas and Condensate gathering system, including (a) pipelines; (b) compression, dehydration and treating facilities; (c) controls, Delivery Points, meters and measurement facilities; (d) owned (or leased) Condensate collection, gathering, stabilization, handling, and storage facilities; (e) rights of way, fee parcels, surface rights and permits; and (f) all appurtenant facilities, constructed, owned (or leased) and operated by Gatherer to provide Gathering Services to Shipper or Third Parties, as such gathering system and/or facilities are modified and/or extended from time to time to provide Gathering Services to

Shipper pursuant to the terms hereof or to Third Parties, including the Facility Segments to be constructed and owned (or leased) and operated by Gatherer under this Agreement to provide the Gathering Services contemplated in this Agreement for Shipper.

“Gathering System Fuel” means all Gas and electric power measured and utilized as fuel for the Gathering System, including Gas and electric power utilized as fuel for compressor stations, stated in MMBtus or kilowatt hours (as applicable).

“Gathering System L&U” means any Gas or Liquid Condensate received into the Gathering System that is lost or otherwise not accounted for incident to, or occasioned by, the gathering, treating, compressing, blending, stabilization and re-delivery, as applicable, of Gas and Liquid Condensate, including Gas and/or Liquid Condensate released through leaks, instrumentation, relief valves, flares and blow downs of pipelines, vessels and equipment; provided, however that “Gathering System L&U” shall will not include any Gas or Liquid Condensate that is lost as a result of Gatherer’s negligence, gross negligence or willful misconduct.

“Gathering System Plan” has the meaning given to it in Section 3.1(c).

“Governmental Authority” means any federal, state, local, municipal, tribal or other government; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, regulatory or taxing authority or power; and any court or governmental tribunal, including any tribal authority having or asserting jurisdiction.

“Greenhill Delivered Production” has the meaning given to it in Section 5.2(e).

“Greenhill Facility” has the meaning given to it in Section 5.2(e).

“Gross Heating Value” means the number of Btus produced by the combustion, on a dry basis and at a constant pressure, of the amount of Gas which would occupy a volume of 1 cubic foot at a temperature of 60 degrees Fahrenheit and at a pressure of 14.73 Psia, with air of the same temperature and pressure as the Gas, when the products of combustion are cooled to the initial temperature of the Gas and air and when the water formed by combustion is condensed to the liquid state. Hydrogen sulfide shall be deemed to have no heating value.

“Group” means (a) with respect to Shipper, the Shipper Group and (b) with respect to Gatherer, the Gatherer Group.

“Imbalance Account” has the meaning given to it in Section 1.3 of Exhibit A.

“Individual System” means a midstream gathering system as designated in any Gathering System Plan and which, for the avoidance of doubt, as of the Execution Date include the Majorsville System, the Mamont System, the McQuay System, the Fink System, the Tygart Valley System, the Tygart Valley West System, the Pennsboro / Shirley System, the Moundsville System, the Pullman / Oxford System, the PIA System and the Wadestown System.

“Industry Expert” means a major, independent accounting firm or other qualified industry expert with at least 10 years relevant experience, which firm or expert shall not be regularly engaged by or otherwise have a material relationship with either Shipper or Gatherer or any of their Affiliates, and shall not otherwise have a conflict of interest in relation to Shipper and Gatherer or any of their Affiliates.

“Initial Term” has the meaning set forth in Section 7.1.

“Interest Rate” means, on the applicable date of determination, the LIBOR Rate plus an additional three percentage points (or, if such rate is contrary to any applicable Law, the maximum rate permitted by such applicable Law).

“Intermediate Delivery Point” means an interconnection of a pipeline to the Gathering System upstream of the applicable Delivery Point that allows Shipper to take Gas previously Tendered by Shipper and deliver it back to the Gathering System at a secondary Receipt Point on another portion of the Gathering System in order to facilitate blending of such Gas by Shipper with other Gas to cause the resultant combined Gas to meet tariffs of Downstream Pipelines as provided in Section 3.6.

“Interruptible Service” means all obligations of Gatherer to receive, gather, treat, stabilize, load, compress, store and re-deliver, as applicable, Gas or Liquid Condensate, which obligations are designated as interruptible and as to which obligations Gatherer may interrupt its performance thereof for any or no reason.

“JDA Parties” means, collectively, Shipper and Noble.

“Joint Dedicated Gas” means (a) Gas produced from the Joint Dedicated Properties and (b) Third Party Gas under the Control of Shipper produced from the lands covered by the Joint Dedicated Properties and (c) Gas produced from the ROFO Properties that have been dedicated to Gatherer under this Agreement pursuant to Section 4.10.

“Joint Dedicated Liquid Condensate” means (a) Liquid Condensate produced from the Joint Dedicated Properties that are located in the PIA Area, the Majorsville Area and/or the Moundsville Area; (b) Third Party Liquid Condensate under the Control of Shipper produced from the lands located in the PIA Area, the Majorsville Area and/or the Moundsville Area and (c) Liquid Condensate produced from the Additional Condensate Properties that have been dedicated to Gatherer under this Agreement pursuant to Section 4.10.

“Joint Dedicated Production” means, collectively, Joint Dedicated Gas and Joint Dedicated Liquid Condensate.

“Joint Dedicated Properties” means Shipper’s interest in the oil and/or gas leases, mineral interests and other similar interests that as of the Execution Date are, or that after the Execution Date become, jointly owned by the JDA Parties (in undivided interests) in the Dedication Area, including those certain oil and/or gas leases, mineral interests and other similar interests described on Exhibit B-1, in each case, to the extent and only to the extent that such oil and/or gas leases, mineral interests and other similar interests cover and relate to the Marcellus Formation.

“Laws” means any applicable statute, law, rule, regulation, ordinance, order, code, ruling, writ, injunction, decree or other official act of or by any Governmental Authority.

“Legacy Wells” certain existing wells described in Exhibit K-2 to this Agreement to the extent such wells are in the Dedication Area.

“Legacy Well Dedicated Production” means (a) all of Shipper’s interest in Gas produced from the Legacy Wells and (b) Third Party Gas produced from the Legacy Wells under the Control of Shipper.

“LIBOR” means 3-month LIBOR, as reported in the Markets Data Center of The Wall Street Journal.

“Liquid Condensate” means Shipper’s owned or Controlled liquid hydrocarbons separated (mechanically or otherwise) from Shipper’s owned or Controlled Gas at or near the Well Pad upstream of the Receipt Points and injected into the Gathering System by Shipper at a Receipt Point.

“Loss” or “Losses” means any actions, claims, settlements, judgments, demands, liens, losses, damages, fines, penalties, interest, costs, expenses (including expenses attributable to the defense of any actions or claims), attorneys’ fees and liabilities, including Losses for bodily injury, death, or property damage.

“Majorsville Area” means the area described in Exhibit B-3.

“Majorsville Condensate Gathering Fee” has the meaning given to it in Section 5.1(c)(i).

“MAOP” means maximum allowable operating pressure.

“Marcellus Formation” means, (a) in central Pennsylvania, specifically from the top of the Burkett in the DeArmitt #1 (API 37-129-27246) and 7000’MD through to the top of the Onondaga at 7530’MD and illustrated in the log attached on Exhibit B-6; (b) in southwest Pennsylvania, specifically from the top of the Burkett in the GH-10C-CV (API 37-059-25397) at 7600’MD through to the top of the Onondaga at 7900’MD and illustrated in the log attached on Exhibit B-6; and (c) in West Virginia, specifically from the top of the Burkett in the DEPI #14815 (API 47-001-02850) at 7350’MD through to the top of the Onondaga at 7710’MD and illustrated in the log attached on Exhibit B-6.

“McQuay Facility” has the meaning given to it in Section 5.2(e).

“Measurement Device” means the meter body (which may consist of an orifice meter or ultrasonic meter), LACT unit or other Gas or Liquid Condensate metering device, tube, orifice plate, connected pipe, tank strapping, and fittings used in the measurement of Gas flow, Liquid Condensate flow and volume and/or Gas Btu content.

“MMBtu” means one million Btus.

“Month” means a period of time beginning at 9:00 a.m. Central Time on the first Day of a calendar month and ending at 9:00 a.m. Central Time on the first Day of the next succeeding calendar month. The term “Monthly” shall have the correlative meaning.

“Month of Service” has the meaning given to it in Section 5.2(d).

“Monthly Other Production” has the meaning given to it in Section 5.2(e).

“Moundsville Area” means the area described in Exhibit B-4.

“Moundsville Condensate Gathering Fee” has the meaning given to it in Section 5.1(c)(ii).

“Moundsville/PIA Wet Gas Gathering Fee” has the meaning given to it in Section 5.1(b)(i).

“MSCF” means one thousand Standard Cubic Feet.

“NAESB” means North American Energy Standards Board, or its successors.

“Net Acres” means (a) with respect to any oil and gas lease in which Shipper has an interest, (i) the number of gross acres in the lands covered by such oil and gas lease, multiplied by (ii) the undivided percentage interest in oil, gas and other minerals covered by such oil and gas lease, multiplied by (iii) Shipper’s working interest in such oil and gas lease, and (b) with respect to any mineral fee interest of Shipper, (i) the number of gross acres in the lands covered by such mineral fee interest, multiplied by (ii) the undivided percentage interest of Shipper in oil, gas and other minerals in such lands.

“Net Condensate Price” means, with respect to Condensate sold by Gatherer pursuant to this Agreement in any Month, the weighted average gross proceeds per Barrel received by Gatherer from the sale of such Condensate to a non-Affiliated Third Party f.o.b. at the applicable Downstream Condensate Storage Tank(s) during such Month or if Gatherer transports Shipper’s Condensate from the applicable Downstream Condensate Storage Tank(s) and sells Shipper’s Condensate at a location away from such Downstream Condensate Storage Tank, the weighted average gross proceeds per Barrel received by Gatherer during such Month from the sale of such Condensate to a non-Affiliated Third Party less Gatherer’s non-Affiliated Third Party, verifiable out-of-pocket transportation expenses with respect to such Condensate so sold.

“NGL” means natural gas liquids.

“Noble” means Noble Energy, Inc.

“Noble Dedicated Production” means, collectively, the Noble Joint Dedicated Production and the Noble Sole Dedicated Production.

“Noble Gathering Agreement” means that certain Gathering Agreement dated as of the date hereof between Noble and Gatherer (without regard to any amendments thereto unless expressly consented to by Shipper).

“Noble Joint Dedicated Production” means “Joint Dedicated Production” as defined in the Noble Gathering Agreement.

“Noble Sole Dedicated Production” means “Sole Dedicated Production” as defined in the Noble Gathering Agreement.

“Notifying Party” has the meaning set forth in Section 5.6(b).

“OFO” means an operational flow order or similar order respecting operating conditions issued by a Downstream Pipeline.

“On-Line Deadline” has the meaning given to it in Section 3.2(b).

“Operating Terms” means those additional terms and conditions applicable to Gathering Services provided under this Agreement, as set forth in Exhibit A.

“Other Areas Wet Gas Gathering Fee” has the meaning given to it in Section 5.1(b)(ii).

“Other Production” has the meaning given to it in Section 5.2(e).

“Party” or “Parties” has the meaning given to it in the Preamble.

“PDA” means, with respect to a Receipt Point or Delivery Point, a predetermined allocation directive from, or agreement with, Shipper.

“Person” means any individual, corporation, company, partnership, limited partnership, limited liability company, trust, estate, Governmental Authority or any other entity.

“PIA Area” means the area described in Exhibit B-5.

“PIA Condensate Gathering Fee” has the meaning given to it in Section 5.1(c)(iii).

“Planned Well” has the meaning given to it in Section 3.1(b).

“Planned Well Pad” has the meaning given to it in Section 3.1(b).

“Pressure Overage Percentage” means an amount equal to the quotient of (a) the difference between (i) the actual arithmetic average operating pressure of an Individual System and (ii) the Target Pressure for such Individual System for the calendar quarter divided by (b) the Target Pressure for such Individual System for such calendar quarter.

“Priority One Service” means that type of service that has the highest priority call on capacity of all or any relevant portion of the Gathering System, which service shall not be subject to interruption or curtailment except by reason of an event of Force Majeure, necessary Gathering System maintenance or as otherwise expressly set forth in this Agreement and which service in any event has a higher priority than Priority Two Service, Interruptible Service and any other permissible level of service established by Gatherer pursuant to the terms and conditions of this Agreement.

“Priority Two Service” means that type of service that has the second highest priority call on capacity of all or any relevant portion of the Gathering System second only to Priority One Service, which service shall not be subject to interruption or curtailment except by reason of an event of Force Majeure, necessary Gathering System maintenance or as otherwise expressly set forth in this Agreement and which service in any event has a higher priority than Interruptible Service and any other permissible level of service established by Gatherer pursuant to the terms and conditions of this Agreement (other than Priority One Service).

“Processing Plant” means a Gas processing facility downstream of any Delivery Point on the Gathering System to which Shipper has dedicated, or in the future elects to dedicate, Shipper’s owned or Controlled Gas for processing or at which Shipper has arranged for such Gas to be processed prior to delivery to a Downstream Pipeline.

“Proposed Fee” has the meaning given to it in Section 2.2(b).

“Proposed Gathering Services” has the meaning given to it in Section 2.2(b).

“Proposed Sole Dedicated Properties” has the meaning given to it in Section 2.2(b).

“Psia” means pounds per square inch absolute.

“Rate Reset Trigger” means any of (a) the initiation of Gathering Services for Sole Dedicated Production or (b) the initiation of Gathering Services for a Third Party (other than a Third Party that has elected for Shipper to Control such Third Party’s Gas or Liquid Condensate).

“Receipt Point” means any of the connecting flanges on the Gathering System located at or nearby or assigned to a Well Pad (which flanges, in some cases, has a Measurement Device) where Shipper’s facilities are connected to the Gathering System and more particularly described on Exhibit F, which Exhibit may be updated from time to time by Shipper pursuant to the applicable Development Report or otherwise and with respect to any Gas delivered by Shipper for blending, the Receipt Point for such blending Gas designated by Shipper from time to time.

“Receiving Party” has the meaning set forth in Section 5.6(b).

“ROFO Area” means the area described on Exhibit H-2.

“ROFO Notice” has the meaning given to it in Section 4.10(a).

“ROFO Offer” has the meaning given to it in Section 4.10(b).

“ROFO Properties” means (a) with respect to Gas Services, Shipper’s interest in the oil and/or gas leases, mineral interests and other similar interests that as of the Execution Date are, or that after the Execution Date become, jointly owned by the JDA Parties (in undivided interests) in the ROFO Area, including those certain oil and/or gas leases, mineral interests and other similar interests described on Exhibit H-1, in each case, to the extent and only to the extent that such oil and/or gas leases, mineral interests and other similar interests cover and relate to the Marcellus Formation and (b) with respect to Condensate Services, Shipper’s interest in the oil and/or gas leases, mineral interests and other similar interests that as of the Execution Date are, or that after the Execution Date become, jointly owned by the JDA Parties (in undivided interests) in the ROFO Area, including those certain oil and/or gas leases, mineral interests and other similar interests described on Exhibit H-1, in each case, to the extent and only to the extent that such oil and/or gas leases, mineral interests and other similar interests cover and relate to the Marcellus Formation.

“Shipper” has the meaning given to it in the preamble of this Agreement.

“Shipper’s Facilities” means the assets and properties of Shipper upstream of a Receipt Point.

“Shipper Group” has the meaning given to it in Section 13.3.

“Shipper Meters” has the meaning given to it in Section 1.4 of Exhibit A.

“Sole Dedicated Gas” means (a) Gas produced from Sole Dedicated Properties and (b) Third Party Gas under the Control of Shipper produced from the lands covered by the Sole Dedicated Properties.

“Sole Dedicated Liquid Condensate” means (a) Liquid Condensate produced from the Sole Dedicated Properties, (b) Third Party Liquid Condensate under the Control of Shipper produced from the lands covered by the Sole Dedicated Properties, (c) Liquid Condensate produced from Additional Condensate Properties and (d) Third Party Liquid Condensate under the Control of Shipper produced from the lands covered by the Additional Condensate Properties.

“Sole Dedicated Production” means, collectively, Sole Dedicated Gas and Sole Dedicated Liquid Condensate.

“Sole Dedicated Properties” means Shipper’s interest in oil and/or gas leases, mineral interests and other similar interests within the Dedication Area that are not Joint Dedicated Properties and which Shipper elects to dedicate pursuant to Section 2.2(b) and Gatherer accepts (or is deemed to have accepted) such dedication pursuant to Section 2.2(b).

“Sole Dedication Fee” means the fee with respect to Sole Dedicated Properties agreed to (or deemed agreed to) by Shipper and Gatherer pursuant to Section 2.2.

“Sole Dedication Notice” has the meaning given to it in Section 2.2(b).

“Standard Cubic Foot” means that quantity of Gas that occupies one cubic foot of space when held at a base temperature of 60 degrees Fahrenheit and a pressure of 14.73 Psia.

“Statement Deadline” has the meaning set forth in Section 9.1.

“Subject Expenses” has the meaning given to it in the definition of Target Return.

“Subject ROFO Properties” has the meaning given to it in Section 4.10(b).

“System Receipt Point” has the meaning given to it in Section 1.8 of Exhibit A.

“Tap” means a point on the Gathering System downstream of all compression, dehydration, treatment and other similar facilities but upstream of the applicable Delivery Point.

“Target On-Line Date” has the meaning given to it in Section 3.1(b).

“Target Pressure” has the meaning given to it in Section 5.2(c).

“Target Return” means an unlevered 15% rate of return on incremental operating expenses and incremental capital expenses anticipated, in Gatherer’s good faith opinion, to be incurred by Gatherer in providing the Gathering Services requested in a Sole Dedication Notice with respect to Proposed Sole Dedicated Properties (such expenses, the “Subject Expenses”).

“Tender” means (a) with respect to Gas, the act of Shipper’s making Gas available or causing Gas to be made available to the Gathering System at a Receipt Point and (b) with respect to Liquid Condensate, the act of Shipper’s injection or causing the Liquid Condensate to be injected into the Gathering System at a Receipt Point. “Tendered” shall have the correlative meaning.

“Term” has the meaning given to it in Section 7.1.

“Thermal Content” means, for Gas, the product of the measured volume in MSCFs multiplied by the Gross Heating Value per MSCF, adjusted to the same pressure base and expressed in MMBtus; and for a liquid, the product of the measured volume in gallons multiplied by the Gross Heating Value per Gallon determined in accordance with the GPA 2145-09 Table of Physical Properties for Hydrocarbons and GPA 8173 Method for Converting Mass of Natural Gas Liquids and Vapors to Equivalent Liquid Volumes, in each case as revised from time to time.

“Third Party” means any Person other than a Party to this Agreement or any Affiliate of a Party to this Agreement.

“Third Party Gas” means Gas owned by a Third Party.

“Third Party Liquid Condensate” means Liquid Condensate owned by a Third Party.

“Total Shipper Permitted Transfer Acres” means (a) 25,000 Net Acres plus (b) any Net Acres acquired by Shipper (by purchase, farmin or otherwise) from and after the Execution Date that are subject to dedication under this Agreement or are otherwise dedicated by Shipper under this Agreement, in each case, in the Dedication Area less (c) those Net Acres included in the Dedicated Properties that are divested by Shipper (by sale, farmout or otherwise) during the period from and after the Execution Date.

“Well” means a well for the production of hydrocarbons in which Shipper owns an interest that is either producing or is intended to produce Dedicated Production.

“Well Pad” means the surface installation on which one or more Wells are located.

“Wet Gas” means Gas Tendered by Shipper hereunder that Shipper intends to extract NGLs therefrom.

“Wet Gas Gathering Fee” has the meaning given to it in Section 5.1(b)(ii).

“Year” means a period of time on and after January 1 of a calendar year through and including December 31 of the same calendar year; provided that the first Year shall commence on the Execution Date and run through December 31 of that calendar year, and the last Year shall commence on January 1 of the calendar year and end on the Day on which this Agreement terminates.

Section 1.2 Other Terms. Other capitalized terms used in this Agreement and not defined in Section 1.1 above have the meanings ascribed to them throughout this Agreement.

Section 1.3 References and Rules of Construction. All references in this Agreement to Exhibits, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Appendices, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections and other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular Article, Section, subsection or other subdivision unless expressly so limited. The word “including” (in its various forms) means “including without limitation.” All references to “$” or “dollars” shall be deemed references to United States dollars. Each accounting term not defined herein will have the meaning given to it under generally accepted accounting principles. Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. References to any Law means such Law as it may be amended from time to time.

ARTICLE 2

DEDICATION OF PRODUCTION

Section 2.1 Shipper’s Joint Dedication. Subject to the provisions of Section 2.3 through Section 2.7 and Article 14, Shipper:

(a) exclusively dedicates and commits to deliver to Gatherer under this Agreement, as and when produced, all of the (i) Gas owned by Shipper produced during the Term from the Joint Dedicated Properties, (ii) Liquid Condensate owned by Shipper produced during the Term from the Joint Dedicated Properties that are located in the PIA Area, the Majorsville Area and/or the Moundsville Area (and not any other Joint Dedicated Properties) and (iii) Gas owned by Shipper produced during the Term from the Legacy Wells;

(b) commits to deliver to Gatherer under this Agreement, as and when produced (i) all of the Third Party Gas under the Control of Shipper produced during the Term from lands covered by the Joint Dedicated Properties, (ii) all of the Third Party Liquid Condensate under the

Control of Shipper produced during the Term from lands covered by the Joint Dedicated Properties that are located in the PIA Area, the Majorsville Area and/or the Moundsville Area (and not any other Joint Dedicated Properties) and (iii) all of the Third Party Gas under the Control of Shipper produced during the Term from the Legacy Wells; and

(c) except as provided in Section 3.6, agrees not to deliver any Dedicated Production to any other gatherer, purchaser or marketer or other Person prior to delivery to Gatherer at the Receipt Points.

Section 2.2 Shipper’s Sole Dedication.

(a) From time to time, subject to Section 2.2(b), Shipper may designate its interests in oil and/or gas leases, mineral interests and other similar interests within the Dedication Area that are not Joint Dedicated Properties as Sole Dedicated Properties. If Gatherer accepts such dedication (or is obligated to accept such designation pursuant to Section 2.2(b)), then subject to the provisions of Section 2.3 through Section 2.7 and Article 14, Shipper will be deemed to have (i) dedicated and committed to deliver to Gatherer under this Agreement, as and when produced, all of the Gas owned by Shipper thereafter produced during the Term from Sole Dedicated Properties and (ii) committed to deliver to Gatherer under this Agreement, as and when produced, all of Third Party Gas under the Control of Shipper that is thereafter produced during the Term from the lands covered by such Sole Dedicated Properties.

(b) If Shipper wishes to dedicate to Gatherer hereunder its interests in oil and/or gas leases, mineral interests and other similar interests within the Dedication Area that are not Joint Dedicated Properties as Sole Dedicated Properties, then Shipper shall prepare in good faith and deliver to Gatherer a notice (a “Sole Dedication Notice”) setting forth (i) the oil and/or gas leases, mineral interests and other similar interests Shipper wishes to designate as Sole Dedicated Properties (the “Proposed Sole Dedicated Properties”), (ii) the general location of such Proposed Sole Dedicated Properties, (iii) a current production forecast for such Proposed Sole Dedicated Properties, including the date on which production from such Proposed Sole Dedicated Properties is anticipated to come online, and the locations of the planned wells on such Proposed Sole Dedicated Properties, (iv) the proposed Gathering Services to be provided by Gatherer (the “Proposed Gathering Services”) and (v) proposed fees for such Services to be provided by Gatherer (collectively, the “Proposed Fee”). As soon as reasonably practicable, but in any event within 30 Days following receipt of a Sole Dedication Notice, Gatherer shall provide a written response to Shipper setting forth Gatherer’s election to accept or reject the dedication of such Proposed Sole Dedicated Properties; provided, however, if the Proposed Fee would provide Gatherer at least the Target Return with respect to the Proposed Gathering Services, then Gatherer shall be obligated to accept the dedication of such Proposed Sole Dedicated Properties and provide the Proposed Gathering Services with respect to the applicable Proposed Sole Dedicated Properties at the applicable Proposed Fee. If Gather elects to reject the dedication of such Proposed Sole Dedicated Properties for the Proposed Fee because the acceptance of such dedication would not provide Gatherer at least the Target Return, then Gatherer shall provide in such notice of rejection a calculation showing the anticipated return on the Subject Expenses Gatherer anticipates it would earn based on the Subject Expenses associated with the Proposed Gathering Services using the Proposed Gathering Fee and, within 30 Days following the receipt by Shipper of Gatherer’s rejection of the dedication of such

Proposed Sole Dedicated Properties, Shipper may deliver a revised Sole Dedication Notice including a revised Proposed Fee. If such revised Proposed Fee would provide Gatherer at least the Target Return, then Gatherer shall be obligated to accept the dedication of such Proposed Sole Dedicated Properties and provide the Gathering Services set forth in the revised Sole Dedication Notice with respect to such Proposed Sole Dedicated Properties at the revised Proposed Fee. For the avoidance of doubt, Gatherer shall not be obligated to accept any dedication of Proposed Sole Dedicated Properties pursuant to this Section 2.2(b) if the provision of the Gathering Services set forth in a Sole Dedication Notice with respect to such Proposed Sole Dedicated Properties would materially and adversely impact the provision of Gathering Services with respect to the Joint Dedicated Production and/or the development of the Gathering System provided for in the then current Gathering System Plan.

Section 2.3 Third Party’s Dedication. Gatherer and Shipper may from time to time mutually agree to permit Third Parties to gather Dedicated Production; provided, however, that such mutual agreement will not result in any release of such Dedicated Production from dedication under this Agreement except to the extent the Parties expressly so agree.

Section 2.4 Conflicting Dedications. Notwithstanding anything in this Agreement to the contrary, Shipper shall have the right to comply with each of the Conflicting Dedications set forth in Exhibit G and any other Conflicting Dedication applicable as of the date of acquisition thereof to any oil and/or gas leases, mineral interests and other similar interests within the Dedication Area (a) acquired by Shipper after the Execution Date and (b) which have become subject to dedication under this Agreement (but not any entered into in connection with such acquisition); provided, however, that Shipper shall have the right to comply with the applicable Conflicting Dedication only until the first Day of the Month following the termination by Shipper of such Conflicting Dedication. As of the Execution Date, Shipper represents that, except as set forth in Exhibit G, Dedicated Production is not subject to any other Conflicting Dedication.

Section 2.5 Shipper’s Reservations. Shipper reserves the following rights respecting Dedicated Production for itself:

(a) to operate (or cause to be operated) Wells producing Dedicated Production in its sole discretion, including the right (but not the obligation) to drill new Wells, to repair and rework old Wells, temporarily shut in Wells, renew or extend, in whole or in part, any oil and gas lease or term mineral interest, and to cease production from or abandon any Well or surrender any such oil and gas lease, in whole or in part, when no longer deemed by Shipper to be capable of producing Gas or Liquid Condensate in paying quantities under normal methods of operation;

(b) to use Dedicated Production for lease operations (including reservoir or mine pressure maintenance), water treatment facility operations and mine operations (other than running of mine equipment) relating to the lands within the Dedication Area;

(c) to deliver or furnish to Shipper’s lessors and holders of other burdens on production with respect to such Dedicated Production as is required to satisfy the terms of the applicable oil and gas leases or other applicable instruments;

(d) the sole and exclusive right to process or arrange for the processing (including for purposes of liquids extraction) of such Dedicated Production (for the sake of clarity, Gatherer will have no right to process or arrange for processing of the Dedicated Production);

(e) to deliver or furnish Dedicated Production to end users if such end users receipt of such Dedicated Production is at a receipt point on Shipper’s gathering system prior to or at a designated Receipt Point;

(f) to pool, communitize or unitize Shipper’s interests with respect to Dedicated Production; provided that Shipper’s share of Dedicated Production produced from such pooled, communitized or unitized interests shall be committed and dedicated pursuant to this Agreement;

(g) until the applicable Gathering System facilities are completed and ready for service, to temporarily connect Wells or Planned Wells into other gathering systems;

(h) (i) all Joint Dedicated Liquid Condensate that is in excess of amount of Liquid Condensate with Priority One Service that is capable of being gathered, collected, stored and/or stabilized in the facilities comprising the Gathering System; (ii) all Joint Dedicated Liquid Condensate and Sole Dedicated Liquid Condensate that is caught during flowback operations with respect to any Well or otherwise related to mechanical failures of liquid separation on the Well Pad and (iii) all Joint Dedicated Liquid Condensate and Sole Dedicated Liquid Condensate that is extracted at the Well Pad as a result of the inability of the Gathering System to provide Condensate Services for such Joint Dedicated Liquid Condensate and/or Sole Dedicated Liquid Condensate;

(i) all Liquid Condensate produced from the Dedicated Properties that is not Joint Dedicated Liquid Condensate or Sole Dedicated Liquid Condensate; and

(j) all Gas and Liquid Condensate produced from those wells set forth on Exhibit K-1.

Section 2.6 Releases from Dedication.

(a) Dedicated Production from Wells or Planned Wells on one or more Well Pads or Planned Well Pads, and the acreage in each Drilling Unit with respect to such Wells or Planned Wells, shall be permanently released from dedication under this Agreement, and Shipper may deliver and commit such Dedicated Production to such other gatherer or gatherers as it shall determine:

(i) in the event of an unpermitted interruption as provided in Section 10.1(b);

(ii) upon written notice from Shipper, if Gatherer has failed to complete the facilities necessary to connect each Planned Well Pad and/or Planned Well to the Gathering System by On-Line Deadline as provided in Section 3.2;

(iii) upon written notice from Shipper, if Gatherer has failed to commence the Gathering Services with respect to any Planned Well Pad and/or Planned Wells by the On-Line Deadline as provided in Section 3.2;

(iv) upon written notice from Shipper, if each of the following four conditions are satisfied:

(A) the first production from any Well or Planned Well on a Well Pad or Planned Well Pad has not occurred on or before the fifth anniversary of the Execution Date,

(B) at the time of such notice such Well Pad or Planned Well Pad is located more than three miles from the nearest then-existing connection to the Gathering System,

(C) a non-Affiliated Third Party gatherer offers a lower cost of service to connect such Well Pad or Planned Well Pad and deliver such Dedicated Production produced from such Wells or Planned Wells to the desired delivery point than Gatherer offers under this Agreement (and following such notice does enter into an agreement for the gathering of such Dedicated Production), and

(D) such Well Pads or Planned Well Pad and Wells or Planned Wells are located outside of the area served or to be served by the then existing Gathering System as reflected in the then-existing Gathering System Plan;

(v) upon written notice from Shipper, with respect to such Dedicated Production that is unitized or pooled with oil and gas leases or mineral interests of Third Parties, if none of Shipper, Noble or any of their Affiliates is the operator of such unit or pooled area at the time the applicable Well is drilled; or

(vi) if such Dedicated Properties are transferred by Shipper free of the dedication as provided in Section 14.1(b).

(b) Gatherer shall also consider in good faith any proposal by Shipper made from time to time to permanently release one or more of the Dedicated Properties and the production therefrom from the dedication under this Agreement if Shipper reasonably believes that installing pipelines and equipment necessary to connect such Dedicated Properties to the Gathering System would be economically disadvantageous for Shipper, considering all gathering alternatives.

(c) Dedicated Production may also be temporarily released from dedication under this Agreement as expressly provided in this Agreement, including in the event of (i) an unpermitted interruption as provided in Section 10.1(b) or (ii) an interruption or curtailment of receipts and deliveries as provided in Section 4.6(d).

(d) At the request of Shipper, the Parties shall execute a release reasonably acceptable to Shipper (which, in the case of a permanent release, shall be in recordable form) reflecting the release of particular Wells, Planned Wells and/or Drilling Units and associated acreage included in the Dedicated Properties from dedication under this Agreement in accordance with the provisions hereof.

Section 2.7 Covenant Running with the Land. Subject to the provisions of Section 2.3 through Section 2.6 and Article 14, the dedication and commitment made by Shipper under this

Agreement is a covenant running with the Dedicated Properties. For the avoidance of doubt, except as set forth in Article 14, (a) in the event Shipper sells, transfers, conveys, assigns, grants or otherwise disposes of any or all of its interest in the Dedicated Properties, then any such sale, transfer, conveyance, assignment, grant or other disposition shall be expressly subject to this Agreement and (b) in the event Gatherer sells, transfers, conveys, assigns, grants or otherwise disposes of any or all of its interest in the Gathering System, then any such sale, transfer, conveyance, assignment, grant or other disposition shall be expressly subject to this Agreement.

Section 2.8 Memorandum. Upon Gatherer’s request, Shipper shall execute and deliver to Gatherer, at Gatherer’s request, a fully recordable memorandum of this Agreement, substantially in the form of Exhibit D.

ARTICLE 3

GATHERING SYSTEM EXPANSION AND CONNECTION OF WELLS

Section 3.1 Development Report; Gathering System Plan; Meetings and Review and Exchange of Planning Information.

(a) On or before November 1, 2014, Shipper will provide Gatherer with a report (“First Development Report”) describing in detail the planned development, drilling and production activities and the plant location, delivery points and anticipated peak volumes, in each case, relating to the Joint Dedicated Properties through September 30, 2016, and describing generally the long-term drilling and production expectations for those project areas in which drilling activity is expected to continue beyond such date. On or before each March 31, each June 30, each September 30 and each December 31 of each Year following the Execution Date, commencing December 31, 2014, Shipper shall provide to Gatherer an update of the then current report describing (i) in detail the planned development, drilling and production activities relating to (A) the Joint Dedicated Properties, (B) any Sole Dedicated Properties and (C) the ROFO Properties (including any Dedicated ROFO Properties), in each case, for the 24-Month period commencing on the date of such update and (ii) generally the long-term drilling and production expectations for those project areas in the Dedication Area and in the ROFO Area, in each case, in which drilling activity is expected to continue beyond such 24-Month period and which will cover at least the ten Years following the date of such update (the First Development Report, as updated in accordance with the foregoing and as the then current report may be amended from time to time, the “Development Report”).

(b) The Development Report shall include information as to:

(i) the Wells that Shipper expects will be drilled during the period covered thereby (each such Well reflected in such Development Report, a “Planned Well”);

(ii) each expected planned Well Pad (each such Well Pad reflected in such Development Report, a “Planned Well Pad”) and the expected locations thereof;

(iii) the earliest date on which one or more Wells at each Well Pad are expected to be completed and ready to be placed on-line, which date shall not be earlier than (A) with respect to a First Development Report Planned Well, the date specified in the First Development Report for such First Development Report Planned Well and (B) with respect to any Planned Well that is not a First Development Report Planned Well, 24 Months after the date of the Development Report that initially reflected such Planned Well Pad, unless Gatherer consents to a shorter time period (with respect to each such Planned Well Pad, as adjusted pursuant to Section 3.2(b), the “Target On-Line Date”);

(iv) the anticipated characteristics of the production from such Wells (including gas and liquids composition and characteristics) and the projected production volumes (for both Gas and Liquid Condensate) and requested production pressures for each Well Pad Receipt Point included in the Development Report;

(v) the Delivery Point(s) at which Gas produced from such Wells is to be re-delivered to Shipper;

(vi) any Sole Dedicated Properties or Dedicated ROFO Properties dedicated by Shipper in accordance with Section 2.2 or Section 4.10, as applicable; and

(vii) other information reasonably requested by Gatherer that is relevant to the design, construction, and operation of the Gathering System, the relevant Facility Segment, and the relevant Receipt Point facilities at such Well Pads, including any treating, processing, or liquids handling facilities required for such Gas to meet Delivery Point specifications.

Subject to Section 3.1(f), Shipper may deliver to Gatherer, from time to time, an amendment to any Development Report previously delivered to Gatherer in accordance with Section 3.1(a).

(c) Based on the Development Report and such other information about the expected development of the Dedicated Properties as shall be provided to Gatherer by or on behalf of Shipper, including as a result of meetings between representatives of Gatherer and Shipper, Gatherer shall develop and periodically update a Gathering System plan describing and/or depicting the Gathering System necessary to provide Gathering Services in accordance with the most recent Development Report, including in connection with Shipper’s planned development, drilling and production activities with respect to the Dedicated Properties. Such Gathering System plan (each such plan, as updated in accordance with the foregoing and as the then current plan may be amended from time to time, the “Gathering System Plan”) shall include information as to:

(i) each Facility Segment then existing and operational, under construction, or planned;

(ii) all Receipt Points and Delivery Points served or to be served by each such Facility Segment;

(iii) estimated gathering pressures for the 12 Month period beginning on the Target On-Line Date for each Planned Well Pad included in the Development Report;

(iv) all compression and dehydration facilities and other major physical facilities located or to be located on or within each such Facility Segment, together with their sizes, operating parameters, capacities, system pressures and other relevant specifications, which sizes, parameters, capacities and other relevant specifications shall be sufficient to (A) connect the Gathering System to the Receipt Points and Delivery Points for all Planned Well Pads and Planned Wells set forth in the most recent Development Report and (B) perform the Gathering Services for all Dedicated Production projected to be produced from the Dedicated Properties as contemplated by the most recent Development Report;

(v) the schedule for completing the permitting, construction and installation of the planned Facility Segments and all planned Receipt Points and Delivery Point facilities, in each case, for all Planned Well Pads and Planned Wells included in the most recent Development Report; and

(vi) the estimated budget amounts for the right of way acquisition and acquisition and/or construction and operations and installation of the planned Facility Segments and all planned Receipt Points and Delivery Point facilities, in each case, for all Planned Well Pads and Planned Wells included in the most recent Development Report.

Gatherer shall deliver the applicable Gathering System Plan (including any updated Gathering System Plan) to Shipper for Shipper’s approval (not to be unreasonably withheld or delayed) not later than 45 Days after Shipper’s delivery to Gatherer of the applicable Development Report or amendment thereto. The failure of Shipper to object by written notice to Gatherer, delivered within 30 Days of Shipper’s receipt of the applicable Gathering System Plan, to any portion of a Gathering System Plan relating to (A) the installation and construction (or planned installation or construction) of any Facility Segment or other Gathering System facility or (B) the sizes, operating parameters, capacities and other relevant specifications of such facilities shall be deemed to be an approval by Shipper of such portion of such Gathering System Plan. Gatherer shall make representatives of Gatherer available to discuss the most recent Gathering System Plan from time to time with Shipper and its representatives at Shipper’s request.

(d) Shipper shall make representatives of Shipper available to discuss the most recent Development Report from time to time with Gatherer and its representatives at Gatherer’s request. Gatherer and its representatives shall have the right to meet not less frequently than Monthly with one or more representatives of Shipper. At all such meetings, the Parties shall exchange updated information about their respective plans for the development and expansion of the Dedicated Properties (including amendments to the Development Report) and the Gathering System (including amendments to the Gathering System Plan for Shipper’s approval) and shall have the opportunity to discuss and provide comments on the other Party’s plans.

(e) The Parties recognize that the plans for the development of the Dedicated Properties and the Gathering System set forth in the Development Report and the Gathering System Plan, as well as all information exchanged between the Parties regarding their intentions with respect to the development of the Dedicated Properties and the Gathering System, are subject to change and revision at any time at the discretion of Shipper (in the case of plans for the Dedicated Properties) or Gatherer (in the case of plans for the Gathering System, subject to Shipper’s approval rights set forth above and the revised Gathering System Plan reflecting the

Gathering Services necessary to provide Gathering Services in accordance with the then most recent Development Report), and that such changes may impact the timing, configuration, and scope of the planned activities of the other Party.

(f) From time to time, Shipper may provide written notice to Gatherer that Shipper (i) has accelerated the Target On-Line Date for a Planned Well, (ii) anticipates the Target On-Line Date for a Planned Well to be earlier than 24 Months following the delivery of the Development Report in which such Planned Well was initially included or (iii) anticipates drilling a Well that has not been included in a Development Report and that has a Target On-Line Date earlier than 24 Months following the next delivery of a Development Report, other than any Well that is to be drilled on a Planned Well Pad that has been previously included in a Development Report (any such Well, an “Additional/Accelerated Well”). Gatherer will use its commercially reasonable efforts to modify the Gathering System Plan and to cause the necessary gathering facilities to be constructed prior to the On-Line Deadline for such Additional/Accelerated Well; provided that, for the avoidance of doubt, if Gatherer fails to complete the facilities necessary to connect an Additional/Accelerated Well to the Gathering System by the On-Line Deadline for such Additional/Accelerated Well, Section 3.2(d) shall not apply to such failure to connect such Additional/Accelerated Well to the Gathering System by the On-Line Deadline and there shall be no penalty to Gatherer hereunder.

(g) Notwithstanding anything herein to the contrary, nothing shall give rise to any liability of Shipper for any failure to develop or produce any hydrocarbons from the Dedicated Properties or to pursue or complete any drilling or development on the Dedicated Properties, whether or not envisioned in any Development Report.

Section 3.2 Expansion of Gathering System and Connection of Well Pads.

(a) Gatherer shall, at its sole cost and expense, design, construct and operate and use its commercially reasonable efforts to optimize the Gathering System for the purpose of providing Gathering Services as and when needed to timely support the upstream development of the Dedicated Properties and production of the Dedicated Production, all in accordance with this Section 3.2.

(b) Subject to Section 3.3, Gatherer shall by the later of the applicable Target On-Line Date and the date that the first Planned Well on a particular Planned Well Pad is ready for connection to the Gathering System (as may be extended pursuant to Section 3.2(c), the “On-Line Deadline”), (i) have completed or caused the completion of the construction, in accordance with the then current approved Gathering System Plan, or the necessary facilities (A) to connect each Planned Well Pad and Planned Wells to the Gathering System and (B) to connect the Gathering System to each planned Delivery Point for such Planned Well Pad and Planned Wells and (ii) be ready and able to commence Gathering Services with respect to Dedicated Production from each Planned Well on the Planned Well Pad.

(c) If and to the extent Gatherer is delayed in completing any such facilities or providing such services by a Force Majeure event, then the On-Line Deadline applicable thereto shall be extended for a period of time equal to that during which such obligations of Gatherer was delayed by such events; provided, however, that in the event of a Force Majeure described in sections (a) through (l) of the definition of Force Majeure such adjustment shall not exceed 180 Days.

(d) If Gatherer fails to connect any such Planned Well or Planned Well Pad to the Gathering System and/or is not ready or is unable to provide Gathering Services for such Planned Well Pad and Planned Wells, in each case, on or before the applicable On-Line Deadline, then, subject to Shipper’s rights under Section 2.6(a)(ii) and Section 2.6(a)(iii), (i) Shipper (or Noble, where exercising any similar right under the Noble Agreement) shall have the right (but not the obligation) to complete those uncompleted facilities and forward invoices such Person receives with respect to such work to Gatherer for immediate payment and Gatherer will pay Shipper (or Noble (as applicable) or reimburse to Shipper or Noble (as applicable), if already paid by such Person, such invoices within two Business Days of Gatherer’s receipt of any such invoice and (ii) upon the commencement of the Gathering Services by Gatherer with respect to the Delayed Planned Wells the Fee for such Delayed Planned Wells will be zero for a number of Days equal to the number of Delayed Connection Days. For the avoidance of doubt, the reduction of the Fee and the right to complete those uncompleted facilities as set forth in this Section 3.2(d) shall be Shipper’s only remedy with respect to such Delayed Planned Wells.

Section 3.3 Cooperation. Because of the interrelated nature of the actions of the Parties required to obtain the necessary permits and authorizations from the appropriate Governmental Authorities and the necessary consents, rights of way and other authorizations from other Persons necessary to drill and complete each Planned Well and construct the required extensions of the Gathering System to each Planned Well Pad, the Parties agree to work together in good faith to obtain such permits, authorizations, consents and rights of way as expeditiously as reasonably practicable, all as provided in this Agreement. The Parties further agree to cooperate with each other and to communicate regularly regarding their efforts to obtain such permits, authorizations, consents and rights of way. Upon request by Shipper, Gatherer shall promptly provide to Shipper copies of all state and federal permits and approvals obtained by Gatherer in order to construct any Facility Segment of the Gathering System.

Section 3.4 Compression. The Gathering System Plan will describe the compression facilities that will be constructed as part of the Gathering System as well as the maximum operating pressures of the gathering lines, which shall be subject to the approval of Shipper and no higher than the MAOP and other maximum operating parameters.

Section 3.5 Right of Way and Access Rights.

(a) Gatherer is responsible, at its sole cost, for the acquisition and maintenance of rights of way, surface use and/or surface access agreements necessary to construct, own and operate the Gathering System; provided that Shipper hereby grants to Gatherer, without warranty of title, either express or implied, to the extent that it may lawfully and is contractually permitted to do so without the incurrence of additional expense, an easement and right of way upon all lands covered by the Dedicated Properties for the purpose of installing, using, maintaining, servicing, inspecting, repairing, operating, replacing, disconnecting and removing all or any portion of the Gathering System, including all pipelines, meters and other equipment necessary for the performance by Gatherer of this Agreement.

(b) Shipper shall not have a duty to maintain in force and effect any underlying agreements (such as any lease, easement, or surface use agreement) that the grants of easements or rights of way by Shipper to Gatherer pursuant to Section 3.5(a) are based upon, and such grants of easements or rights of way will terminate if Shipper loses its rights to the applicable property, regardless of the reason for such loss of rights.

(c) Gatherer hereby grants to Shipper, without warranty of title, either express or implied, to the extent that it may lawfully and is contractually permitted to do so without the incurrence of additional expense, an easement and right of way upon all lands covered by the Gathering System. Gatherer shall not have a duty to maintain in force and effect any underlying agreements that the grants of easements or rights of way by Gatherer to Shipper pursuant to this Section 3.5(c) are based upon, and such grants of easements or rights of way will terminate if Gatherer loses its rights to the applicable property, regardless of the reason for such loss of rights.

(d) The exercise of the rights granted to a Party by the other Party pursuant to Section 3.5(a) and Section 3.5(c) shall not unreasonably interfere with such other Party’s operations or with the rights of owners in fee with respect to the applicable lands, and such rights will be exercise in material compliance with all applicable Laws and the safety and other reasonable access requirements of the granting Party.

(e) Each Party shall be responsible for any Losses caused by such Party’s use of its access rights pursuant to this Section 3.5. Subject to Section 3.5(b) and Section 3.5(c), each Party shall maintain all roads owned by that Party upon the Dedicated Properties as reasonably necessary for the other Party to access the Wells and its facilities located thereon; provided that the Party given access to such roads shall bear its proportionate share (based on use) of the costs of maintenance of such roads.

Section 3.6 Blending Rights.

(a) Notwithstanding anything herein to the contrary, Shipper shall be permitted to blend Gas, subject to Section 3.6(d) below, by (i) changing the Receipt Point for any Gas to be Tendered by Shipper to Gatherer hereunder to another Receipt Point, (ii) taking Gas from the Gathering System at an Intermediate Delivery Point selected by Shipper and re-Tendering such Gas at another Receipt Point selected by Shipper or (iii) Tendering volumes of Third Party Gas (including coal bed methane Gas or other Gas) at (or near) any Tap. All Gas Tendered by Shipper to the Gathering System for blending shall be entitled to Priority One Service. In the event that Shipper takes volumes of Gas at an Intermediate Delivery Point and re-Tenders such volumes to the Gathering System at a different Receipt Point in the exercise of its blending rights hereunder, only one fee for such volumes will be due and owing (calculated based upon the volumes of such Gas Tendered by Shipper at the original Receipt Point(s)).

(b) In the event that Shipper Tenders volumes of coal bed methane or other Gas at (or near) any Tap under Section 3.6(a) (“Blending Gas”) and Gatherer is not required to perform any additional services with respect to such Gas, no fee will be due and owing by Shipper pursuant to Section 5.1 or otherwise for such Blending Gas. For the avoidance of doubt, the Fee will apply to any Blending Gas for which Gatherer performs Gathering Services.

(c) Any pipeline or gathering system that may be necessary in order for Shipper to Tender to the Gathering System Shipper owned or Controlled Gas solely for blending purposes will be constructed by Shipper or by a Third Party on behalf of Shipper at Shipper’s cost and expense and shall not constitute a portion of the Gathering System; provided that the Parties may separately agree, by an amendment to this Agreement, that Gatherer will build facilities to connect the Gathering System to wells to provide Shipper’s owned or Controlled Gas for blending purposes for a fee mutually agreeable by the Parties.

Section 3.7 Liquid Condensate. Shipper shall be responsible for measuring and injecting into the Gathering System any Joint Dedicated Liquid Condensate or Sole Dedicated Liquid Condensate at the applicable Receipt Point.

ARTICLE 4

TENDER, NOMINATION AND GATHERING OF PRODUCTION

Section 4.1 Priority of Service.

(a) All Joint Dedicated Production and Legacy Well Dedicated Production Tendered by or on behalf of Shipper for delivery to the Gathering System shall be entitled to Priority One Service. Gatherer shall not provide Priority One Service with respect to any Gas or Liquid Condensate other than Joint Dedicated Production, Legacy Well Dedicated Production or Noble Joint Dedicated Production without the prior written consent of Shipper and Noble (which consent may be withheld in such Person’s sole discretion). Shipper acknowledges that Noble Joint Dedicated Production shall be entitled to Priority One Service.

(b) All Sole Dedicated Production Tendered by or on behalf of Shipper for delivery to the Gathering System shall be entitled to Priority Two Service. Gatherer shall not provide Priority Two Service with respect to any Gas or Liquid Condensate other than Sole Dedicated Production or Noble Sole Dedicated Production without the prior written consent of Shipper and Noble (which consent may be withheld in such Person’s sole discretion). Shipper acknowledges that Noble Sole Dedicated Production shall be entitled to Priority Two Service.

(c) Gatherer shall be permitted to provide such other levels of services to any Gas (but not injected Liquid Condensate), other than Dedicated Production and Noble Dedicated Production that Gatherer may elect; provided that such services do not have equal or higher priority than Priority Two Service.

Section 4.2 Governmental Action. The Parties intend and agree that all Gathering Services with respect to Dedicated Production provided to Shipper shall be provided with the priority specified in Section 4.1, and that Shipper (pro rata, based on volumes, with Noble Dedicated Production and any other Person to whom Shipper and Noble have consented to having Priority One Service in accordance with Section 4.1(a) or Priority Two Service in accordance with Section 4.1(b)) has the first priority call upon the capacity of the Gathering System for service to Shipper for its Dedicated Production for the Term. Notwithstanding the foregoing, in the event any Governmental Authority issues an order requiring Gatherer to allocate capacity to another shipper, Gatherer shall do so by reducing Gas entitled to Interruptible Service first reducing Gas and Liquid Condensate entitled to Priority Two Service second and shall only curtail receipts of Gas and Liquid Condensate entitled to Priority One Service (which curtailment shall be done in accordance with Section 4.6) to the extent necessary to allocate such capacity to such other shipper, after complete curtailment of Interruptible Service and Priority Two Service. In such event Gatherer shall not be in breach or default of its obligations under the Agreement and shall have no liability to Shipper in connection with or resulting from any such curtailment; provided, however, that Gatherer shall, at Shipper’s request, release from dedication under this Agreement all of Shipper’s volumes interrupted or curtailed as the result of such allocation.

Section 4.3 Tender of Dedicated Production and Additional Production. Subject to Article 11 and all applicable Laws, each Day during the Term, Shipper shall Tender to the Gathering System at each applicable Receipt Point all of the Dedicated Production available to Shipper at such Receipt Point. Shipper shall have the right to Tender to Gatherer for Gathering Services under this Agreement Gas and/or Condensate other than Dedicated Production; provided that any such Gas and/or Condensate shall not be entitled to Priority One Service or Priority Two Service.

Section 4.4 Gathering Services; Service Standard.

(a) Subject to the provisions of this Agreement and rights of all applicable Governmental Authorities, Gatherer shall (i) provide Gathering Services for all Shipper owned or Controlled Gas and Liquid Condensate constituting Dedicated Production that is Tendered to Gatherer at the applicable Receipt Point, (ii) re-deliver to Shipper or for the benefit of Shipper at the relevant Delivery Point (as designated by Shipper) such Gas (subject to Section 4.8 with respect to Drip Condensate) with an equivalent Thermal Content and hydrocarbon constituent composition, less the Thermal Content of Drip Condensate, such Gas consumed as Gathering System Fuel and Gathering System L&U allocated to Shipper in accordance with this Agreement, and (iii) cause the Gathering System to be able to flow such Gas and Liquid Condensate at volumes not less than the current capacity of the Gathering System.

(b) Gatherer agrees to construct, install, own and operate, at its sole cost, risk and expense, the Gathering System, including facilities required to connect to Receipt Points at each Well Pad as described in Section 3.2(b), and the facilities necessary to provide the Gathering Services contemplated in this Agreement in a good and workmanlike manner in accordance with standards customary in the industry. Except through the fees for applicable Gathering Services pursuant to Section 5.1 or as otherwise expressly provided in this Agreement, Shipper shall have no responsibility for the cost of the Gathering System or any facilities constructed or to be constructed by Gatherer.

Section 4.5 Nominations, Scheduling, Balancing and Curtailment. Nominations, scheduling and balancing of Gas and Liquid Condensate available for, and interruptions and curtailment of, Gathering Services under this Agreement shall be performed in accordance with the applicable Operating Terms and Conditions set forth in Exhibit A.

Section 4.6 Suspension/Shutdown of Service.

(a) During any period when all or any portion of the Gathering System is shut down because of necessary maintenance or repairs or Force Majeure or because such shutdown is necessary to avoid injury or harm to Persons or property, to the environment or to the integrity of the Gathering System, receipts of Shipper’s Gas and/or Liquid Condensate and the Gas and/or Liquid Condensate of other shippers may be curtailed as set forth in Section 1.7 of Exhibit A. Subject to Section 5.2(b), in such cases Gatherer shall have no liability to Shipper, except to the extent such shut down is caused by the negligence, gross negligence or willful misconduct of Gatherer; provided that Gatherer shall have no liability for any special, indirect, or consequential damages.

(b) Gatherer shall have the right to curtail or interrupt receipts and deliveries of Gas and Liquid Condensate for brief periods to perform necessary maintenance of and repairs or modifications (including modifications required to perform its obligations under this Agreement) to the Gathering System; provided, however, that Gatherer shall coordinate its maintenance, repair and modification operations with the operations of Shipper and, in any case, schedule maintenance, repair and modification operations so as to avoid or minimize to the greatest extent possible service curtailments or interruptions. Gatherer shall provide Shipper (i) with 30 Days prior notice of any upcoming normal and routine maintenance, repair and modification projects that Gatherer has planned that would result in a curtailment or interruption of Shipper’s deliveries and the estimated time period for such curtailment or interruption and (ii) with six Months prior notice of any maintenance (A) of which Gatherer has knowledge at least six Months in advance and (B) that is anticipated to result in a curtailment or interruption of Shipper’s deliveries for five or more consecutive Days.

(c) It is specifically understood by Shipper that operations and activities on facilities upstream or downstream of the Gathering System beyond Gatherer’s control may impact operations on the Gathering System, and the Parties agree that Gatherer shall have no liability therefor.

(d) If at any time Gatherer interrupts or curtails receipts and deliveries of Gas pursuant to this Section 4.6 for a period of 5 consecutive Days or for more than 7 Days during any consecutive two week period, then at Shipper’s written request, the affected volumes of Gas shall be temporarily released from dedication to this Agreement for a period commencing as of the date of such request and ending as of the first Day of the Month 30 Days following Shipper’s receipt of notice from Gatherer that such receipts and deliveries are no longer interrupted or curtailed.

Section 4.7 Gas Marketing and Transportation. As between the Parties, Shipper shall be solely responsible, and shall make all necessary arrangements at and downstream of the Delivery Points, for the receipt, further transportation, processing and marketing of Shipper’s owned and Controlled Gas (subject, however, to the provisions of Section 4.8 with respect to Condensate).

Section 4.8 Condensate Marketing. Gatherer shall market and sell Shipper’s Joint Dedicated Liquid Condensate and Sole Dedicated Liquid Condensate delivered to a Receipt Point to a non-Affiliated Third Party f.o.b. at the applicable Downstream Condensate Storage Tank(s) at the prevailing market prices at such location; provided, however, upon prior notification to and receipt of written consent by Shipper, Gatherer may elect to transport the Joint Dedicated Liquid Condensate and Sole Dedicated Liquid Condensate from the applicable Downstream Condensate Storage Tank(s) and sell such Joint Dedicated Liquid Condensate and Sole Dedicated Liquid Condensate to a non-Affiliated Third Party at a location away from such Downstream Condensate Storage Tank(s) at the prevailing market prices at such location. Upon prior notification to and receipt of written consent by Shipper, Gatherer may deliver Shipper’s Joint Dedicated Liquid Condensate and Sole Dedicated Liquid Condensate into a NGL Y-grade pipeline or a crude oil or condensate pipeline from any Downstream Condensate Storage Tank(s), and in such case, Gatherer will re-deliver Shipper’s Joint Dedicated Liquid Condensate and Sole Dedicated Liquid Condensate to the respective pipeline for Shipper’s account and Shipper will market and sell Shipper’s Joint Dedicated Liquid Condensate and Sole Dedicated Liquid Condensate. No sale of Shipper’s Joint Dedicated Liquid Condensate and Sole Dedicated Liquid Condensate shall be made by Gatherer to any Affiliate of Gatherer without Shipper’s prior written consent. Notwithstanding the forgoing, upon 60 Days prior notice to Gatherer, Shipper may elect for Gatherer to deliver Shipper’s Joint Dedicated Liquid Condensate and Sole Dedicated Liquid Condensate (after stabilization, if applicable) at the applicable Delivery Point(s) for the account of Shipper and Shipper may market and sell such Joint Dedicated Liquid Condensate and Sole Dedicated Liquid Condensate itself.

Section 4.9 No Prior Flow of Gas in Interstate Commerce. Shipper covenants that at the time of Tender, none of the Gas or Condensate delivered at a Receipt Point hereunder has flowed in interstate commerce.

Section 4.10 Right of First Offer.

(a) Promptly after determining that Shipper expects to undertake or participate in any development, drilling and production activities on the ROFO Properties that has not been included in a Development Report, Shipper must deliver a notice of such planned development, drilling and production activities, including the information required to be provided in a Development Report set forth in Section 3.1(b)(i) through Section 3.1(b)(vi) (each, a “ROFO Notice”)

(b) Gatherer shall have 45 Days following receipt of a Development Report or a ROFO Notice to make an offer to Shipper to provide Gathering Services with respect to some or all of the ROFO Properties covered in such Development Report or ROFO Notice (the “Subject ROFO Properties”). If Gatherer elects to make an offer, Gatherer shall, on or before 45 days following Gatherer’s receipt of a Development Report or a ROFO Notice, deliver to Shipper a notice (the “ROFO Offer”) setting forth: (i) the proposed Fees for the Gathering Services to be provided; (ii) the existing operations, under construction or planned Facility Segments needed to provide Gathering Services to the Subject ROFO Properties; (iii) the schedule for completing the construction and installation of the planned Facility Segments and all planned Receipt Points and Delivery Point facilities, in each case, for the planned well pads and wells included in the ROFO Offer; and (iv) the estimated budget amounts for the construction and installation of the planned Facility Segments and all planned Receipt Points and Delivery Point facilities, in each case, for the planned well pads and wells included in the ROFO Offer.

(c) Within 30 Days following receipt of Gatherer’s ROFO Offer, Shipper shall notify Gatherer whether or not it accepts Gatherer’s ROFO Offer; provided that the failure of Shipper to timely notify Gatherer of its acceptance of Gatherer’s ROFO Offer shall be deemed a rejection by Shipper of such ROFO Offer. For the avoidance of doubt, Shipper shall be under no obligation to accept any ROFO Offer from Gatherer.

(d) If Shipper accepts a ROFO Offer (such ROFO Properties described in an accepted ROFO Offer, the “Dedicated ROFO Properties”), then (i) Shipper will be deemed to have (A) dedicated and committed to deliver to Gatherer under this Agreement, as and when produced all of the Gas and/or Liquid Condensate, as applicable, owned by Shipper thereafter produced during the Term from Dedicated ROFO Properties and (B) committed to deliver to Gatherer under this Agreement, as and when produced, all of Third Party Gas and/or Liquid Condensate, as applicable, under the Control of Shipper that is thereafter produced during the Term from the lands covered by such Dedicated ROFO Properties and (ii) the Parties will amend this Agreement to incorporate the terms set forth in the accepted ROFO Offer.

ARTICLE 5

FEES

Section 5.1 Fees.

(a) Shipper shall pay Gatherer each Month in accordance with the terms of this Agreement, for all Gathering Services provided by Gatherer with respect to Shipper’s owned or Controlled Dry Gas received by Gatherer from Shipper or for Shipper’s account during such Month, an amount equal to the product of (i) the aggregate quantity of such Dry Gas (other than Gas used for Gathering System Fuel), stated in MMBtus, received by Gatherer from Shipper or for Shipper’s account at the applicable Receipt Points for such Dry Gas during such Month multiplied by (ii) $0.40 (the “Dry Gas Gathering Fee”).

(b) Shipper shall pay Gatherer each Month in accordance with the terms of this Agreement, for all Gathering Services provided by Gatherer with respect to Shipper’s owned or Controlled Wet Gas received by Gatherer from Shipper or for Shipper’s account during such Month, an amount equal to the product of the following:

(i) with respect to Shipper’s owned or Controlled Wet Gas produced from the Moundsville Area or the PIA Area: (A) the aggregate quantity of such Wet Gas (other than Gas used for Gathering System Fuel), stated in MMBtus, received by Gatherer from Shipper or for Shipper’s account at the applicable Receipt Points for such Wet Gas during such Month multiplied by (B) $0.275 (the “Moundsville/PIA Wet Gas Gathering Fee”); and

(ii) with respect to Shipper’s owned or Controlled Wet Gas produced from the Dedication Area other than the Moundsville Area or the PIA Area: (A) the aggregate quantity of such Wet Gas (other than Gas used for Gathering System Fuel), stated in MMBtus, received by Gatherer from Shipper or for Shipper’s account at the applicable Receipt Points for such Wet Gas during such Month multiplied by (B) $0.55 (the “Other Areas Wet Gas Gathering Fee” and together with the Moundsville/PIA Wet Gas Gathering Fee, the “Wet Gas Gathering Fee”).

(c) Shipper shall pay Gatherer each Month in accordance with the terms of this Agreement, for all Gathering Services provided by Gatherer with respect to Shipper’s Joint Dedicated Liquid Condensate Tendered by Shipper hereunder and allocated to Shipper in accordance with this Agreement during such Month, an amount equal to the following:

(i) with respect to Shipper’s Joint Dedicated Liquid Condensate produced from the Majorsville Area, the product of (i) the aggregate quantity of such allocated Joint Dedicated Liquid Condensate, stated in Barrels, received by Gatherer from Shipper or for Shipper’s account at the applicable Receipt Points for such Joint Dedicated Liquid Condensate during such Month multiplied by (ii) $5.00 (the “Majorsville Condensate Gathering Fee”);

(ii) with respect to Shipper’s Joint Dedicated Liquid Condensate produced from the Moundsville Area, the product of (i) the aggregate quantity of such allocated Joint Dedicated Liquid Condensate, stated in Barrels, received by Gatherer from Shipper or for Shipper’s account at the applicable Receipt Points for such Joint Dedicated Liquid Condensate during such Month multiplied by (ii) $2.50 (the “Moundsville Condensate Gathering Fee”); and

(iii) with respect to Shipper’s Joint Dedicated Liquid Condensate produced from the PIA Area, the product of (i) the aggregate quantity of such allocated Joint Dedicated Liquid Condensate, stated in Barrels, received by Gatherer from Shipper or for Shipper’s account at the applicable Receipt Points for such Joint Dedicated Liquid Condensate during such Month multiplied by (ii) $0 (the “PIA Condensate Gathering Fee” together with the Majorsville Condensate Gathering Fee and the Moundsville Condensate Gathering Fee, the “Condensate Gathering Fees”).

(d) For the avoidance of doubt, the Parties acknowledge that there is no separate fee chargeable by Gatherer hereunder for Gathering Services with respect to Drip Condensate and that the fees chargeable by Gatherer hereunder for Gas (including Dry Gas and Wet Gas) are sufficient to compensate Gatherer for Gathering Services with respect to Drip Condensate.

Section 5.2 Fee Adjustments.

(a) As of January 1 of each Year (commencing as of January 1, 2016), each of the Fees will be increased by an amount equal to the sum of the then applicable fee as of the preceding Month plus the product of the Annual Escalation Factor multiplied by such fee.

(b) If there has been a Downtime Event, such Downtime Event was not a result of Shipper’s production being in excess of the production forecast in the Development Report on which the Gathering System or Individual System, as applicable, was based, and such Downtime Event caused (i) the Downtime Percentage for the Gathering System during any calendar quarter to be greater than 4% during such calendar quarter; (ii) the Downtime Percentage for any Individual System during any calendar quarter to be greater than 10% during such calendar quarter or (iii) the Downtime Percentage for any Individual System during any two consecutive calendar quarters to be greater than 6% during such two consecutive calendar quarters, then in any such case, the Dry Gas Gathering Fee and the Wet Gas Gathering Fee shall be reduced as set forth in Exhibit I-1. For the avoidance of doubt, only the highest penalty set forth on Exhibit I-1 shall be applicable to a Downtime Event.

(c) Gatherer shall use its commercially reasonable efforts to maintain the Daily arithmetic average operating pressure of the system pressures at the Target Pressure. Except in the event of Force Majeure, if, during any calendar quarter, (i) the Daily arithmetic average operating pressure of an Individual System exceeds the pressure set forth in the design documents for the applicable Individual System in the applicable, approved Gathering System Plan (the “Target Pressure”) for such Individual System, (ii) such increase is not a result of Shipper’s production being in excess of the production forecast in the applicable Development Report and (iii) Gatherer has sufficient production data available to confirm that the increased pressure is not a result of Shipper’s increased production, then the Dry Gas Gathering Fee and the Wet Gas Gathering Fee with respect to such Individual System shall be reduced based on the calculation of the Pressure Overage Percentage, as set forth in Exhibit I-2 for each Month during such calendar quarter.

(d) Subject to Gatherer’s consent (such consent not to be unreasonably withheld), to the extent that there is an option between fuel sources at any Fuel Point, prior to the beginning of each Month (the “Month of Service”), Shipper may request the fuel source for such Fuel Point with respect to the Gathering Services to be provided to Shipper at such Fuel Point during such Month of Service. If Shipper requests electricity as the fuel source for such Fuel Point with respect to the Gathering Services being provided to Shipper at such Fuel Point for such Month of Service, then each of the Dry Gas Gathering Fee and the Wet Gas Gathering Fee for such Month of Service shall be increased by the Compression Charge applicable to such Month of Service.

(e) The Parties acknowledge that (i) Shipper owns that certain facility in Rogersville, Pennsylvania (the “Greenhill Facility”) that is located near Gatherer’s facility in Rogersville, Pennsylvania (the “McQuay Facility”), (ii) production being transported by Gatherer may flow through the Greenhill Facility, and (iii) certain of Shipper’s production that is not Dedicated Production may flow through the McQuay Facility (such production that is capable of flowing through the McQuay Facility, the “Other Production”). For the avoidance of doubt, Other Production is neither Joint Dedicated Production nor Legacy Well Dedicated Production and shall not be entitled to Priority One Service. Within 30 Days following the end of each Month, Shipper shall provide to Gatherer a statement setting forth (A) the volumes, stated in MMBtu, of Other Production produced during such Month (the “Monthly Other Production”) and (B) the volumes, stated in MMBtu, of production that were delivered at the tailgate of the Greenhill Facility during such Month (the “Greenhill Delivered Production”). If the Greenhill Delivered Production exceeds the Monthly Other Production, then Gatherer shall pay Shipper an amount equal to the product of (1) the difference between the Greenhill Delivered Production and the Other Monthly Production, stated in MMBtu, multiplied by (2) the applicable Fee. If the Monthly Other Production exceeds the Greenhill Delivered Production, then Shipper shall pay Gatherer an amount equal to the product of (x) such volumes, stated in MMBtu, of the difference between the Other Monthly Production and the Greenhill Delivered Production multiplied by (y) the applicable Fee.

Section 5.3 Fee Reset. As soon as practical following a Rate Reset Trigger, Gatherer shall provide written notice to Shipper of such Rate Reset Trigger. On or before September 1 of each Year (commencing with September 1, 2015) and/or within 30 Days following receipt from Gatherer of notice of a Rate Reset Trigger, Shipper shall provide to Gatherer an updated production forecast for each Year for the following ten Years based on the good faith estimates of Shipper based on the best information reasonably available at the time. Within 45 Days following receipt of Shipper’s updated production forecasts, Gatherer shall prepare and deliver to Shipper (a) an updated Fee Model that replaces projected costs, throughput, revenue and other data in the Fee Model with actual data and includes projected costs and production forecasts for future Years based on estimates developed by Gatherer and (b) revised Fees that have been determined by Gatherer’s management team (taking into account, among other things, the updated Fee Model, return on invested capital and recovery of operating and overhead costs) and approved by Gatherer’s board of directors. For the avoidance of doubt, Gatherer’s board of directors may take into account any factors it deems relevant to determining the revised Fees, including Shipper’s drilling economics to ensure drilling by Shipper on the Dedication Area. If Shipper and Gatherer cannot agree on the revised Fees within 45 Days following Gatherer’s delivery of the updated Fee Model and revised Fees, the Fees in effect prior to the Rate Reset Trigger will remain in effect.

Section 5.4 Condensate. Except as provided for in Section 4.8, whereby Shipper elects to market and sell all or any portion of Shipper’s Condensate, Gatherer shall pay Shipper, each Month, an amount equal to product of the Net Condensate Price for such Month multiplied by the number of allocated Barrels of Condensate received by Gatherer from Shipper or for Shipper’s account at the Receipt Points.

Section 5.5 Excess Gathering System L&U. If, during any Month, Gathering System L&U allocated to Shipper in accordance with this Agreement exceeds 1.5% of the total quantities of Shipper’s owned or Controlled Gas and Condensate delivered to the Gathering System in such Month by Shipper, then Gatherer will conduct a field-wide meter balance. Gatherer shall provide Shipper with prior notice of, and reasonable access to observe, any such field-wide meter balance. If, during any 60 Day period, Gathering System L&U allocated to Shipper in accordance with this Agreement exceeds 2.5% of the total quantities of Shipper’s owned or Controlled Gas and Condensate delivered to the Gathering System in such Month by Shipper and such discrepancy cannot be corrected by a field-wide meter balance, then Gatherer shall pay Shipper in respect of such excess an amount equal to (a) the volume of such excess multiplied by (b) the price received for Shipper’s Gas and Condensate in the prior Month.

Section 5.6 Excess Gathering System Fuel Usage.

(a) Gatherer shall measure the Gas used for Gathering System Fuel and shall only use Gas as Gathering System Fuel for the operation of the Gathering System consistent with a reasonably prudent operator’s use of Gas as Gathering System Fuel for the operation of the Gathering System. If, during any Month, Gathering System Fuel exceeds the amount a reasonably prudent operator would use as fuel for the Gathering System, then Gatherer shall pay Shipper in respect of such excess that is allocated to Shipper in accordance this Agreement an amount equal to (a) the volume of such excess allocated to Shipper in accordance this Agreement multiplied by (b) the prices received for Shipper’s Gas in the prior Month.

(b) If Shipper and Gatherer cannot agree on the amount a reasonably prudent operator would use as fuel for the Gathering System, then either Party may notify the other of its request to have an Industry Expert determine such amount (the Party to give such a notice, the “Notifying Party”, and the recipient of such a notice, the “Receiving Party”). Upon the receipt of such a request for an Industry Expert determination from the Notifying Party, the Notifying Party and Receiving Party shall confer in good faith for up to five Business Days to agree on the selection of an Industry Expert to determine the amount a reasonably prudent operator would use as fuel for the Gathering System. If the Parties are unable to agree upon the selection of an Industry Expert within such five Business Day period, then each of the Notifying Party and Receiving Party will select an Industry Expert and the two Industry Experts so selected will select a Person to serve as the Industry Expert. Following such selection of an Industry Expert, each Party shall present to the Industry Expert a written statement of its position on the amount a reasonably prudent operator would use as fuel for the Gathering System (including its methodology for calculating such amount) not later than 30 Days after the selection of such Industry Expert. The Industry Expert may, within 30 Days after its receipt of such statements, request such additional information from either or both Parties as the Industry Expert may deem reasonably necessary or desirable for purposes of making its determination. Each Party agrees to promptly provide the Industry Expert with all information so requested of it. The Industry Expert shall be instructed to determine and submit to the Parties its decision regarding the amount a reasonably prudent operator would use as fuel for the Gathering System. The decision of the Industry Expert shall be conclusive, binding upon, and non-appealable by the Parties. The costs and expenses of the Industry Expert shall be shared equally by the Parties.

ARTICLE 6

QUALITY AND PRESSURE SPECIFICATIONS

Section 6.1 Quality Specifications. Subject to Section 6.2 below, all Gas delivered at the Receipt Points by Shipper to Gatherer shall meet the quality specifications set forth in Section 1.1 of the Operating Terms. Provided that Shipper’s Gas delivered to the Receipt Points complies with such quality specifications or otherwise complies with the first sentence of Section 6.2, all Gas and Condensate re-delivered at the Delivery Points by Gatherer to Shipper shall meet the quality specifications applicable at the relevant Delivery Points. The Parties recognize and agree that all Gas gathered by Gatherer through the Gathering System will be commingled with other Gas shipments (including in connection with Shipper’s exercise of its blending rights hereunder) and, subject to Gatherer’s obligation to re-deliver to Shipper at the Delivery Points Gas that satisfies the applicable quality specifications of the Delivery Points, (a) such Gas shall be subject to such changes in quality, composition and other characteristics as may result from such commingling, and (b) Gatherer shall have no other obligation to Shipper associated with changes in quality of Gas as the result of such commingling. Gatherer will not receive any Gas on the Gathering System, other than Gas owned or Controlled by Shipper or Noble, that does not meet applicable tariff requirements (subject to any waivers in place) with respect to the Delivery Point for such Gas.

Section 6.2 Failure to Meet Specifications. If any Gas (other than Gas used by Shipper for blending or blended) Tendered by Shipper to the Gathering System fails at any time to conform to the applicable specifications, then Gatherer will have the right to immediately discontinue receipt of such non-conforming Gas so long as such Gas continues to be non-conforming; provided that (a) the applicable meter operator will seek quality waivers from Downstream Pipelines, (b) Gatherer shall use commercially reasonable efforts to blend and commingle such Gas with other Gas in the Gathering System so that it meets the applicable specifications, and (c) if such Gas cannot be brought into compliance with such blending, then Gatherer will continue to accept and re-deliver such Gas to the Delivery Points that will accept such non-conforming Gas as long as (i) no harm is done to the Gathering System, (ii) no harm is done to other shippers or their Gas, and (iii) other shippers are not prevented from nominating Gas to their preferred Delivery Point. In any event, Shipper will undertake commercially reasonable measures to eliminate the cause of such non-conformance. If, in order to comply with clause (c) above, Gatherer would be required to install any additional processing or treatment facilities not included in the then current Gathering System Plan, Gatherer shall notify Shipper that it requires additional processing or treatment facilities in order to accept Gas Tendered by Shipper that does not conform to the applicable specifications and the necessary timing of installation of such facilities, and Gatherer shall be provided a period of 6 Months after receiving written notice from Shipper to install such facilities.

Section 6.3 Pressure. Shipper shall Tender or cause to be Tendered Gas and Joint Dedicated Liquid Condensate to each applicable Receipt Point at sufficient pressure to enter the Gathering System against its operating pressure, but not in excess of the maximum operating pressure set forth in the design documents for the applicable Facility Segment contained in the applicable, approved Gathering System Plan (which such maximum operating pressure shall be sufficient to permit such Gas and Joint Dedicated Liquid Condensate to enter the Gathering System and the facilities of the Processing Plants, Downstream Pipelines or Downstream Condensate Storage Tanks (as applicable) but not higher than the MAOP of the Downstream Pipelines or other facilities). Shipper shall have the obligation to ensure that Gas and Joint Dedicated Liquid Condensate is prevented from entering the Gathering System at pressures in excess of such maximum operating pressure, and Gatherer shall have the right to restrict or relieve the flow of Gas and Joint Dedicated Liquid Condensate into the Gathering System to protect the Gathering System from over pressuring. Gatherer shall not change such maximum operating pressures without prior written notification to Shipper. Gatherer shall install, own, operate and maintain compression facilities sufficient to deliver Shipper’s owned and Controlled Gas and Joint Dedicated Liquid Condensate into the applicable Delivery Points. Re-deliveries of Gas and Joint Dedicated Liquid Condensate by Gatherer to or for the account of Shipper at the applicable Delivery Points shall be at such pressures as may exist from time to time in the Gathering System at the applicable Delivery Point. Gatherer’s obligation to re-deliver Gas and Joint Dedicated Liquid Condensate to a given Delivery Point shall be subject to the operational limitations of the Processing Plant or Downstream Pipelines (as applicable) receiving such Gas or Joint Dedicated Liquid Condensate (as applicable), including the Processing Plant’s or Downstream Pipeline’s capacity, Gas measurement capability, operating pressures and any operational balancing agreements as may be applicable.

ARTICLE 7

TERM

Section 7.1 Term. This Agreement shall commence on the Execution Date and shall remain in effect until the 20th anniversary of the Execution Date (the “Initial Term”) and thereafter on a Year to Year basis until terminated by Gatherer or Shipper effective upon the expiration of the Initial Term or the expiration of any Year thereafter upon written notice no less than 180 Days prior to the expiration of the Initial Term or the expiration of any Year thereafter (such period of time, the “Term”).

Section 7.2 Effect of Termination or Expiration of the Term. Upon the end of the Term, this Agreement shall forthwith become void and the Parties shall have no liability or obligation under this Agreement, except that (a) the termination of this Agreement shall not relieve any Party from any expense, liability or other obligation or remedy therefor which has accrued or attached prior to the date of such termination, and (b) the provisions of Section 13.2 through Section 13.5 shall survive such termination and remain in full force and effect indefinitely.

ARTICLE 8

TITLE AND CUSTODY

Section 8.1 Title. A nomination of Gas by Shipper shall be deemed a warranty of title to such Gas (including any Drip Condensate attributable to such Gas) by Shipper, or a warranty of the good right in Shipper to deliver such Gas for gathering under this Agreement. Joint Dedicated Liquid Condensate injected by Shipper at the applicable Receipt Point(s) shall be deemed a warranty of title to such injected Joint Dedicated Liquid Condensate by Shipper, or a warranty of the good right in Shipper to deliver such injected Joint Dedicated Liquid Condensate for gathering under this Agreement. By nominating Gas (including any Drip Condensate attributable to such Gas) and/or by injecting Joint Dedicated Liquid Condensate at Receipt Point(s), Shipper also agrees to indemnify, defend and hold Gatherer harmless from any and all Losses resulting from any claims by a Third Party of title or rights to such Gas or Joint Dedicated Liquid Condensate, other than any claims arising out of Gatherer’s breach of its warranty made in the succeeding sentence of this Section 8.1. By receiving Gas from Shipper at the Receipt Points or receiving Joint Dedicated Liquid Condensate injected by Shipper at Receipt Point(s), Gatherer (a) warrants to Shipper that Gatherer has the good right to accept and re-deliver such Gas and/or Joint Dedicated Liquid Condensate received from Shipper under this Agreement free and clear of any title disputes, liens or encumbrances arising by, through or under Gatherer, and (b) agrees to indemnify, defend and hold Shipper harmless from any and all Losses resulting from title disputes, liens or encumbrances arising by, through or under Gatherer.

Section 8.2 Custody. From and after Shipper’s delivery of its owned or Controlled Gas to Gatherer at the Receipt Point(s) or injection of its owned or Controlled Liquid Condensate at the Receipt Point(s), and, subject to Section 3.6 and Section 4.8, until Gatherer’s re-delivery of such Gas and/or such Liquid Condensate to or for Shipper’s account at the applicable Delivery Point(s), as between the Parties, Gatherer shall have custody and control of such Gas and/or Liquid Condensate. In all other circumstances, as between the Parties, Shipper shall be deemed to have custody and control of such Gas and/or Liquid Condensate.

ARTICLE 9

BILLING AND PAYMENT

Section 9.1 Statements. As soon as practicable after the end of each Month but in no event later than ten Business Days following the end of such Month (the “Statement Deadline”),

Gatherer will render to Shipper an invoice for all amounts owed for Gathering Services and any other amounts as may be due under this Agreement during the preceding Month, net of the amounts payable by Gatherer in respect of (a) Condensate in accordance with Section 5.4, (b) excess Gathering System L&U in accordance with Section 5.5, (c) the use of excess Gathering System Fuel in accordance with Section 5.6 and (d) any other amounts payable by Gatherer to Shipper under this Agreement. Such invoice will include (i) for Gas, the product of (A) the measured volumes of Gas (other than Drip Condensate) in MSCF multiplied by (B) the Gross Heating Value of such Gas and expressed in MMBtus and (ii) for Liquid Condensate and Drip Condensate (if applicable), the measured volumes stated in Barrels, in each case, received and delivered by Gatherer and will be in detail sufficient for Shipper to identify the particular services rendered and the basis for such charges. If actual measurements of volumes of Gas and/or Liquid Condensate are not available by the Statement Deadline, then, on or after such Statement Deadline, Gatherer may prepare and submit its invoice based on Gatherer’s good faith estimate of the volumes of Gas and/or Liquid Condensate received in such Month. If Gatherer submits an invoice based on estimated volumes, Gatherer shall prepare and submit to Shipper an invoice based on actual measurements on or before the close of business of the 45th Day (or if such 45th Day is not a Business Day, on the following Business Day) after the applicable Month of delivery of Gas and/or Liquid Condensate. Gatherer’s invoices shall include information reasonably sufficient to explain and support any estimates and charges reflected therein, the reconciliation of any estimates made in a prior Month to any actual measurements, and any adjustments to prior period volumes and quantities.

Section 9.2 Payments.

(a) Unless otherwise agreed by the Parties, all invoices under this Agreement shall be due and payable in accordance with each invoice’s instructions on or before the later of the 25th Day of each Month and the 10th Day after receipt of the invoice or, if such Day is not a Business Day, then on the next Business Day. All payments by Shipper under this Agreement shall be made by electronic funds transfer to the account designated by Gatherer. Any amounts not paid by the due date will be deemed delinquent and will accrue interest at the Interest Rate, such interest to be calculated from and including the due date but excluding the date the delinquent amount is paid in full. All invoices shall be paid in full, but payment of any disputed amount shall not waive the payor’s right to dispute the invoice in accordance with this Section 9.2. Shipper may, in good faith, dispute the correctness of any invoice or any adjustment to an invoice rendered under this Agreement or request an adjustment of any invoice for any arithmetic or computational error within 24 Months following the end of the Year of the date the invoice, or adjustment to an invoice, was rendered. Any invoice dispute or invoice adjustment shall be in writing and shall state the basis for the dispute or adjustment.

(b) If Shipper, in good faith, disputes the amount of any invoice of Gatherer, Shipper will pay Gatherer such amount, if any, that is not in dispute and shall provide Gatherer notice, no later than within 30 Days after the date that payment of such invoice would be due under Section 9.2(a), of the disputed amount accompanied by documentation to support the disputed amount. If the Parties are unable to resolve such dispute, such dispute may be resolved in accordance with Section 15.7 of this Agreement. Upon resolution of the dispute, any required payment shall be made within 15 Days of such resolution, along with interest accrued at the Interest Rate from and including the due date but excluding the date paid.

Section 9.3 Audit. Each Party or any Third Party representative of a Party has the right, at its sole expense and during normal working hours, to examine the records of the other Party to the extent reasonably necessary to verify the accuracy of any statement, charge or computation made pursuant to the provisions of this Agreement. The scope of such examination will be limited to the previous 24 Months following the end of the Year in which such notice of audit, statement, charge or computation was presented. No more than one audit shall take place during any Year. If any such examination reveals any inaccuracy in any statement or charge, the necessary adjustments in such statement or charge and the payments necessitated thereby shall be made within 60 Days of resolution of the inaccuracy. This provision of this Agreement will survive any termination of the Agreement for the later of (a) a period of 24 Months from the end of the Year in which the date of such termination occurred or (b) until a dispute initiated within the 24 Month period is finally resolved, in each case for the purpose of such statement and payment objections.

ARTICLE 10

REMEDIES

Section 10.1 Suspension of Performance; Release from Dedication.

(a) If Shipper fails to pay any invoice rendered pursuant to Section 9.2 and such failure is not remedied within 20 Business Days of written notice of such failure to Shipper by Gatherer, Gatherer shall have the right to suspend performance under this Agreement until such amount, including interest at the Interest Rate, is paid.

(b) In the event a Party fails to perform or comply with any material warranty, covenant or obligation contained in this Agreement (other than as provided in Section 10.1(a), and such failure has not been remedied within 45 Days after receipt of written notice from the other Party of such failure, then the non-defaulting Party shall have the right to suspend its performance under this Agreement. If Shipper elects to suspend performance as the result of Gatherer’s uncured default, then (i) Shipper’s Dedicated Production shall be deemed to be temporarily released from the terms of this Agreement during the period of such suspension of performance and (ii) in the event of an interruption in the receipt or delivery of Shipper’s owned or Controlled Gas or Liquid Condensate and/or the provision by Gatherer of the Gathering Services hereunder, that lasts for 45 Days or longer and such interruption is a result of Gatherer’s uncured default, then Shipper may elect to permanently release from dedication under this Agreement the Dedicated Production from Wells affected by such interruption and their respective Drilling Units.

Section 10.2 No Election. In the event of a default by a Party under this Agreement, the other Party shall be entitled in its sole discretion to pursue one or more of the remedies set forth in this Agreement, or such other remedy as may be available to it under this Agreement, at Law or in equity, subject, however, to the limitations set forth in Article 13. No election of remedies shall be required or implied as the result of a Party’s decision to avail itself of a remedy under this Agreement.

ARTICLE 11

FORCE MAJEURE

Section 11.1 Force Majeure. If either Gatherer or Shipper is rendered unable by an event of Force Majeure to carry out, in whole or part, its obligations under this Agreement and such Party gives notice and reasonably full details of the event to the other Party as soon as practicable after the occurrence of the event, then, during the pendency of such Force Majeure, but only during that period, the obligations of the Party affected by the event shall be canceled or suspended, as applicable, to the extent required; provided, however, that notwithstanding anything in the foregoing to the contrary, neither Party shall be relieved from any indemnification obligation or any obligation to make payments, as the result of Force Majeure, regardless of which Party is affected. The Party affected by Force Majeure shall use commercially reasonable efforts to remedy the Force Majeure condition with all reasonable dispatch, shall give notice to the other Party of the termination of the Force Majeure, and shall resume performance of any suspended obligation promptly after termination of such Force Majeure.

Section 11.2 Force Majeure Definition. For purposes of this Agreement, “Force Majeure” means an event that is not within the reasonable control of the Party claiming suspension (the “Claiming Party”), and that by the exercise of due diligence the Claiming Party is unable to avoid or overcome in a reasonable manner. To the extent meeting the foregoing requirements, Force Majeure includes, but is not restricted to: (a) acts of God; (b) wars (declared or undeclared); (c) insurrections, hostilities, riots; (d) floods, fires, storms, storm warnings, landslides, lightning, earthquakes, washouts; (e) industrial disturbances, acts of a public enemy, acts of terror, sabotage, blockades, epidemics; (f) arrests and restraints of rulers and peoples; (g) civil disturbances; (h) explosions, breakage or accidents to machinery or lines of pipe; (i) hydrate obstruction or blockages of any kind of lines of pipe; (j) freezing of wells or delivery facilities, partial or entire failure of wells, and other events beyond the reasonable control of Shipper that affect the timing of production or production levels; (k) mining accidents, subsidence, subsidence mitigation, cave-ins and fires; (l) action or restraint by court order or public or Governmental Authority (so long as the Claiming Party has not applied for or assisted in the application for, and has opposed where and to the extent reasonable, such action or restraint), (m) delays or failures by a Governmental Authority to grant permits, licenses or other similar consents applicable to the Gathering System so long as Gatherer has used its commercially reasonable efforts to make any required filings with such Governmental Authority relating to such permits, licenses or other similar consents and (n) delays or failures by Gatherer to obtain easements and rights of way, surface leases and other real property interests related to the Gathering System from Third Parties, so long as Gatherer has used its commercially reasonable efforts to obtain such easements and rights of way, surface leases and other real property interests. The failure of a Claiming Party to settle or prevent a strike or other labor dispute with employees shall not be considered to be a matter within such Claiming Party’s control.

ARTICLE 12

REGULATORY STATUS

Section 12.1 Non-Jurisdictional Gathering System. This Agreement is subject to all valid present and future Laws, regulations, rules and orders of Governmental Authorities now or hereafter having jurisdiction over the Parties, this Agreement or the services performed or the facilities utilized under this Agreement. Gatherer shall not permit the Gathering System to become subject to the jurisdiction of any Governmental Authority that may at any time take any action whereby the Gathering Services will be subject to terms, conditions, restraints or regulations, including taxes, rate or price control, or ceilings or open access requirements that materially differ from the terms and conditions set forth in this Agreement. It is the intent of the Parties that the rates and terms and conditions established by any Governmental Authority having jurisdiction shall not alter the rates or terms and conditions set forth in this Agreement, and the Parties agree to vigorously defend and support in good faith the enforceability of the rates and terms and conditions of this Agreement.

Section 12.2 Government Authority Modification. Notwithstanding the provisions of Section 12.1, if any Governmental Authority having jurisdiction modifies the rates or terms and conditions set forth in this Agreement, then (in addition to any other remedy available to Shipper at Law or in equity):

(a) the Parties hereby agree to negotiate in good faith to enter into such amendments to this Agreement and/or a separate arrangement in order to give effect, to the greatest extent possible, to the rates and other terms and conditions set forth in this Agreement; and

(b) in the event that the Parties are not successful in accomplishing the objectives set forth in (a) above such that Shipper is not in substantially the same economic position as it was prior to any such regulation, then Shipper may terminate this Agreement upon the delivery of written notice of termination to Gatherer.

ARTICLE 13

INDEMNIFICATION AND INSURANCE

Section 13.1 Custody and Control Indemnity. EXCEPT FOR LOSSES COVERED BY THE INDEMNITIES IN SECTION 8.1, THE PARTY HAVING CUSTODY AND CONTROL OF GAS AND LIQUID CONDENSATE UNDER THE TERMS OF SECTION 8.2 SHALL BE RESPONSIBLE FOR AND SHALL RELEASE, DEFEND, INDEMNIFY AND HOLD HARMLESS THE OTHER PARTY AND SUCH OTHER PARTY’S GROUP FROM AND AGAINST EACH OF THE FOLLOWING: (A) ANY LOSSES ASSOCIATED WITH ANY PHYSICAL LOSS OF SUCH GAS AND LIQUID CONDENSATE (OTHER THAN, SUBJECT TO SECTION 5.6 AND SECTION 5.7, GATHERING SYSTEM L&U AND GATHERING SYSTEM FUEL), INCLUDING, THE VALUE OF SUCH LOST GAS AND LIQUID CONDENSATE, AND (B) ANY DAMAGES RESULTING FROM THE RELEASE OF ANY SUCH GAS OR LIQUID CONDENSATE, IN EACH CASE, EVEN IF SUCH LOSSES OR DAMAGES ARISE AS A RESULT OF THE STRICT LIABILITY OR NEGLIGENCE (JOINT, SEVERAL, ACTIVE, PASSIVE, SOLE, OR CONCURRENT) OF THE INDEMNIFIED PERSON OR A MEMBER OF SUCH INDEMNIFIED PERSON’S GROUP, EXCEPT TO THE EXTENT THAT SUCH LOSSES OR DAMAGES ARE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PERSON OR A MEMBER OF SUCH INDEMNIFIED PERSON’S GROUP.

Section 13.2 Shipper Indemnification. SUBJECT TO SECTION 13.1, SHIPPER AGREES TO AND SHALL RELEASE, DEFEND, INDEMNIFY AND HOLD HARMLESS GATHERER, AND GATHERER’S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, PARENT, AFFILIATES AND SUBSIDIARIES, (ALL OF THE FOREGOING, THE “GATHERER GROUP”) FROM AND AGAINST ALL LOSSES WHICH IN ANY WAY RESULT FROM ANY OF THE FOLLOWING: (A) THE OWNERSHIP, DESIGN, CONSTRUCTION, MAINTENANCE OR OPERATION OF SHIPPER’S FACILITIES, EVEN IF SUCH LOSSES ARISE AS A RESULT OF THE STRICT LIABILITY OR NEGLIGENCE (JOINT, SEVERAL, ACTIVE, PASSIVE, SOLE, OR CONCURRENT) OF GATHERER OR A MEMBER OF GATHERER’S GROUP, EXCEPT TO THE EXTENT THAT SUCH LOSSES OR DAMAGES ARE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF GATHERER OR A MEMBER OF GATHERER’S GROUP OR (B) ANY MATERIAL BREACH OF THIS AGREEMENT BY SHIPPER.

Section 13.3 Gatherer Indemnification. SUBJECT TO SECTION 13.1, GATHERER AGREES TO AND SHALL RELEASE, DEFEND, INDEMNIFY AND HOLD HARMLESS SHIPPER, AND SHIPPER’S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, PARENT, AFFILIATES AND SUBSIDIARIES, (ALL OF THE FOREGOING, THE “SHIPPER GROUP”) FROM AND AGAINST ALL LOSSES WHICH IN ANY WAY RESULT FROM ANY OF THE FOLLOWING: (A) THE OWNERSHIP, DESIGN, CONSTRUCTION, MAINTENANCE OR OPERATION OF THE GATHERING SYSTEM, EVEN IF SUCH LOSSES ARISE AS A RESULT OF THE STRICT LIABILITY OR NEGLIGENCE (JOINT, SEVERAL, ACTIVE, PASSIVE, SOLE, OR CONCURRENT) OF SHIPPER OR A MEMBER OF SHIPPER’S GROUP, EXCEPT TO THE EXTENT THAT SUCH LOSSES OR DAMAGES ARE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SHIPPER OR A MEMBER OF SHIPPER’S GROUP OR (B) ANY MATERIAL BREACH OF THIS AGREEMENT BY GATHERER.

Section 13.4 Actual Direct Damages. A PARTY’S DAMAGES RESULTING FROM A BREACH OR VIOLATION OF ANY REPRESENTATION, WARRANTY, COVENANT, AGREEMENT OR CONDITION CONTAINED IN THIS AGREEMENT OR ANY ACT OR OMISSION ARISING FROM OR RELATED TO THIS AGREEMENT SHALL BE LIMITED TO ACTUAL DIRECT DAMAGES AND SHALL NOT INCLUDE ANY OTHER LOSS OR DAMAGE, INCLUDING INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING LOST PROFITS, PRODUCTION, OR REVENUES, AND EACH PARTY EXPRESSLY RELEASES THE OTHER PARTY FROM ALL SUCH CLAIMS FOR LOSS OR DAMAGE OTHER THAN ACTUAL DIRECT DAMAGES; PROVIDED THAT LIMITATION TO DIRECT DAMAGES ONLY SHALL NOT APPLY TO ANY DAMAGE, CLAIM OR LOSS ASSERTED BY OR AWARDED TO THIRD PARTIES AGAINST A PARTY AND FOR WHICH THE OTHER PARTY WOULD OTHERWISE BE RESPONSIBLE UNDER THIS ARTICLE 13.

Section 13.5 Penalties. Except for instances of negligence or willful misconduct by Gatherer, Shipper shall release, indemnify, defend and hold Gatherer harmless from any scheduling penalties or Monthly balancing provisions imposed by a Processing Plant, Downstream Pipeline or Third Party Downstream Condensate Storage Tank in any transportation contracts or service agreements associated with, or related to, Shipper’s owned or Controlled

Gas, including any penalties imposed pursuant to the Downstream Pipeline’s tariff, or which may be caused by OFO’s, or by PDA’s or other pipeline allocation methods, or by unscheduled production, or by unauthorized production.

Section 13.6 Insurance. The Parties shall carry and maintain no less than the insurance coverage set forth in Exhibit E.

ARTICLE 14

ASSIGNMENT

Section 14.1 Assignment of Rights and Obligations under this Agreement.

(a) Except as specifically otherwise provided in this Agreement, neither Party shall have the right to assign its rights and obligations under this Agreement (in whole or in part) to another Person except with the prior written consent of the other Party, which consent may be withheld at such Party’s sole discretion. Notwithstanding the foregoing,

(i) Shipper may assign its rights and obligations under this Agreement to any Person to whom Shipper assigns or transfers an interest in any of the Dedicated Properties, insofar as this Agreement relates to such Dedicated Properties, without the consent of Gatherer; provided that (A) such Person assumes the obligations of Shipper under this Agreement insofar as it relates to such Dedicated Properties, (B) if such assignment or transfer is made to an Affiliate of Shipper, Shipper shall not be released from any of its obligations under this Agreement, (C) if such transfer or assignment is to a Person that is not an Affiliate of Shipper, Shipper shall be released from its obligations under this Agreement with respect to the Dedicated Properties so assigned, and (D) except in the case where original Shipper hereunder assigns or transfers all of its interests in the Dedicated Properties to another Person, no assignee of Shipper’s interest in any Dedicated Properties will be entitled to exercise the original Shipper’s rights under Section 14.1(b) and such rights shall remain with the original Shipper; and

(ii) Gatherer may assign its rights and obligations under the Gathering Agreement to any Controlled Affiliate (an “Affiliate Gatherer”) insofar and only insofar as the Gathering Agreement relates to the Dedicated Properties for which such Affiliate Gatherer will be providing Gathering Services (such Dedicated Properties, the “Affiliate Gatherer Dedicated Properties”); provided that if Gatherer assigns certain of its rights and obligations under the Gathering Agreement to an Affiliate Gatherer, Gatherer shall not be released from any of its obligations under the Gathering Agreement; provided further, that in lieu of assigning the Gathering Agreement, Shipper and Affiliate Gatherer may enter into a separate gathering agreement applicable to the Affiliate Gatherer Dedicated Properties that is substantially similar to this Agreement.

(b) Notwithstanding anything in this Agreement to the contrary, Shipper may assign Dedicated Properties free of the terms, conditions and obligations of this Agreement in a transaction:

(i) where such assignment is an exchange of undeveloped Dedicated Properties for other properties located in the Dedication Area, which other properties become subject to dedication under this Agreement or

(ii) where such assignment, farmout or other transfer of Dedicated Properties would not cause the amount of Dedicated Properties assigned pursuant to this Section 14.1(b)(ii) during the Term of this Agreement, on an aggregate basis, to exceed the then current Total Shipper Permitted Transfer Acres.

(c) Notwithstanding anything in this Agreement to the contrary, Shipper may assign ROFO Properties free of the terms, conditions and obligations of this Agreement.

(d) Shipper shall give Gatherer notice of any assignment of this Agreement and/or Dedicated Properties within 30 Days after the date of execution of such permitted assignment. This Agreement shall be binding upon and (except as otherwise provided in Section 14.1(a)(i)(D)), inure to the benefit of the respective permitted successors and assigns of the Parties. Any attempted assignment made without compliance with the provisions set forth in this Section 14.1 shall be null and void ab initio.

(e) Any release of any of the Dedicated Properties from dedication under this Agreement pursuant to Section 2.6 shall not constitute an assignment or transfer of such Dedicated Properties for the purposes of this Article 14.

Section 14.2 Pre-Approved Assignment. Either Party shall have the right without the prior consent of the other to (a) mortgage, pledge, encumber or otherwise impress a lien or security interest upon its rights and interest in and to this Agreement and (b) make a transfer pursuant to any security interest arrangement described in (a) above, including any judicial or non-judicial foreclosure and any assignment from the holder of such security interest to another Person.

Section 14.3 Change of Control. Except as expressly provided in Section 14.1, nothing in this Article 14 shall prevent Shipper’s members or owners from transferring their respective interests (whether equity or otherwise and whether in whole or in part) in Shipper. It is agreed that each member or owner of Shipper shall have the right to assign and transfer such member’s or owner’s interests (whether equity or otherwise and whether in whole or in part) in Shipper without restriction contained in this Agreement. Without the prior written consent of Shipper, Gatherer shall cause the members or owners of Gatherer to not transfer their respective equity interests (in whole or in part) in Gatherer.

ARTICLE 15

MISCELLANEOUS

Section 15.1 Relationship of the Parties. The rights, duties, obligations and liabilities of the Parties under this Agreement shall be individual, not joint or collective. It is not the intention of the Parties to create, nor shall this Agreement be deemed or construed to create, a partnership, joint venture or association or a trust. This Agreement shall not be deemed or construed to authorize any Party to act as an agent, servant or employee for any other Party for any purpose whatsoever except as explicitly set forth in this Agreement. In their relations with each other under this Agreement, the Parties shall not be considered fiduciaries.

Section 15.2 Notices. All notices and communications required or permitted to be given under this Agreement shall be sufficient in all respects if given in writing and delivered personally, or sent by bonded overnight courier, or mailed by U.S. Express Mail or by certified or registered United States Mail with all postage fully prepaid or by electronic mail with a PDF of the notice or other communication attached (provided that any such electronic mail is confirmed either by written confirmation or U.S. Express Mail), in each case, addressed to the appropriate Person at the address for such Person shown in Exhibit C. Any notice given in accordance herewith shall be deemed to have been given when (a) delivered to the addressee in person or by courier, (b) transmitted by electronic communications during normal business hours, or if transmitted after normal business hours, on the next Business Day, or (c) upon actual receipt by the addressee after such notice has either been delivered to an overnight courier or deposited in the United States Mail if received during normal business hours, or if not received during normal business hours, then on the next Business Day, as the case may be. Any Person may change their contact information for notice by giving notice to the other Parties in the manner provided in this Section 15.2.

Section 15.3 Expenses. Except as otherwise specifically provided, all fees, costs and expenses incurred by the Parties in negotiating this Agreement shall be paid by the Party incurring the same, including legal and accounting fees, costs and expenses.

Section 15.4 Waivers; Rights Cumulative. Any of the terms, covenants, or conditions hereof may be waived only by a written instrument executed by or on behalf of the Party waiving compliance. No course of dealing on the part of any Party, or their respective officers, employees, agents, or representatives, nor any failure by a Party to exercise any of its rights under this Agreement shall operate as a waiver thereof or affect in any way the right of such Party at a later time to enforce the performance of such provision. No waiver by any Party of any condition, or any breach of any term or covenant contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term or covenant. The rights of the Parties under this Agreement shall be cumulative, and the exercise or partial exercise of any such right shall not preclude the exercise of any other right.

Section 15.5 Entire Agreement; Conflicts. THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT OF THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ALL PRIOR AGREEMENTS, UNDERSTANDINGS, NEGOTIATIONS, AND DISCUSSIONS, WHETHER ORAL OR WRITTEN, OF THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF. THERE ARE NO WARRANTIES, REPRESENTATIONS, OR OTHER AGREEMENTS AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, INCLUDING THE EXHIBITS HERETO, AND NO PARTY SHALL BE BOUND BY OR LIABLE FOR ANY ALLEGED REPRESENTATION, PROMISE, INDUCEMENT, OR STATEMENTS OF INTENTION NOT SO SET FORTH.

Section 15.6 Amendment. This Agreement may be amended only by an instrument in writing executed by the Parties and expressly identified as an amendment or modification.

Section 15.7 Governing Law; Disputes. THIS AGREEMENT AND THE LEGAL RELATIONS AMONG THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION. ALL OF THE PARTIES HERETO CONSENT TO THE EXERCISE OF JURISDICTION IN PERSONAM BY THE UNITED STATES FEDERAL DISTRICT COURTS LOCATED IN THE STATE OF PENNSYLVANIA FOR ANY ACTION ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL BE EXCLUSIVELY LITIGATED IN THE UNITED STATES FEDERAL DISTRICT COURTS HAVING SITES IN PITTSBURGH, PENNSYLVANIA (AND ALL APPELLATE COURTS HAVING JURISDICTION THERE OVER). EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 15.8 Parties in Interest. Nothing in this Agreement shall entitle any Person other than the Parties to any claim, cause of action, remedy or right of any kind.

Section 15.9 Preparation of Agreement. Both Parties and their respective counsel participated in the preparation of this Agreement. In the event of any ambiguity in this Agreement, no presumption shall arise based on the identity of the draftsman of this Agreement.

Section 15.10 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 15.11 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by electronic mail shall be deemed an original signature hereto.

Section 15.12 Confidentiality. All geophysical, geological or completion data (other than data routinely publicly disclosed by other oil and gas producers) provided by Shipper to Gatherer in connection with this Agreement shall be kept confidential by Gatherer unless the release of such information to a Third Party is agreed upon by the Parties or is required by Law. Any permitted release of information must have the prior written consent of Shipper hereto and said Third Party must agree in writing to be bound by the provisions of this Section. Nothing in this Agreement shall prohibit Gatherer from disclosing whatever information in such manner as may be required by statute, rule or regulation, including the rules or regulations of any stock exchange on which any securities of Gatherer or any Affiliates are traded; nor shall any Party be prohibited by the terms hereof from disclosing information acquired under this Agreement to any financial institution or investors providing or proposing financing to Gatherer.

ARTICLE 16

OPERATING TERMS AND CONDITIONS

Section 16.1 Terms and Conditions. Gatherer’s Operating Terms and Conditions, a copy of which is attached hereto as Exhibit A, are for all purposes incorporated in this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement in duplicate originals to be effective as of the Execution Date.

“Shipper”		“Gatherer”

CNX GAS COMPANY LLC		CONE MIDSTREAM PARTNERS LP

By: CONE Midstream Partners GP LLC, its general partner

By:	/s/ Joseph M. Fink	By:	/s/ Joseph M. Fink

Name:	Joseph M. Fink	Name:	Joseph M. Fink

Title:	Authorized Signatory	Title:	Chief Operating Officer

Signature Page

Gathering Agreement

EXHIBIT A

OPERATING TERMS AND CONDITIONS

1.1 Quality Specifications. It is the intent of the Parties that the Gathering System will be operated as a field gathering system, and as such, Gas and Liquid Condensate received from Shipper at the Receipt Points generally will be commercially free from objectionable odor, dust, gum, dirt, sand, impurities and other solid, (other than Liquid Condensate) free liquids or hazardous matter which might interfere with the merchantability of the Gas or Condensate or cause injury to or interference with proper operation of the lines, regulators, meters, or other appliances through which the Gas and Condensate flows.

1.2 Gas Nominations and Scheduling.

(a) Gas shall be gathered only under a nomination submitted by Shipper. For purposes of this Agreement, a nomination is an offer by Shipper to Gatherer of a stated quantity of Gas for gathering from a specified Receipt Points to a specified Delivery Points. The terms of such nomination shall comply with the nominating procedures set forth below.

(b) If required by Gatherer, Shipper shall nominate according to the then effective NAESB standards and any additional Downstream Pipeline’s requirements. Nominations may be submitted by telephone or electronically transmitted according to the same NAESB standards and any additional Downstream Pipeline’s requirements. Should Shipper desire to change the nomination during such Month, such change to the nomination shall be made in accordance with the nomination procedures of the Downstream Pipeline. Gas shall be delivered by Gatherer in accordance with confirmation by the Downstream Pipeline of the nomination and/or changes to the nomination.

1.3 Gas Balancing.

(a) Volumes of Gas delivered by Shipper and received by Gatherer at the Receipt Points shall conform as closely as possible to the volumes nominated by Shipper at each Receipt Point and shall be delivered by Shipper to Gatherer at hourly rates of flow that are, as nearly as practicable, uniform throughout the Day. Subject to Gatherer’s operating conditions and contractual requirements, volumes delivered by Gatherer to Shipper or for Shipper’s account at the Delivery Points shall conform as closely as possible to the volumes nominated by Shipper for delivery by Gatherer that Day at the Delivery Points, less any deductions applicable to Shipper for Gathering System L&U, Gathering System Fuel and any imbalance corrections, except that Gatherer may conform such volumes to the volumes actually delivered by Shipper at Gatherer’s Receipt Points to the extent possible. Upon prior notice to Shipper, Gatherer may temporarily interrupt or curtail receipts and/or deliveries at any time, and from time to time in accordance with operating conditions on the Gathering System in order to balance receipt or deliveries on the Gathering System or to correct any current or anticipated imbalances.

(b) Shipper and Gatherer agree that:

(i) It is the intent of Shipper and Gatherer that Gas be received and re-delivered under this Agreement at the same rates, as nearly as practicable and subject to changes mandated by the Downstream Pipeline, and Shipper shall not in any manner utilize the Gathering System for storage or peaking purposes.

(ii) Gas delivered to Gatherer under this Agreement during any Day shall be delivered at as nearly a constant rate as operating conditions and relevant Downstream Pipelines will permit.

(iii) In the event interruption or curtailment of service is required, Gatherer’s dispatcher will advise (by telephone, following up by e-mail) Shipper of an interruption or curtailment as soon as practicable or in any event within four hours of the occurrence of such event.

(iv) Subject to its adherence to the priority of service and related obligations imposed by the Agreement to which these Operating Terms and Conditions are attached, nothing contained in this Agreement shall preclude Gatherer from taking reasonable actions necessary to adjust receipts or deliveries under this Agreement in order to maintain the operational integrity and safety of the Gathering System.

(c) Gatherer shall maintain an imbalance account (the “Imbalance Account”) for Shipper and each other shipper which reflects for each Month with respect to each shipper (including Shipper) (i) the total volumes received, delivered, and retained; (ii) the total imbalance for such Month, and the cumulative imbalance through the end of such Month; (iii) previous and new imbalance positions; and (iv) any other information deemed necessary and appropriate by Gatherer, all on a total system basis. Gatherer shall provide Shipper reasonable access to Shipper’s Imbalance Account and a statement of Shipper’s Imbalance Account within five Business Days following the end of each Month. Gatherer may provide Shipper with notices of imbalances and the Monthly statement of Shipper’s Imbalance Account by electronic mail, United States Mail or other delivery service, or any other means deemed reasonable by Gatherer under the circumstances.

(d) Each Month, Gatherer and Shipper shall cooperate and use all reasonable efforts to reduce any cumulative imbalance in the Imbalance Account to zero. At any time such an imbalance exists, Gatherer shall advise Shipper to deliver volumes of Gas in addition to its nominated volumes to address an imbalance in favor of Shipper, or to deliver volumes of Gas that are less than its nominated volumes to address an imbalance in favor of Gatherer. Gatherer may also require Shipper to make appropriate adjustments to its nominations and deliveries to correspond to adjustments that Gatherer is required to make by Downstream Pipelines. Gatherer shall also have the right (acting in its reasonable discretion) to adjust nominations or take other actions, including suspending receipts and deliveries of Gas by Gatherer, necessary to correct an existing imbalance or mitigate an anticipated imbalance. The Parties may also cash out cumulative imbalances using the foregoing methodology for any period prior to the end of the Term as the Parties mutually agree, in which case all Monthly imbalances during such period shall be deemed reduced to zero for purposes of the cash out price to be calculated at the end of the Term.

(e) As between the Parties, Shipper shall be responsible for and shall bear any penalties imposed or assessed by Downstream Pipelines for imbalances in receipts and/or deliveries with respect to and solely attributable to Shipper’s Gas. In the event Gatherer incurs any costs and/or penalties from a Downstream Pipeline as a result of and solely attributable to Shipper’s over-deliveries or under-deliveries, Shipper shall also be responsible for and shall reimburse Gatherer for such costs and/or penalties and indemnify and hold Gatherer harmless and free from all such payments, charges, and/or penalties so long as such imbalances and/or over/under deliveries are caused by and solely attributable to Shipper and not by Gatherer or a Third Party.

(f) At the end of the Term, if any cumulative imbalance remains, the Parties shall cash out such cumulative imbalance using the average first of the Month price for Gas for the prior two production Months at the end of the term reflected by the index price in Inside F.E.R.C., Gas Market Report of Spot Prices Delivered to Pipelines as published by McGraw-Hill for the relevant geographic area where the imbalance occurred. Should such index cease to be published, then the Parties will mutually agree on a similar index or publication for such index price for the relevant geographic area where the imbalance occurred.

1.4 Measurement Devices.

(a) Gatherer shall construct, install, own and operate the Measurement Devices located at the Receipt Points other than the Shipper Meters. The Measurement Devices installed by Gatherer shall be, subject to Shipper’s approval of such location, as close as practicable to the applicable Well or Well Pad. Shipper shall have the right, at its sole expense, to install, own and operate Measurement Devices located at the Receipt Points (such Measurement Devices installed, owned and operated by Shipper or Noble, the “Shipper Meters”); provided that (i) such equipment is installed so as not to interfere with Gatherer’s Measurement Devices (if any) and (ii) Shipper shall take steps that are reasonable and customary in the industry to mitigate or prevent any Gas pulsation problems or Gas quality problems (such as sand or water) that may interfere with Gatherer’s Measurement Devices at the Receipt Points. Gather may elect to use a Shipper Meter as the Measurement Device for a Receipt Point in lieu of constructing, installing, owning and operating a Measurement Device located at such Receipt Point by providing written notice to Shipper. If Gatherer elects to use such Shipper Meter as the Measurement Device for a Receipt Point, Shipper shall provide Gatherer reasonable access to such Shipper Meter, including as set forth under Section 1.4(f) of this Exhibit A, and prior advance written notice of, and the ability to witness, the calibration of such Shipper Meter.

(b) Gatherer shall install, own and operate (or cause to be installed, owned, and operated) the Measurement Devices located at the Delivery Points and any check meters at the Delivery Points. The Measurement Devices must have the capacity to compensate for Gas characteristics in real time and/or through periodic spot sampling and, where applicable, shall also be capable of measuring by component the volumes of NGLs contained in the Gas stream. Gatherer shall provide reasonable access to Gatherer’s Measurement Devices.

(c) Gatherer’s Measurement Devices will be constructed, installed and operated in accordance with the following depending on the type of meters used:

(i) Orifice Meters – in accordance with ANSI/API 2530 (American Gas Association Report No. 3), Orifice Metering of Natural Gas and Other Hydrocarbon Fluids, Second Edition, dated September 1985, and any subsequent amendments, revisions or modifications thereof.

(ii) Electronic Transducers and Flow Computers (solar and otherwise) – in accordance with the applicable American Gas Association standards, including American Gas Association Measurement Committee Report Nos. 3, 5, 6 and 7 and any subsequent amendments, revisions, or modifications thereof.

(iii) Ultrasonic Meters – in accordance with the American Gas Association Measurement Committee Report No. 9 (American Gas Association Report No. 9), dated June 1998, and any subsequent amendments, revisions or modifications thereof.

(d) Gatherer may, but shall not be obligated to, replace or make any alterations to the Measurement Devices necessary to comply any subsequent amendments, revisions or modifications of the American Gas Association Reports cited above.

(e) The accuracy of all owned Measurement Devices will be verified by Gatherer at bi-annual intervals and, if requested, in the presence of a representative of Shipper. Gatherer shall verify the accuracy of any owned Measurement Device before the next bi-annual verification required by the preceding sentence if Shipper requests a special test as described below. Notwithstanding the foregoing, however, when Daily deliveries of Gas at any Receipt Point or Delivery Point average 15,000 MSCF per Day or greater during any Month, the accuracy of the Measurement Devices at such Receipt Point or Delivery Point will be verified quarterly. If, upon any test, any Measurement Device is found to be inaccurate by 2% or less, previous readings of such Measurement Device will be considered correct in computing the deliveries of Gas under this Agreement, but such Measurement Device will immediately be adjusted to record accurately (within the manufacturer’s allowance for error). If, upon any test, any Measurement Device is found to be inaccurate by more than 2% of a recording corresponding to the average hourly flow rate for the period since the last test, such Measurement Device will immediately be adjusted to record accurately (within the manufacturer’s allowance for error) and any previous recordings of such Measurement Device will be corrected to zero error for any period which is known definitely or agreed upon. If such period is not known or agreed upon, such correction will be made for a period covering one-half ( 1⁄2) of the time elapsed since the date of the latest test, but not to exceed 45 Days when the Measurement Device is tested quarterly and not to exceed 180 Days when the Measurement Device is tested bi-annually. If Shipper desires a special test of any Measurement Device, at least 72 hours’ advance notice will be given to Gatherer by Shipper, and both Parties will cooperate to secure a prompt test of the accuracy of such Measurement Device. If the Measurement Device so tested is found to be inaccurate by 2% or less, Gatherer will have the right to bill Shipper for the costs incurred due to such special test, including any labor and transportation costs, and Shipper will pay such costs promptly upon invoice therefor.

(f) If requested by Shipper the Measurement Devices shall include a sufficient number of data ports, and Gatherer shall permit Shipper to connect to such data ports, as shall be required to provide to Shipper on a real-time basis all measurement data generated by such measurement equipment. Shipper shall be responsible at its own cost for obtaining equipment and/or services to connect to such data ports and receive and process such data. If requested by Gatherer the Shipper Meters shall include a sufficient number of data ports, and Shipper shall permit Gatherer to connect to such data ports, as shall be required to provide to Gatherer on a real-time basis all measurement data generated by such measurement equipment. Gatherer shall be responsible at its own cost for obtaining equipment and/or services to connect to such data ports and receive and process such data.

(g) The charts and records by which measurements are determined shall be available for the use of both Parties in fulfilling the terms and conditions thereof. Each Party shall, upon request of the other, mail or deliver for checking and calculation all volume and temperature meter records in its possession and used in the measurement of Gas delivered under this Agreement within 30 Days after the last chart for each billing period is removed from the meter. Such data shall be returned within 90 Days after the receipt thereof.

(h) Each Party shall preserve or cause to be preserved for mutual use all test data, charts or other similar records in accordance with the applicable rules and regulations of regulatory bodies having jurisdiction, if any, with respect to the retention of such records, and, in any event, for at least 24 Months.

1.5 Measurement Procedures. The measurements of the quantity and quality of all Gas delivered at the Receipt Points and Delivery Points will be conducted in accordance with the following:

(a) The unit of volume for measurement will be one Standard Cubic Foot. Such measured volumes, converted to MSCF, will be multiplied by their Gross Heating Value per MSCF.

(b) The temperature of the Gas will be determined by a recording thermometer installed so that it may record the temperature of the Gas flowing through the meters, or such other means of recording temperature as may be mutually agreed upon by the Parties. The average of the record to the nearest one degree Fahrenheit, obtained while Gas is being delivered, will be the applicable flowing Gas temperature for the period under consideration.

(c) The specific gravity of the Gas will be determined by a recording gravitometer or chromatographic device installed and located at a suitable point determined by Shipper to record representative specific gravity of the Gas being metered or, at Shipper’s or its designee’s option, by continuous sampling or spot sampling using standard type gravity methods. If a recording gravitometer or chromatographic device is used, the gravity to the nearest one-thousandth (0.001) obtained while Gas is being delivered will be the specific gravity of the Gas sampled for the recording period. The gravity to the nearest one-thousandth (0.001) will be determined concurrently with the accuracy of the Measurement Devices as provided in Section 1.4(e) of this Exhibit A.

(d) Adjustments to measured Gas volumes for the effects of supercompressibility will be made in accordance with accepted American Gas Association standards. Gatherer or its designee will obtain appropriate carbon dioxide and nitrogen mole fraction values for the Gas delivered as may be required to compute such adjustments in accordance with standard testing procedures. At Gatherer’s or its designee’s option, equations for the calculation of supercompressibility may be taken from the American Gas Association Report No. 8, 1992, Compressibility and Supercompressibility for Natural Gas and Other Hydrocarbon Gases, latest revision.

(e) For purposes of measurement and meter calibration, the atmospheric pressure for each of the Receipt Points and Delivery Points will be assumed to be the pressure value determined by Shipper for the county elevation in which such point is located pursuant to generally accepted industry practices irrespective of the actual atmospheric pressure at such points from time to time.

(f) The Gross Heating Value of the Gas delivered at the Receipt Points and Delivery Points will be determined when each Well is placed on-line and at least bi-annually by means of some approved method of general use in the Gas industry; provided, however, that when Daily deliveries of Gas at any Receipt Point or Delivery Point average 1,000 MSCF per Day or greater during any Month, the Gross Heating Value of the Gas delivered at such Receipt Point or Delivery Point will be determined Monthly by a chromatographic analysis of a flow proportional sample taken at a suitable point on the facilities to be representative of the Gas being metered.

(g) Other tests to determine water content, sulfur and other impurities in the Gas will be conducted whenever requested by either Party and will be conducted in accordance with standard industry testing procedures. The Party requested to perform such tests will bear the cost of such tests only if the Gas tested is determined not to be within the quality specification set forth below. If the Gas is within such quality specification, the requesting Party will bear the cost of such tests.

(h) If, during the Term of this Agreement, a new method or technique is developed with respect to Gas measurement or the determination of the factors used in such Gas measurement, such new method or technique may be substituted for the method set forth in this Agreement; provided that Gatherer receives Shipper’s written consent, and that the new method or technique is in accordance with accepted standards of the American Gas Association.

1.6 Gas Meter Adjustments. In the event a meter is out of service or registering inaccurately, the quantities of Gas received or delivered during such period shall be determined as follows:

(a) By using the registration of any check meter or meters, if installed and accurately registering; or in the absence of such check meters,

(b) By using a meter operating in parallel with the estimated volume corrected for any differences found when the meters are operating properly,

(c) By correcting the error if the percentage of error is ascertainable by calibration, tests or mathematical calculation; or in the absence of check meters and the ability to make corrections under this subparagraph (b), then,

(d) By estimating the quantity received or delivered by receipts or deliveries during periods under similar conditions when the meter was registering accurately.

1.7 Curtailment of Gas. If capacity on the Gathering System, or any Facility Segment, is interrupted, curtailed or reduced, or capacity is insufficient for the needs of all shippers desiring to use such capacity, the holders of Interruptible Service will be curtailed first, the holders of Priority Two Service shall be curtailed second and the holders of Priority One Service shall be curtailed last. As among the holders of Priority One Service, the capacity available on each Facility Segment to Priority One Service under the preceding sentence shall be allocated among the holders of Priority One Service on a pro rata basis, based on the percentage derived by dividing the Daily average volume of Gas actually Tendered by each holder of Priority One Service to Receipt Points on the Gathering System during the prior 90 Day period by the total volume of such Gas actually Tendered by all holders of Priority One Service during such period. As among the holders of Priority Two Service, the capacity available on each Facility Segment to Priority Two Service under the preceding sentence shall be allocated among the holders of Priority Two Service on a pro rata basis, based on the percentage derived by dividing the Daily average volume of Gas actually Tendered by each holder of Priority Two Service to Receipt Points on the Gathering System during the prior 90 Day period by the total volume of such Gas actually Tendered by all holders of Priority One Service during such period. As among holders of Interruptible Service, the capacity available to such service, if any, shall be allocated pro rata among the holders of such service based on the percentage derived by dividing the Daily average volume of Gas actually Tendered by each holder of Interruptible Service to Receipt Points on the Gathering System during the prior 60 Day period by the total volume of such Gas actually Tendered by all holders of Interruptible Service during such period. In the event only one or more non-integrated Facility Segments are curtailed, in each case such pro ration shall be based upon the volumes nominated on the Facility Segment in question.

1.8 Allocations. Allocations required for determining payments or fees due under this Agreement shall be made by Gatherer. Gatherer shall provide an allocation methodology to Shipper for its review and approval. This Section 1.8 and shall be based upon the measurements taken and quantities determined for the applicable Month.

(a) The following definitions shall be applicable:

(i) “Fuel Point” means a point on the Gathering System where Gathering System Fuel is measured, sampled, calculated or consumed; and

(ii) “System Receipt Point” means all receipt points at which Gas is delivered into the Gathering System, including the Receipt Points.

(b) Gathering System Fuel shall be allocated to each System Receipt Point upstream of the applicable Fuel Point by multiplying the Gathering System Fuel in MMBtus measured at the applicable Fuel Point during the applicable Month by a fraction, the numerator of which is the volume of Gas in MSCFs received into the Gathering System at such System Receipt Point during such Month, and the denominator of which is the aggregate volume of Gas in MSCFs received into the Gathering System at all System Receipt Points upstream of the applicable Fuel Point during such Month.

(c) For Facility Segments where there is no injected Liquid Condensate, Drip Condensate collected from a Facility Segment shall be allocated to each Gathering System Receipt Point on such Facility Segment by (i) multiplying the total volume of Gas (in MSCFs) received at each such Receipt Point on such Facility Segment during the applicable Month by the Gallons per MSCF of pentanes and heavier components in such Gas, determined at the relevant System Receipt Point, to determine the theoretical quantity of Drip Condensate in such Gas and (ii) allocating the volume of Drip Condensate measured at the Delivery Point on such Facility Segment during such Month to each such System Receipt Point based on a fraction the numerator of which is the theoretical volume of Drip Condensate attributable to such System Receipt Point during such Month and the denominator of which is the theoretical volume of Drip Condensate for all such System Receipt Points during such Month.

(d) For Facility Segments where there is injected Liquid Condensate, the Liquid Condensate collected from a Facility Segment and sold or delivered to Shipper in accordance with Section 4.8 shall first be allocated to injected Liquid Condensate at each System Receipt Point and then to Drip Condensate from Gas received at System Receipt Points. If the total Condensate collected from the Facility Segment is equal to, or less than, the sum of the injected Liquid Condensate from each receipt point, then the Condensate allocated to each System Receipt Point shall be allocated by (i) dividing the individual System Receipt Point injected Liquid Condensate volume by the sum of the individual System Receipt Point injected Liquid Condensate volumes, and (ii) multiplying the resulting fraction by the total volume of Condensate received from the Facility Segment and sold or delivered to Shipper in accordance with Section 4.8. If the total Condensate volume collected from the Facility Segment and sold or delivered to Shipper in accordance with Section 4.8 is greater than the sum of the injected Liquid Condensate volumes from each System Receipt Point, the allocation to each System Receipt Point first allocates injected Liquid Condensate volumes to each System Receipt Point and then allocates Drip Condensate volumes to each System Receipt Point. In the first allocation of injected Liquid Condensate volumes, each System Receipt Point is credited with 100% of its injected Liquid Condensate volume. In the second allocation of Drip Condensate to each System Receipt Point, the total Drip Condensate volume collected from the Facility Segment is calculated by subtracting the sum of the individual System Receipt Point injected Liquid Condensate volumes received in the Facility Segment from the total Condensate volume received from the Facility Segment and sold or delivered to Shipper in accordance with Section 4.8, and then allocating the total Drip Condensate volume according to the preceding paragraph.

(e) The Gathering System L&U in any Month shall be determined by subtracting from the sum of the total Thermal Content of Gas received at all System Receipt Points on the Gathering System during such Month the sum of (i) the Thermal Content of Gas actually delivered to the Delivery Points on the Gathering System during such Month, (ii) the Thermal Content of Gas consumed as Gathering System Fuel measured at all Fuel Points on the Gathering System during such Month, (iii) the Thermal Content of all Condensate recovered from the Gathering System during such Month (other than Liquid Condensate vaporized and re-injected into the Gas stream), and (iv) the Thermal Content of fuel, shrinkage, and lost and unaccounted for Gas associated with any processing carried out by or on behalf of Shipper and other shippers between the System Receipt Points and the Delivery Points, as allocated to Producer pursuant to its agreement with the processor.

EXHIBIT B-1

JOINT DEDICATED PROPERTIES

Lease #	Original Lessor/Grantor	Date	Book	Page	Instrument #	County	State
120554000	JAMES A STEPP	4/5/2006	348	146	0	Greene	PA
153191000	HARRY E WEBSTER ET UX	7/28/1986	43	139		Greene	PA
153203000	MELVIN M MCCONNELL	12/14/1977	625	1055		Greene	PA
153204001	EWING B POLLOCK ET AL	1/6/1978	149	793		Greene	PA
156539000	JOHN H MOONEY ET UX	11/10/2009	625	390-392	200900006538	Greene	PA
156573000	LINDA M. HOPF	8/18/2009	618	1069-1071	200900005026	Greene	PA
156574000	GILBERT & RACHEL STAINBROOK IV	8/18/2009	419	1066-1068	200900005025	Greene	PA
156589001	WILLIAM E PORTER	8/31/2009	420	1048-1050	20090005317	Greene	PA
156589002	RALPH E PORTER	8/31/2009	420	1051-1054	200900005318	Greene	PA
156610000	JAMES D HEWITT ET UX	6/19/2009	420	1055	200900005319	Greene	PA
156749000	MICHAEL G WHITE ET UX	1/18/2010	468	2235	201400002815	Greene	PA
156750000	MYRA J GIBSON	1/18/2010	468	2240	201400002816	Greene	PA
156887000	CARL W. HILDRETH ET UX	7/11/2002	370	407	200700002897	Greene	PA
156888000	JAMES MOONEY ET UX	2/14/2003	437	2747-2754	201100000979	Greene	PA
156924000	TERRY L. AMOS	6/1/2010	434	948-951	201000005865	Greene	PA
156979001	JAMES D WISE	7/28/2010	436	3380	201100000697	Greene	PA
156979002	CLARENCE W WISE JR	7/26/2010	436	3579	201100000744	Greene	PA
156981001	KEITH L WISE ET UX	7/26/2010	436	3384	201100000698	Greene	PA
156991000	ROLLIN N SWANK ET UX	9/1/2010	436	1486-1489	201100000415	Greene	PA
156992000	LAWRENCE S REFOSCO ET UX	9/14/2010	436	1490-1493	201100000416	Greene	PA
157027000	HAROLD A MOORE ET UX	5/27/2011	441	3760	201100004687	Greene	PA
157036000	JODY LYNN WEBSTER	11/15/2011	447	3335	201200000837	Greene	PA
157037000	JOSEPH A. WEBSTER AND JODY LYNN WEBSTER	11/15/2011	447	3678	201200000931	Greene	PA
178527000	LAWRENCE E CROUSE ET UX	5/7/2008	391	82		Greene	PA
178574000	DAVID ROSBOROUGH ET UX	7/22/2008	447	1007	20120000332	Greene	PA
178578000	GRACE E MILLER	7/8/2008	446	1467	201100007026	Greene	PA
178579000	HAROLD A MOORE ET UX	7/8/2008	404	570-573	200900000533	Greene	PA
178580000	PECHIN LEASING INC.	8/6/2008	396	1218	200800004484	Greene	PA
178584000	RICHARD E MARTIN ET UX	5/29/2008	392	677-680		Greene	PA
181079000	BERNARD GLOS ET UX	5/2/2008	391	102	200800002662	Greene	PA
181080000	HARRY RUTAN ET UX	5/1/2008	391	86	200800002659	Greene	PA
181081000	CHARLES W WILLIAMS ET UX	5/19/2008	391	90	200800002660	Greene	PA
239412000	DENNIS S RUTAN ET UX	4/24/2012	451	628	201200003554	Greene	PA
244841000	GERALD L ANDERSON ET UX	9/3/2008	396	1112	200800004460	Greene	PA

B-1-1

Lease #	Original Lessor/Grantor	Date	Book	Page	Instrument #	County	State
244842000	CHARLES W GREENE ET UX	9/30/2008	461	1	201300004024	Greene	PA
250255000	TERRY J CAPOZZA	8/10/2012	453	3045	201200005656	Greene	PA
209277000	FINLEY COMPANY	6/27/1957	537	1	0	Greene	PA
209278000	FINLEY COMPANY	6/27/1957	537	3	0	Greene	PA
209279000	FINLEY COMPANY	6/27/1957	537	5	0	Greene	PA
209280000	FINLEY COMPANY	6/27/1957	537	7	0	Greene	PA
209281000	FINLEY COMPANY	6/27/1957	537	9	0	Greene	PA
209284000	FINLEY COMPANY	12/10/1958	536	128	0	Greene	PA
209286000	MANOR REAL ESTATE COMPANY	7/25/1960	537	16	0	Greene	PA
209287000	MANOR REAL ESTATE COMPANY	6/11/1962	537	19	0	Greene	PA
209288000	MANOR REAL ESTATE COMPANY	6/21/1965	536	134	0	Greene	PA
209371000	SUPLER, VERNON W & DOROTHY	6/1/1981	665	467	0	Greene	PA
209455000	JENKINS, CATHERINE L	5/6/1992	100	1208	0	Greene	PA
209477000	MARTIN, VIRPI K	9/8/1994	133	626	0	Greene	PA
220560000	ANDERSON, LARRY L & ERMA D	2/18/2010	427	141	201000000847	Greene	PA
252898000	HARRY L RUTAN ET UX	10/12/1993	120	972	0	Greene	PA
209276000	Finley Company	7/30/1957	536	132		Greene	PA
209282000	Finley Company	6/27/1957	537	11		Greene	PA
209394000	Pollock, Ewing B & Margaret F	12/16/1983	403	499	200900000237	Greene	PA
209489000	Paul S Hornor Et Al	6/20/1983	667	1103		Greene	PA
156794000	LARRY L. & ERMA D. ANDERSON	2/18/2010	427	141-144	201000000847	Greene	PA
216044000	BARDELLA, WILLIAM A & ROXIE G	3/12/1993	112	208		Greene	PA
220146000	WARD, ANTHONY J	4/14/1992	99	1146		Greene	PA
257921000	VERNON SUPLER ET UX	5/1/1948	427	517	201000000925	Greene	PA
153089000	THOMAS R MILLIGAN ET UX	6/4/2008	0	0	200817192	Washington	PA
156249000	BETTY J GILDOW	9/18/2009			200938755	Washington	PA
156264000	G J MARINCHAK ET UX	9/1/2009			201009741	Washington	PA
156274000	GEORGE POSTLETHWAIT ET UX	9/18/2009			201017018	Washington	PA
156293000	JOHNNY L PIERSON SR	9/11/2009			2010104269	Washington	PA
156348001	MARY JO REYNOLDS	3/15/2010			201031925	Washington	PA
156348002	FRANCES C. DESANTIS	3/22/2010			201103294	Washington	PA
156348003	MABEL L MALONE AKA MABEL MALONE	3/15/2010			201103288	Washington	PA
156354001	MARY JO REYNOLDS	3/15/2010			201031923	Washington	PA
156354002	FRANCIS C. DESANTIS	3/22/2010			201103296	Washington	PA
156354003	MABEL L MALONE	3/15/2010			201103292	Washington	PA
156365000	PETER A COSSU ET UX	6/9/2010			201102660	Washington	PA
156366000	LEON JOSEPH GOLICK AND LINDA ANN SPENCER	6/7/2010			201102661	Washington	PA

B-1-2

Lease #	Original Lessor/Grantor	Date	Book	Page	Instrument #	County	State
156367000	CLARENCE A. HARRIS AND CAROL COSSU HARRIS	6/9/2010			201102662	Washington	PA
156368000	MARK D. & MARIANNE R. VALERIO	3/20/2010			201102663	Washington	PA
156369000	KEVIN E YOCUM	6/22/2010			201102664	Washington	PA
156371000	JOHN S BUCHANAN ET UX	5/6/2010			201104611	Washington	PA
156376000	DOROTHY M CLUTTER	11/11/2010			201103843	Washington	PA
156378002	ROBERT W. DOWHEN	12/31/2010			201112318	Washington	PA
156378003	SUSAN B. DONOHUE	12/12/2010			201112320	Washington	PA
156378004	RICHARD SCOTT BALSLEY	3/29/2011			201118278	Washington	PA
156378005	VON DALE L. BALSLEY	1/12/2011			201112321	Washington	PA
156378006	CONNIE K. O’LEARY	1/12/2011			201112322	Washington	PA
156378007	TERREANCE W S WHITTEN	9/30/2011			201127241	Washington	PA
156378008	RICHARD SCOTT BALSLEY	6/30/2011			201120536	Washington	PA
156378009	KATHLEEN A. MOORE	7/22/2011			201126495	Washington	PA
156378010	WILLIAM K WHITTEN JR	11/21/2011			201216449	Washington	PA
156393000	JUDITH MILLER	3/2/2011			201122758	Washington	PA
156394000	RONALD W LAIPPLE ET UX	3/2/2011			201119370	Washington	PA
156396000	GEORGE E. SILVERS, JR.	4/25/2011			201121667	Washington	PA
156397000	VAUGHN E. HOUSTON	3/29/2011			201118283	Washington	PA
156406000	ANTHONY R. REESE AND HELEN REESE	3/2/2011			201129515	Washington	PA
156408000	CARL S. CALABRO	7/12/2011			201129333	Washington	PA
156409000	STEWART ODELL DAGUE AND MARY JANE DAGUE	7/12/2011			201128437	Washington	PA
156410001	LARRY D. & TAMMY R. HOUSTON	7/19/2011			201127242	Washington	PA
156415000	DALE PRYOR	8/30/2011			201129781	Washington	PA
156418000	GEORGE E MURR JR ET UX	9/15/2011			201130741	Washington	PA
156419000	EARL CLUTTER ET UX	10/18/2011			201129324	Washington	PA
156420000	THOMAS E WARD JR	2/16/2012			201205120	Washington	PA
156422000	THE GENE AND EDITH CONKLIN FAMILY CORPORATION	9/22/2011			201128439	Washington	PA
156423000	THE WILLIAM JAMES HUTSON LIVING TRUST	1/7/2009			200901929	Washington	PA
156425000	JACK PETTIT	6/13/2008			200824912	Washington	PA
156426000	DOMINIC J. WATERS AND JOANNE D. WATERS	1/21/2009			200908240	Washington	PA
156427000	LAWRENCE W. SCOTT & MARYLIN V. SCOTT	2/9/2009			200913916	Washington	PA
156428000	MARLA L. WEST	8/25/2009			201001007	Washington	PA
156429000	HENRY M STEIN ET UX	9/22/2009			20103174	Washington	PA
156430000	NANCY ZITKO	9/30/2009			201000181	Washington	PA
156431000	MARGARET SUE IREY	9/22/2009			201003254	Washington	PA
156432000	RICHARD D.A. WEST, GENERAL PARTNER, WEST FORK FARM	4/25/2009			200915289	Washington	PA

B-1-3

Lease #	Original Lessor/Grantor	Date	Book	Page	Instrument #	County	State
156433000	RONALD E RUSSELL ET UX	3/31/2010			201124735	Washington	PA
156434000	KELLIE H BAIRD ET VIR	6/17/2010			201031778	Washington	PA
156435000	LORI LEIGH KOFFLER & MARK A. MOYAR	7/23/2010			201038133	Washington	PA
156436000	WILLIAM E. HILDEBRAND AND PHYLLIS HILDEBRAND	7/25/2008			201124735	Washington	PA
156437000	FRED O RUSSELL ET UX	4/1/2010			201124735	Washington	PA
156438000	KENNETH CARL WEIMER & SONDRA M. WEIMER	7/15/2010			201124735	Washington	PA
156439000	JOSEPH W. & GRESCHEN C. SULLA	4/21/2010			201124735	Washington	PA
156441000	JEFFERY A PREM ET UX	9/16/2011			201130745	Washington	PA
156443000	JAMES D. HOLDEN	10/12/2011			201129783	Washington	PA
156445000	PATTY WYNN	10/5/2011			201132136	Washington	PA
156447000	RICK G. & JUDI K. SHIPMAN	10/4/2011			201206383	Washington	PA
156448000	ROBERT GENE CONKLIN ET UX	2/20/2008			200810475	Washington	PA
156449000	REED B. DAY ET AL	12/15/2009			201011682	Washington	PA
156450000	BRUCE PHILLIPS ET UX	5/20/2010			201031306	Washington	PA
156451001	CYRIL N. WALTHER ET UX	7/31/2009			201000171	Washington	PA
156452001	CYRIL N. WALTHER ET UX	6/8/2011			201118752	Washington	PA
156453000	ROBERT GAYLOR ET UX	7/22/2009			200934205	Washington	PA
156454000	PHILLIP R. CONKLIN ET UX	3/19/2007			200713547	Washington	PA
156456001	JEFFREY P THOMAS	10/28/2011			201211264	Washington	PA
156456002	WILLIAM A. THOMAS	10/31/2011			201202962	Washington	PA
156456003	JAMES R. THOMAS	11/11/2011			201204581	Washington	PA
156460000	EDWARD L. KERNS ET UX	11/2/2011			201132138	Washington	PA
156461000	JOHN D. FRYE	11/4/2011			201204589	Washington	PA
156462000	RANDALL D FRYE ET UX	11/4/2011			201206449	Washington	PA
156464000	JOHN M. LINDLEY, SUCCESSOR TRUSTEES OF THE TESAMEN	11/8/2011			201206384	Washington	PA
156469000	CLIFFORD T. WRIGHT AND KATHY ADDLEMAN	12/7/2011			201206447	Washington	PA
156471000	RICHARD D. MCCLELLAND ET UX	12/18/2008			200913749	Washington	PA
156472000	BEVERLY BURNS MORGAN	7/7/2008			200827207	Washington	PA
156476001	JAMES W. MALOY ET UX	8/10/2011			201130864	Washington	PA
156477000	ARTHUR P RICHARDSON ET UX	2/11/2010			201014855	Washington	PA
156478000	BRIAN HUGHES ET UX	2/26/2010			201023569	Washington	PA
156480000	BETHEL PRESBYTERIAN CHURCH	12/20/2011			20120968	Washington	PA
156481000	DORIS H. RUSH	2/8/2010			201014947	Washington	PA
156482000	DANE R. MCCORMICK AND LINDA MCCORMICK	2/2/2012			201211906	Washington	PA
156485000	DUANE L. KIGER AND MARY S. KIGER	12/1/2011			201200977	Washington	PA
156486000	ALVA M. EALY	2/14/2012			201211910	Washington	PA

B-1-4

Lease #	Original Lessor/Grantor	Date	Book	Page	Instrument #	County	State
156490000	JEFFREY B. FORDYCE AND KATHYRN A. FORDYCE	2/22/2012			201211730	Washington	PA
156492000	WAYNE D LEECH ET UX	2/3/2012			201210474	Washington	PA
238183000	WILLIAM L ANDERSON SR	6/26/2012			201224088	Washington	PA
238956000	PHILLIP R CONKLIN ET UX	5/8/2010	0	0	201031694	Washington	PA
238963000	ELBERT E MINOR ET AL	9/11/2009			201003355	Washington	PA
239168000	GARY P MORGAN ET UX	3/11/2009			200908232	Washington	PA
239175000	DENNIS J LOCY	4/27/2009	0	0	200913947	Washington	PA
239184000	LUCINDA M PARRY ET VIR	10/29/2008			200832274	Washington	PA
239185000	JOHN P DIBBLE JR ET AL	1/13/2010			201006103	Washington	PA
239187000	SUE E CLUTTER ET AL	2/6/2009			200912958	Washington	PA
239189000	ROBERT D SHERBURNE	6/16/2009			200918302	Washington	PA
239192000	JAMES N ROBERTS ET UX	4/1/2009			200931737	Washington	PA
239193000	WILLIAM J GRASSER JR ET UX	5/18/2009			200914747	Washington	PA
239195000	RONALD C FUEHRER ET UX	8/3/2009			200926406	Washington	PA
239196000	JAMES J CRUM	7/7/2008			200817528	Washington	PA
239197000	JACK PIATT II ET AL	7/20/2008			200824710	Washington	PA
239198000	SAMUEL R PRICE ET UX	10/27/2009			200937596	Washington	PA
239202000	MICHAEL J SHYMCHYK	3/3/2008	0	0	200814479	Washington	PA
239207000	HOWARD E HILL ET UX	4/16/2009	0	0	200911035	Washington	PA
239411000	DONALD J LOGUE ET UX	4/9/2012	0	0	201216469	Washington	PA
239677000	C T DODD	6/14/2026	574	365	0	Washington	PA
239677000	C T DODD	6/14/2026	574	365	0	Washington	PA
240582001	TOD MROCK	7/26/2012			201235188	Washington	PA
240582002	SANDRA D MROCK	9/26/2012			201235189	Washington	PA
240582003	GARY M MROCK	7/13/2012			201235190	Washington	PA
240582004	MAUREEN E MROCK	7/26/2012			201235191	Washington	PA
240582005	DANIEL G MROCK	7/26/2012			201236286	Washington	PA
240582006	LORRAINE ELIAS	7/17/2012			201236297	Washington	PA
240582007	RUDOLPH PARKER KERON	7/20/2012			201235192	Washington	PA
240582008	TIMOTHY J TUTTLE ET UX	7/23/2012			201235193	Washington	PA
240582009	MARTIN MCNEIL ET UX	7/20/2012			201235194	Washington	PA
240766000	JAMES A CARTER ET UX	10/4/2012			201308036	Washington	PA
241993000	KAREN S HUCKO ET VIR	8/27/2012			201238877	Washington	PA
242194000	ELIZABETH D YOUNG ET AL	4/6/2029	0	0	201134239	Washington	PA
243237000	EUGENE W SCHERICH ET AL	12/18/2012			201238891	Washington	PA
243571000	ANDREW R CLARKSON	12/11/2012			201310825	Washington	PA
244782000	THOMAS R DORSEY	6/5/2010			201033854	Washington	PA

B-1-5

Lease #	Original Lessor/Grantor	Date	Book	Page	Instrument #	County	State
245090000	DONNA MAES HILL LLC	7/24/2012			201226149	Washington	PA
245091000	BRUCE E LIVINGOOD ET UX	4/2/2012			201226148	Washington	PA
245094000	MCGUIER FAMILY FARM LLC	4/25/2012			201226145	Washington	PA
245326000	JAIME L MARGARIA	2/27/2012			201213675	Washington	PA
245331000	PETE F PIRILLO JR	2/27/2012			201213672	Washington	PA
245350000	DAY CLAN LLC	5/8/2012			201214453	Washington	PA
245419001	GEORGE R MAXWELL	1/30/2012			201227640	Washington	PA
245419002	KEITH A MAXWELL	1/30/2012			201227660	Washington	PA
245419003	KEVIN M MAXWELL	3/15/2013			201331118	Washington	PA
246718000	LARRY E BEDILLION ET UX	4/16/2013			201322042	Washington	PA
247307000	HENRY SWAGGARD ET AL	7/9/2025	531	601	0	Washington	PA
250406000	MARK ANDREW POWELL ET UX	1/23/2009			200912677	Washington	PA
251240000	PATRICK M MCMULLEN ET UX	2/17/2012			201211171	Washington	PA
253262000	HAROLD D FRYE ET UX	5/17/1967	1262	95	0	Washington	PA
253452000	OPAL D WINNETT	7/21/2006	2386	383	0	Washington	PA
253454000	W M HARSH ET UX	4/14/1964	1176	425	0	Washington	PA
253467000	CHARLES E CLUTTER ET UX	9/14/1967	1267	712	0	Washington	PA
253476000	RELLA V CUNNINGHAM ET VIR	2/10/1959	1041	559	0	Washington	PA
253478000	DELLA M WALLACE ET AL	11/28/1967	1274	999	0	Washington	PA
253560000	W M HARSH ET UX	6/14/1966	1245	737	196606222	Washington	PA
253563000	WILLIAM G MILLIKEN ET UX	7/27/1967	1269	325	0	Washington	PA
253675000	DESSIE G RICHEY	11/10/1966	0	0	201302107	Washington	PA
255225000	CHARLES R MILLIKEN ET UX	11/10/1964	1194	141	0	Washington	PA
255243000	NELLIE H CLUTTER ET VIR	4/11/1968	1278	330	0	Washington	PA
255986000	LOTTIE J RAYMER	9/14/1967	1267	708	0	Washington	PA
260838000	HYSEE L DAY ET UX	8/31/2021	497	197	0	Washington	PA
156236000	EARL E. ANDERSON	10/9/2009			201004588	Washington	PA
209689000	CALVERT, NORA A	7/9/2007			200718945	Washington	PA
209752000	ESTATE OF JOHN C VAN ARSDALE JR	11/17/2008			200833415	Washington	PA
209844000	JOHNSON, DOUGLAS K & LAURA M	12/28/2010			201041456	Washington	PA
216030000	CONSOLIDATION COAL COMPANY	2/18/1988	2313	387	0	Washington	PA
216034000	WEAVER, JOHN R & B. LAURA	12/11/1992	2517	425	0	Washington	PA
216035000	MILLER, JOHN & JUDITH A	12/17/1992	2518	374	0	Washington	PA
216036000	STOCKER, FRANK W & LINDA	3/31/1993	2528	577	0	Washington	PA
216039000	BAYER, JOSEPH F & BILLIE I	5/27/1993	2535	583	0	Washington	PA
216041000	HOUSTON, VAUGHN E; HOUSTON, RAY E & NORMA JEAN	5/10/1993	2533	28	0	Washington	PA

B-1-6

Lease #	Original Lessor/Grantor	Date	Book	Page	Instrument #	County	State
216042000	ARCHER, W LELAND, WILL OF; HAROLD B ARCHER, EXECUT	11/17/1993	2559	245	0	Washington	PA
216048000	DILLE, DARYL G	5/12/1993	2533	588	0	Washington	PA
216049000	MENCER, ROBERT J & GERALDINE	6/11/1993	2537	490	0	Washington	PA
216051000	BRETH, MARJORIE DAY	8/5/1993	2545	49	0	Washington	PA
216056000	CIMINO, WAYNE L & LOUISE	11/3/1994	2612	213	0	Washington	PA
216057000	SCHERICH, THOMAS E & BERTHA M	1/28/2004	0	0	200401884	Washington	PA
216059000	PHILLIPS, DANIEL K & JACQUELYN	3/22/2005	0	0	200507899	Washington	PA
216073000	MCGUIER, JOEL R & KELLEY ISHLER	5/19/2005			200514153	Washington	PA
216074000	WOODS, MAE M	10/25/2005			200535925	Washington	PA
156263000	NICHOLAS L YURKOVICH JR	9/1/2009			201011352	Washington	PA
156271000	BERNICE ANDERSON	9/17/2009			201009894	Washington	PA
156335000	LESLIE PALOMBIINE ET UX	12/30/2009			201029333	Washington	PA
156361000	DAVID HAMILTON ET UX	1/15/2010			201036285	Washington	PA
156401000	CLIFFORD M. VANKIRK, SR. AND REGINA L. VANKIRK	5/11/2011			201126768	Washington	PA
156407000	CARLO KRENZELAK	7/7/2011			201126504	Washington	PA
156424000	HYSEE L DAY ET UX	8/31/2021	497	197		Washington	PA
156463001	RANDALL D FRYE ET UX	11/4/2011			201204594	Washington	PA
156470001	WILLIAM J SMITH ET UX	3/10/2009			2009070703	Washington	PA
156475000	MICHAEL R LUCAS ET UX	6/2/2009			200917495	Washington	PA
209285000	MANOR REAL ESTATE COMPANY	7/25/1960	1267	121		Washington	PA
209285000	MANOR REAL ESTATE COMPANY	7/25/1960	537	13		Washington	PA
209532000	DIETRICH, VIVIAN G	4/30/2002			200216330	Washington	PA
209536000	DIETRICH, DAVID WILLIAM & PAMELA DIANE	9/17/2002			200233252	Washington	PA
209569000	COLAVECCHIA, ANTHONY & FAITH	7/31/2003			200332251	Washington	PA
209570000	TAYLOR, NICOLE & DANIEL P	7/31/2003			200332257	Washington	PA
209592000	DYE, DANIEL & MARY ELLEN MARTIN	11/11/2004			200437320	Washington	PA
209593000	CAMP, JOSEPH LEE JR	5/5/2005			200512942	Washington	PA
209615000	BEAVER, GARY L & DIANE L	9/28/2005			200532674	Washington	PA
209617000	WOOTTON, DONALD R JR & ANGELA E	10/12/2005			200534479	Washington	PA
209621000	ZALNER, ALBERT J & ROSE	12/22/2005			200542105	Washington	PA
209622000	BULL, BETTY C	2/23/2006			200605014	Washington	PA
209641000	KELLER, HENRY L & SANDRA H	8/2/2006			200623028	Washington	PA
209647000	MCGILL, KEITH & JUNE HARRIS	11/21/2006			200634930	Washington	PA
209668000	PRICE, S ROBERT & GENEVIEVE ET AL	7/26/2007			200723294	Washington	PA
209714000	WESTERN PA ANNUAL CONFERENCE	10/15/2007			200728980	Washington	PA
209837000	BIGLER, DARLENE J ET AL	12/7/2010			201039079	Washington	PA

B-1-7

Lease #	Original Lessor/Grantor	Date	Book	Page	Instrument #	County	State
216037000	WISE, ROBERT J & GRETCHEN A	5/21/1993	2535	145		Washington	PA
216046000	DITTMAR, LAWRENCE W & FRANCES	4/2/1993	2529	273		Washington	PA
216053000	DUNN, DOROTHY M, ET AL	9/3/1993	2550	163		Washington	PA
216054000	KAUFMAN, DWAYNE J & LOU ANN	11/3/1994	2612	219		Washington	PA
216058000	JESSE, ALBERT M & MARY ANN	3/11/2005			200506857	Washington	PA
216077000	HARBERT, DONALD D & MARY E	11/17/2006			200635097	Washington	PA
216077000	HARBERT, DONALD D & MARY E	11/17/2006	357	1035	200600005375	Washington	PA
238800000	HAROLD M HARTER SR AND MARSHA A HARTER COTRUSTEES	2/8/2012			201215791	Washington	PA
238966000	SANDRA K SHRIVER	9/16/2009				Washington	PA
239159000	THE RONALD AND TWILA GOTTSCHALK REV LIVING TRUST	10/26/2009				Washington	PA
239173000	THOMAS A SANTELLI ET UX	4/22/2009			200912656	Washington	PA
239201000	JOHN M ZOELLER ET UX	3/11/2008			200814478	Washington	PA
239205000	JOHN M ZOELLER ET UX	3/20/2008			200816813	Washington	PA
239208000	RICHARD A LUCAS ET UX	7/9/2008			200827237	Washington	PA
243648003	JOHN R CASTORR	11/20/2012			201316528	Washington	PA
243648004	KRISTINA T ADAMSON	10/30/2012			201308038	Washington	PA
243648013	THE RECHEL TRUST OF 1995 BY DAVID RECHEL TRUSTEE	12/7/2012			201401521	Washington	PA
245089000	GOTTSCHALK FAMILY PARTNERS LP BY GOTTSCHALK ENERGY	11/30/2011			201223513	Washington	PA
245416001	DAVID J HUBLEY	5/13/2012			201218556	Washington	PA
245416002	MICHELLE R HUBLEY	4/26/2012			201218558	Washington	PA
251241000	JANET FAY EICHLER	8/19/2008			201200999	Washington	PA
251241000	JANET FAY EICHLER	8/19/2008			200824863	Washington	PA
110242001	ROBERT T KLINE ET UX	8/24/1988	2876	520	0	Westmoreland	PA
110498000	SANDRA J CALIZZI ET AL	4/15/1987	2740	612	0	Westmoreland	PA
112967000	SAMUEL E GALLAGHER ET AL	6/5/1985	2650	527	0	Westmoreland	PA
119270000	JAMES KRALIK ET UX	12/12/2001			200201220005393	Westmoreland	PA
119355000	MUNICIPAL AUTHORITY OF WESTMORELAND	1/1/2002	0	0	200206130039309	Westmoreland	PA
119399000	DONALD D. EVANS, ET AL	9/29/2002			200209100057802	Westmoreland	PA
119464000	MUNICIPAL AUTHORITY OF WESTMORELAND COUN	8/6/2002	0	0	200302190013077	Westmoreland	PA
119822000	ROBERT C SHAW ET AL	7/23/2003			200308210068213	Westmoreland	PA
119977000	STEPHEN N TOWER ET UX	8/18/2003			200404140020979	Westmoreland	PA
119978000	CHRISTOPHER D. & JANE M. TOWER	4/6/2005	0	0	200202250013293	Westmoreland	PA
121106000	DEBORAH A DORSEY	11/14/2007			200805220021612	Westmoreland	PA
121107000	ROBERT P HOLTZ ET UX	11/15/2007			200805220021613	Westmoreland	PA

B-1-8

Lease #	Original Lessor/Grantor	Date	Book	Page	Instrument #	County	State
121781000	EDWARD M KROKOSKY ET UX	6/2/2010	0	0	201007060023196	Westmoreland	PA
121783000	ZEAL H BREWER ET UX	5/29/2010			201011290043795	Westmoreland	PA
121802000	WILLIAM JANKOVIK ET UX	8/22/2010			201103070008403	Westmoreland	PA
121803000	LAURETTA M MUSSER	9/3/2010			201103070008404	Westmoreland	PA
121804000	CHRIS TOWER ET UX	9/15/2010	0	0	201103310011573	Westmoreland	PA
121810000	HOWARD S BERTA ET UX	12/29/2010	0	0	201103310011567	Westmoreland	PA
121811000	ANTHONY S BUTCHER ET AL	12/29/2010	0	0	201103310011560	Westmoreland	PA
121812000	DAVID A HOLM ET UX	12/29/2010	0	0	201103310011568	Westmoreland	PA
121813000	PATRICIA A ONDISH	12/29/2010	0	0	201103310011561	Westmoreland	PA
121832001	DAVID A MATSON	12/7/2010			201103310011576	Westmoreland	PA
121905000	NANCY J SHANTA	4/15/2011			201108260030914	Westmoreland	PA
121906000	C ROBERT SHANTA JR	4/15/2011			201108260030915	Westmoreland	PA
121971001	RICHARD HILL	5/8/2011			201110200038323	Westmoreland	PA
121971002	HOWARD WAYNE WIESTER	5/20/2011			201110200038315	Westmoreland	PA
121971003	WILLIAM W CALDWELL	5/24/2011			201110200038317	Westmoreland	PA
121971004	HOWARD E HILL	8/22/2011			201110200038316	Westmoreland	PA
121971005	ELIZABETH ANN TROXELL	9/1/2011			201110200038328	Westmoreland	PA
121971006	N IRENE CLARK	9/20/2011			201110200038321	Westmoreland	PA
121983000	DOUGLAS W IFFT ET UX	5/12/2005			200506030027624	Westmoreland	PA
121989000	MUNICIPAL AUTHORITY OF WESTMORELAND COUN	7/11/2002			200207290048651	Westmoreland	PA
121990000	MUNICIPAL AUTHORITY OF WESTMORELAND COUN	4/10/2003			200304290032722	Westmoreland	PA
122003000	JOHN W BANKOSKE ET UX	9/22/2006			200611150056116	Westmoreland	PA
122004000	MUNICIPAL AUTHORITY OF WESTMORELAND COUN	2/21/2002			200203210019679	Westmoreland	PA
122006000	ROSALIE B KRYSTON ET AL	11/5/2010			201012160047147	Westmoreland	PA
122014000	FRANCIS S DEMARCO	8/4/2011			201110200038318	Westmoreland	PA
122015001	DAVID MATSON	5/3/2011			201110200038322	Westmoreland	PA
122016000	JEFFREY C BURTON	9/26/2011			201110200038320	Westmoreland	PA
122035000	FREDERICK J SLACK ET UX	11/16/2011	0	0	201111170042612	Westmoreland	PA
122053000	ROBERT L ANDERSON ET UX	6/29/2011	0	0	201111290043953	Westmoreland	PA
125763000	DAVID DUFF	8/28/1999		0	0002/02166	Westmoreland	PA
125905000	P R LONG ET UX	12/14/2011		0	0020/02035	Westmoreland	PA
126236000	SIMON P BORTZ ET UX	4/24/1930	915	140	0	Westmoreland	PA
126262000	MYRTIE M POTTS ET VIR	6/24/1932		0	0085/00271	Westmoreland	PA
126474000	JOSEPH R MARCO ET AL	9/30/1946	1266	15	0	Westmoreland	PA
127484000	TWILA N SAUL	1/14/1981		0	0301/00076	Westmoreland	PA
238039000	SPD FAMILY LIMITED PARTNERSHIP	12/13/2013	0	0	201312130049072	Westmoreland	PA
239407000	NANCY ANN FERGUSON RAIRIGH ET VIR	8/23/2012			201208270035353	Westmoreland	PA

B-1-9

Lease #	Original Lessor/Grantor	Date	Book	Page	Instrument #	County	State
239408000	NANCY ANN FERGUSON RAIRIGH ET VIR	8/23/2012			201208270035354	Westmoreland	PA
240165001	WINIFRED SHANER	10/1/2012			201302120005715	Westmoreland	PA
240165002	WILLIAM V SHANER	1/10/2013			201302250007303	Westmoreland	PA
240165003	GEORGE E SHANER	12/28/2012			201302250007302	Westmoreland	PA
244755000	RICHARD SLAUGHENHAUPT ET UX	1/16/2013			201302250007300	Westmoreland	PA
245129000	CLAIR J RUBRIGHT ET AL	4/20/1987	2735	272	0	Westmoreland	PA
245130000	MUNICIPAL AUTHORITY OF WESTMORELAND COUN	8/11/1994	3279	577	0	Westmoreland	PA
245131000	ARTHUR D HENDERSON	5/3/1985	2606	632	0	Westmoreland	PA
245132000	ANNA MOORHEAD ET AL	11/25/1986	2719	310	0	Westmoreland	PA
245915000	HOWARD A BORTZ ET UX	10/30/1984	2832	364	0	Westmoreland	PA
246663000	THE BRUNOT COMPANY INC	4/6/2013			201304160014665	Westmoreland	PA
247305000	HENRY H COY	4/12/2005	517	400	0	Westmoreland	PA
250284000	SENATE COAL MINES INC	7/16/2013			201308260035230	Westmoreland	PA
255632000	ARTHUR PRATI ET UX	1/18/2014			201402030002989	Westmoreland	PA
113003000	AVONMORE LAND AND IMPROVEMENT COMPANY	2/15/2001	308	108	0	Westmoreland	PA
113419000	KEROTEST MANUFACTURING COMPANY	5/12/1950	1385	84	0	Westmoreland	PA
152338001	KEROTEST MFG. COMPANY	5/12/1950	1385	84	0	Westmoreland	PA
110188000	DAYWOOD FOUNDATION INC	4/18/1983	95	620	0	Barbour	WV
112006000	HENRY H STREETS	11/13/1970	68	455	0	Barbour	WV
112435000	ELENOR WEEKLEY ET AL	5/1/1973	72	267	0	Barbour	WV
121787002	MCFUTURE LLC	9/29/2011	154	609	0	Barbour	WV
121787003	ARCELORMITTAL PRISTINE RESOURCES LLC	10/13/2011	155	367	0	Barbour	WV
121789000	ARCELORMITTAL PRISTINE RESOURCES INC	10/27/2010	152	554	0	Barbour	WV
121826001	PEGGY CHESSER SJOBERG	11/16/2010	153	93	0	Barbour	WV
121826002	JULIA C MARTINE	12/13/2010	153	172	0	Barbour	WV
121931000	ARCELORMITTAL PRISTINE RESOURCES INC	3/21/2011	155	239	0	Barbour	WV
121961000	TIFFANY A ROBINSON ET AL	3/11/2011	154	620	0	Barbour	WV
121962000	MURL PATRICK MITCHELL ET UX	3/23/2011	154	625	0	Barbour	WV
121963000	LEVADA ANN MITCHELL ET VIR	3/23/2011	154	630	0	Barbour	WV
121964000	JAMES GREGORY MITCHELL	3/23/2011	154	635	0	Barbour	WV
121967001	MICHAEL P MITCHELL	3/23/2011	155	189	0	Barbour	WV
121967002	THE DIANA GOFF CATHER M TRUST	11/8/2012	160	642	119335	Barbour	WV
131750000	RUTH WOODS DAYTON	9/23/1967	62	265	0	Barbour	WV
132167000	GERALD BAUGHMAN ET AL	6/1/1966	59	76	0	Barbour	WV
132378000	LUCY O NEAL	8/20/1959	41	66	0	Barbour	WV
132381000	W J POLING ET UX	8/21/1959	41	84	0	Barbour	WV
132385000	ELIZABETH TETER ET AL	8/20/1959	41	276	0	Barbour	WV

B-1-10

Lease #	Original Lessor/Grantor	Date	Book	Page	Instrument #	County	State
132398000	LUCILLE CHESSER ET VIR	10/21/1959	41	417	0	Barbour	WV
132464000	MARTHA D STRADER ET AL	2/27/1969	65	497	0	Barbour	WV
132474000	ELMIRA GULENTZ	9/15/1960	42	326	0	Barbour	WV
132491000	MERLE MCVICKER ET UX	5/4/1961	43	359	0	Barbour	WV
132494000	A L PROUDFOOT ET UX	5/4/1961	OG43	353	0	Barbour	WV
132495000	D O MITCHELL	5/3/1961	43	351	0	Barbour	WV
132496000	C S MITCHELL ET UX	5/4/1961	43	349	0	Barbour	WV
132497000	JUNIOR L MORREL ET UX	12/15/1970	OG69	91	0	Barbour	WV
132501000	RALPH PLUM ET UX	12/15/1970	OG69	46	0	Barbour	WV
132502000	WILBERT MCVICKER ET UX	5/11/1961	OG43	315	0	Barbour	WV
132503000	L DOW PHILLIPS ET UX	5/5/1961	OG43	307	0	Barbour	WV
132506000	MONZELL MITCHELL ET UX	5/19/1961	43	295	0	Barbour	WV
132522000	CLINTON ROBINSON ET AL	5/2/1961	OG44	256	0	Barbour	WV
132530000	ZORA MCQUAIN	7/12/1961	44	283	0	Barbour	WV
132533000	MORA MCDANIEL ET AL	5/9/1961	OG44	355	0	Barbour	WV
132537000	IRA MCBEE ET AL	5/4/1961	44	371	0	Barbour	WV
132544000	W H LANTZ ET UX	10/23/1961	45	137	0	Barbour	WV
132618000	C M BOWMAR ET AL	1/31/1964	48	360	0	Barbour	WV
132690000	J M O’NEAL	3/24/1965	53	262	0	Barbour	WV
132820000	UNITED STATES STEEL CORP	10/12/1967	62	487	0	Barbour	WV
243010000	ROGER SCOTT MITCHELL	10/21/2012	160	647	119337	Barbour	WV
244886000	MICHAEL PATRICK MITCHELL	12/12/2012	162	601	130375	Barbour	WV
246072000	CLARENCE J POLING ET UX	3/7/2013	163	294	140593	Barbour	WV
246356000	CLARENCE J POLING ET AL	2/19/2013	163	289	140592	Barbour	WV
110612000	A W COFFMAN	12/22/2003	143	420	0	Harrison	WV
130568000	W G BENNETT ET AL	3/27/2001	42	217	0	Lewis	WV
175969001	ELLSWORTH H. SCHERICH AND THELMA L. SCHERICH	8/11/2009			1277792	Marshall	WV
176153000	DALE E CAMPBELL	7/21/2009	687	319-322	1276418	Marshall	WV
176154000	DALE E CAMPBELL	7/21/2009	687	323-327	1276419	Marshall	WV
176157000	DALE E CAMPBELL	7/21/2009	687	328-331	1276420	Marshall	WV
176164000	DAVID KINNEY ET AL	9/9/2009			1286688	Marshall	WV
176167000	DUANE L WISLON ET UX	9/1/2009	697	308	1283409	Marshall	WV
176201000	JOHN A GRAY ET UX	11/10/2009	697	237-239	1283271	Marshall	WV
176220001	TIERRA OIL COMPANY LLC	12/21/2009	772	73	1286687	Marshall	WV
176220002	ROBERT B. ELLIOTT	1/6/2010	707	260	1291211	Marshall	WV
176220003	SCOTT REED	11/4/2009	701	409	1286684	Marshall	WV
176220004	JACKIE FRYE	11/24/2009	700	265-267	1285497	Marshall	WV

B-1-11

Lease #	Original Lessor/Grantor	Date	Book	Page	Instrument #	County	State
176220005	RICHARD & MARY BARTO	11/11/2009	700	268-270	1285498	Marshall	WV
176454001	JACKIE L FRYE	12/16/2009	707	729	1291217	Marshall	WV
176454002	RICHARD BARTO ET UX	2/2/2010	805	609	1350450	Marshall	WV
176454003	SCOTT D REED	11/30/2009	805	613	1350451	Marshall	WV
176457001	ELLSWORTH SCHERICH ET UX	11/11/2009	708	361	1291866	Marshall	WV
176457002	MABLE L. RIGGLE	3/25/2011	738	165	1308002	Marshall	WV
176490000	RICHARD E. HARTLEY, SR & BARBARA E. HARTLEY	6/4/2010	707	286	1291219	Marshall	WV
176496000	RALPH E. MOORE AND MICHAEL R. FLYNN	8/16/2010			1292703	Marshall	WV
176497000	VIOLA LAND, INC.	8/16/2010	709	515	1292704	Marshall	WV
176505000	ROBERT R. TOLAND & CARRIE M. TOLAND	6/12/2010	709	519	1292705	Marshall	WV
176517000	AMERICAN PREMIER UNDERWRITERS, INC.	8/17/2010	711	79	1293977	Marshall	WV
176523000	RUDOLPH F CEBULA JR	10/12/2010	725	153	1300752	Marshall	WV
176524001	GENEVA TERRILL	9/16/2010	720	420	1298535	Marshall	WV
176524002	WILLIAM D EARNEST	9/17/2010	720	424	1298537	Marshall	WV
176536000	VIOLA SPORTMANS CLUB	12/15/2010	731	522	1304279	Marshall	WV
176556000	JAMES KEVIN SAMPSON	4/9/2011	744	321	1311028	Marshall	WV
176557000	GERALD K. WHITE AND SARAH A. WHITE	4/28/2011	738	209	130817	Marshall	WV
176561000	JAMES DOLAN AND MARY J. DOLAN	5/12/2011	744	160	1310693	Marshall	WV
176562001	CATHY A CROMIKA	6/3/2011	744	325	1311029	Marshall	WV
176562002	WILLIAM J. HEGEDUS AND MARGARET R. MORGAN H/W	8/7/2011	749	6	1313288	Marshall	WV
176562003	GERALD D. HEGEDUS	11/14/2011	757	415	1318122	Marshall	WV
176565001	JULIA RIGGLE	6/15/2011	744	329	1311030	Marshall	WV
176565002	RALPH CURTIS RIGGLE, BY NICK RIGGLE, ATTORNEY-IN-F	10/26/2011	757	419	1318123	Marshall	WV
176565003	MABLE L. RIGGLE	10/26/2011	758	219	1318625	Marshall	WV
176571001	CHARLES E DAGUE	6/22/2011	747	150	1312398	Marshall	WV
176571002	RONALD J HORR	6/22/2011	747	154	1312399	Marshall	WV
176577000	JAY A SEABRIGHT ET UX	8/17/2011	748	56	1312772	Marshall	WV
176588001	WILLIAM D. EARNEST	10/11/2011	758	275	1318732	Marshall	WV
176588002	LEONA M. RIGGLE	10/10/2011	758	279	1318742	Marshall	WV
176588003	MARY ELLEN WHIPKEY	10/12/2011	757	423	1318125	Marshall	WV
176588004	JOAN MILLIKEN	10/12/2011	757	141	1317603	Marshall	WV
176588005	EULA J. RIGGLE BENNETT	10/10/2011	757	145	1317604	Marshall	WV
176588007	JAMES D. RIGGLE	10/15/2011	757	145	1317604	Marshall	WV
176588008	EVELYN M. VAN KIRK AKA EVELYN (EVIE) VAN KIRK	10/15/2011	757	153	1317607	Marshall	WV
176588009	SHIRLEY DULANEY	10/21/2011	758	283	1318744	Marshall	WV

B-1-12

Lease #	Original Lessor/Grantor	Date	Book	Page	Instrument #	County	State
176588010	BARBARA K. RIGGLE	10/21/2011	758	291	1318748	Marshall	WV
176588011	ROBIN WILLIAMS	10/21/2011	758	295	1318749	Marshall	WV
176588012	BELINDA WEST	10/21/2011	758	299	1318752	Marshall	WV
176588013	EDNA MAE HOMROCK BRAFCHAK	11/3/2011	758	303	1318754	Marshall	WV
176588014	JULIA A. KIGER	11/3/2011	758	307	1318755	Marshall	WV
176588015	BRUCE J. KIGER	11/3/2011	758	311	1318756	Marshall	WV
176588016	CHRISTINE M. ELLIS F.K.A CHRISTINE M. TRIGG	11/3/2011	758	315	1318757	Marshall	WV
176588017	BETTY LOU RIGGLE	11/3/2011	758	319	1318758	Marshall	WV
176588018	IDA LOU TAYLOR	11/3/2011	759	507	1319551	Marshall	WV
176588020	EUNICE A. RIGGLE	11/3/2011	760	24	1319787	Marshall	WV
176588022	SARAH JANE STAHL	12/9/2011	763	16	1321918	Marshall	WV
176588023	WILLIAM L RIGGLE	12/9/2011	763	20	1321919	Marshall	WV
176588024	RICHARD P RIGGLE	12/9/2011	767	223	1324609	Marshall	WV
176588025	WAYNE A RIGGLE	1/18/2012	771	183	1326895	Marshall	WV
176588026	CAROLYN PORTER	12/13/2011	766	153	1323728	Marshall	WV
176588027	ROLAND I RIGGLE JR	9/18/2012	787	643	1338080	Marshall	WV
176588028	LINDA D WILLIAMS	11/3/2011	764	220	13225500	Marshall	WV
176588029	MICHAEL D DONATO	12/12/2011	764	253	1322608	Marshall	WV
176588030	LORETTA K COULTER	12/13/2011	766	149	1323726	Marshall	WV
176588031	HESTLE B RIGGLE JR	11/3/2011	764	216	1322549	Marshall	WV
176588032	TERRI G HELT	12/13/2011	766	157	1323730	Marshall	WV
176588033	THOMAS E RIGGLE	1/10/2012	764	257	1322610	Marshall	WV
176588034	FRANCIS A RIGGLE JR	1/10/2012	764	261	1322611	Marshall	WV
176588035	ROBERTA M DILLOW	1/10/2012	763	398	1322307	Marshall	WV
176588036	CRYSTAL J FITZEK	1/10/2012	763	399	1322308	Marshall	WV
176588037	RONNY S BARTRAM	1/10/2012	763	403	1322309	Marshall	WV
176588038	JAISON M CARMAN	1/10/2012	763	407	1322310	Marshall	WV
176588039	JEREMY M CARMAN	1/10/2012	763	411	1322311	Marshall	WV
176588040	FREDERICK M CARMAN	1/10/2012	763	445	1322322	Marshall	WV
176588041	CHRISTOPHER J PRICE	1/10/2012	764	224	1322551	Marshall	WV
176588042	ROLANDA B PLUM	1/10/2012	764	228	1322552	Marshall	WV
176588043	ROY J RIGGLE	1/10/2012	764	232	1322553	Marshall	WV
176588044	DENNIS C HENDERSON	12/9/2011	765	67	1322983	Marshall	WV
176588045	AMY L MINCH	12/9/2011	765	63	1322982	Marshall	WV
176588046	RUTH E SCHACHT	1/10/2012	768	585	1325662	Marshall	WV
176588047	VALERIE M HARLACHER	1/18/2012	780	50	1332633	Marshall	WV
176627001	CINDY P WOOD AKA CINDY KIGER WOOD	10/18/2011	757	157	1317608	Marshall	WV

B-1-13

Lease #	Original Lessor/Grantor	Date	Book	Page	Instrument #	County	State
183309000	NISOURCE ENERGY VENTURES, LLC (NEVCO), COLUMBIA GA	7/27/2009	782	1	1333957	Marshall	WV
238542001	LINDA MARCHAL	2/28/2012	792	392	1341420	Marshall	WV
238947000	KENNETH J PORTER ET UX	6/15/2012	776	31	1330317	Marshall	WV
238948000	MARK D ULLOM II	6/27/2012	776	35	1330319	Marshall	WV
239738001	SANDRA C KOONTZ	9/4/2012	778	280	1331874	Marshall	WV
240192001	RICHARD WAYNE ANDERSON ET AL	7/15/2012	783	458	1335345	Marshall	WV
240662001	DONNA CALABRESE	12/7/2011	763	245	1322200	Marshall	WV
240662002	JEAN HARTZELL	12/7/2011	767	227	1324610	Marshall	WV
240662003	LARRY HARTLEY	12/15/2011	764	274	1322616	Marshall	WV
240662004	BETTY TRAVIS	12/7/2011	764	240	1322555	Marshall	WV
240662005	RANDY HARTZELL	12/7/2011	767	364	1324786	Marshall	WV
240662006	CYNTHIA J HARTZELL	7/13/2012	797	113	1344525	Marshall	WV
240736000	JAMES B WELCH	1/26/1960	342	11	0	Marshall	WV
240738000	GEORGE N JUNKINS ET UX	3/29/1960	342	133	0	Marshall	WV
240739000	MAUDE DAGUE ET AL	2/8/1960	342	197	0	Marshall	WV
240742000	BENTON HAZLETT ET UX	2/5/1960	342	19	0	Marshall	WV
240743000	EARL J WILSON	12/23/1958	326	159	0	Marshall	WV
240745000	MATTIE E DAGUE DICKEL	8/3/1959	326	428	0	Marshall	WV
240748000	ELLSWORTH JUNKINS ET UX	2/5/1960	342	15	0	Marshall	WV
240749000	EARL J WILSON	12/23/1958	326	163	0	Marshall	WV
240752000	CARL W DOMAN ET UX	5/3/1968	395	570	0	Marshall	WV
240754000	ELIZABETH WELCH	1/26/1960	342	35	0	Marshall	WV
240755000	LUKE L MERINAR ET AL	4/4/1960	342	180	0	Marshall	WV
240756000	RICHARD D MCCAUSLAND ET UX	1/22/1963	360	353	0	Marshall	WV
240757000	C M MAGERS ET UX	2/5/1963	361	167	0	Marshall	WV
240758000	SARA E BLAKE	3/12/1973	434	153	0	Marshall	WV
240759000	ERVIN RITCHEA ET UX	9/1/1965	375	429	0	Marshall	WV
240761000	BESSIE L INGERSOLL ET AL	5/22/1963	363	87	0	Marshall	WV
241532001	VIRGINIA M PARSONS	8/1/2012	784	552	1336079	Marshall	WV
241532002	GARY WAYNE TIMMONS ET UX	9/24/2012	787	108	1337438	Marshall	WV
241532003	MARY U PHILLIPS	9/19/2012	787	111	1337439	Marshall	WV
241532004	MERLE H JENKINS ET VIR	9/22/2012	787	114	1337440	Marshall	WV
241532005	WILLIAM HOWARD ET UX	9/25/2012	787	117	1337442	Marshall	WV
241532006	COLETTE M AUGUSTINE	9/22/2012	787	120	1337443	Marshall	WV
241532007	MARK E HOWARD ET UX	10/3/2012	788	5	1338084	Marshall	WV
241532008	NANCY W MILLER ET VIR	9/22/2012	788	8	1338085	Marshall	WV
241532009	NANCY C WATSON	8/23/2012	790	17	1340008	Marshall	WV

B-1-14

Lease #	Original Lessor/Grantor	Date	Book	Page	Instrument #	County	State
241532010	MARY JANE GORDON	10/3/2012	790	20	1340010	Marshall	WV
241532011	JAMES H BLAKE JR	9/25/2012	788	624	1339045	Marshall	WV
241532012	JAMES WATSON ET UX	9/8/2012	788	627	1339046	Marshall	WV
241532013	LANCE TEURFS ET UX	9/22/2012	788	630	1339047	Marshall	WV
241532014	QUENTIN CRON	9/22/2012	788	633	1339048	Marshall	WV
241532015	DEBRA L FREDLEY	9/8/2012	788	636	1339049	Marshall	WV
241532016	RICHARD PRINCE ET UX	1/18/2013	794	62	1342336	Marshall	WV
241532017	DEBRA A GRAHAM	10/8/2012	789	549	1339870	Marshall	WV
241532018	BARBARA PATTERSON ET VIR	11/15/2012	790	23	1340011	Marshall	WV
241532019	G RICHARD ABBOTT	10/16/2012	790	615	1340519	Marshall	WV
241532020	CATHERINE K TAYLOR ET VIR	12/8/2012	794	301	1342753	Marshall	WV
241532021	BLAKE C HOWARD ET UX	12/21/2012	794	305	1342754	Marshall	WV
241693001	JOHN F HUDSON ET UX	2/3/2012	767	231	1324611	Marshall	WV
242391000	WHEELING CREEK WATERSHED PROTECTION AND FLOOD PREV	3/11/2010	701	215	1286527	Marshall	WV
244065000	JENNIFER FILBY ET VIR	11/26/2012	789	561	1339875	Marshall	WV
244073000	W FRANK WINEMAN ET AL	8/19/1971	417	498	0	Marshall	WV
244074000	CARL E NAMACK ET UX	1/6/1965	375	11	0	Marshall	WV
244324000	CARL W GROPPE JR TRUST	2/15/2012	763	459	0	Marshall	WV
244678000	ROBERT BRENT KOONTZ ET AL	4/19/2010	702	419	1287734	Marshall	WV
246617000	GEORGE N JUNKINS ET UX	4/4/1960	342	169	0	Marshall	WV
247229000	FAZAL A KHAN	12/23/2010	727	588	1302163	Marshall	WV
247991000	WILLIAM W SHOOK ET AL	1/11/1960	326	552	0	Marshall	WV
249411000	ARMSTRONG J BLAKE ET AL	3/14/1960	401	117	0	Marshall	WV
249422000	JAMES DAGUE ET AL	6/16/2010	703	150	1288020	Marshall	WV
249719000	WILLIAM J RIGGLE ET UX	2/9/1960	342	39	0	Marshall	WV
249721000	CARL W DOMAN ET AL	5/3/1968	395	590	0	Marshall	WV
249722000	RAY RIGGLE ET UX	1/15/1960	326	560	0	Marshall	WV
249724000	HARRY C DAGUE	11/21/1960	342	364	0	Marshall	WV
249725000	LLOYD BUSH ET UX	5/9/1968	395	562	0	Marshall	WV
249946000	CECIL HARTLEY ET UX	2/24/1960	342	59	0	Marshall	WV
249947000	F E EARLIWINE ET UX	2/17/1961	342	399	0	Marshall	WV
249948000	A E BLAKE ET AL	8/6/1959	326	380	0	Marshall	WV
249949000	INA WHITE ET VIR	10/23/1963	363	227	0	Marshall	WV
249950000	CLYDE S RIGGLE ET UX	2/14/1967	381	399	0	Marshall	WV
249951000	CLYDE S RIGGLE ET UX	5/26/1969	401	375	0	Marshall	WV
249952000	LLOYD BUSH ET UX	5/9/1968	395	582	0	Marshall	WV
249974000	LEMOYNE A EARLIWINE ET AL	8/4/1999	583	674	1999004184	Marshall	WV

B-1-15

Lease #	Original Lessor/Grantor	Date	Book	Page	Instrument #	County	State
250039000	HAZEL SAMMONS	12/7/1959	326	511	0	Marshall	WV
250060000	WILLIAM R MCGARY ET UX	11/5/1964	371	515	0	Marshall	WV
250067000	WILLIAM J RIGGLE ET UX	10/23/1963	363	355	0	Marshall	WV
250103000	LAWRENCE A GITTINGS ET UX	1/12/1960	326	556	0	Marshall	WV
250105000	ELMER HARTLEY ET UX	2/24/1960	342	63	0	Marshall	WV
250113000	GEORGE W DUNN ET UX	5/7/1968	395	574	0	Marshall	WV
250115000	THOMAS J ELDER ET UX	3/19/1986	515	473	0	Marshall	WV
250116000	ELLSWORTH H HARSH ET AL	3/7/1973	434	158	0	Marshall	WV
251451000	D O HARTLEY ET UX	10/6/1969	401	399	0	Marshall	WV
251467000	J L CROW ET UX	7/10/2000	74	386	0	Marshall	WV
251490000	FLORA B RAYMER ET AL	3/16/1967	381	395	0	Marshall	WV
251512000	LILLIE TODD ET AL	2/5/1960	342	83	0	Marshall	WV
251911000	JOHN GITTINGS ET UX	8/3/2003	103	443	0	Marshall	WV
251924000	J T SCOTT ET AL	2/1/2005	117	361	0	Marshall	WV
251938000	AMERICAN PREMIER UNDERWRITERS INC	11/22/2011	757	137	1317602	Marshall	WV
251957000	FAIRY HARSH CLUTTER ET VIR	2/20/1940	215	42	0	Marshall	WV
251964000	FLORA B RAYMER ET AL	3/16/1967	381	391	0	Marshall	WV
251968000	FLORA B RAYMER ET AL	3/16/1967	381	469	0	Marshall	WV
252202000	NELLIE HICKS ET AL	8/5/1959	326	331	0	Marshall	WV
252204000	NELLIE HICKS ET AL	8/5/1959	326	335	0	Marshall	WV
252205000	CHARLES R MILLIKEN ET UX	10/15/1968	401	79	0	Marshall	WV
252206000	JANE HOWARD ET AL	6/8/1971	427	728	0	Marshall	WV
253141000	COLUMBIA GAS TRANSMISSION LLC	7/24/2009	683	557	1272463	Marshall	WV
254564000	ARTHUR D FISHER ET AL	8/5/1963	363	143	0	Marshall	WV
254565000	GEORGE M MILLIKEN ET UX	8/7/1963	363	147	0	Marshall	WV
254566000	MAXINE GITTINGS ET AL	11/16/1966	381	337	0	Marshall	WV
254567000	MAXINE GITTINGS	11/16/1966	381	341	0	Marshall	WV
254570000	THOMAS FONNER ET UX	7/27/1959	326	368	0	Marshall	WV
254571000	THOMAS FONNER ET UX	7/27/1959	326	376	0	Marshall	WV
254572000	LESSIE V KIMMINS	7/30/1959	326	313	0	Marshall	WV
254573000	THOMAS L RIGGLE ET UX	7/28/1959	326	384	0	Marshall	WV
254575000	MINNIE HARSH ET AL	7/27/1959	326	372	0	Marshall	WV
254576000	OLLIE EVANS	7/29/1959	326	321	0	Marshall	WV
254577000	EDWARD L HURLEY ET UX	8/4/1959	326	392	0	Marshall	WV
254583000	JOSEPH D DONATO ET UX	3/14/1960	342	88	0	Marshall	WV
254586000	ARMSTRONG J BLAKE ET AL	3/14/1960	342	119	0	Marshall	WV
254591000	MAXINE GITTINGS ET AL	1/9/1969	401	117	0	Marshall	WV

B-1-16

Lease #	Original Lessor/Grantor	Date	Book	Page	Instrument #	County	State
254669000	FRANCIS M BEITH ET AL	8/26/1959	326	432	0	Marshall	WV
255936000	CHARLES R MILLIKEN ET UX	5/20/1970	401	463	0	Marshall	WV
256229000	DAVID RUTHERFORD ET UX	10/13/2008	676	305		Marshall	WV
176467000	PATRICK SHANE RIGGLE	7/20/2010	705	239	1289559	Marshall	WV
225647000	RIGGLE, HESTLE B JR & LORETTA J	11/15/2004	642	279	0	Marshall	WV
220353000	GITTINGS, LAWRENCE A & ALBERTA M	8/2/2006	653	538	102691	Marshall	WV
220438000	MORAN, MARGARET	4/30/2008	668	330	1252466	Marshall	WV
225641000	BURKEY, DANNY H	10/11/2004	641	614		Marshall	WV
225735000	COOPER, CAROLL L	10/22/2009	687	252	1276267	Marshall	WV
239149001	CHARLES E DAGUE	6/25/2012	776	522	1330744	Marshall	WV
239149002	VICKIE WALTERS	6/20/2012	776	526	1330745	Marshall	WV
239149003	DONALD GEORGE HENRY MEGALE	7/12/2012	786	445	1337085	Marshall	WV
239149004	RONALD J HORR	8/21/2012	782	435	1334475	Marshall	WV
239152001	CLAYTON BOYD ANDERSON	6/24/2012	776	530	1330746	Marshall	WV
260967000	MILDRED J HARSH ET AL	1/25/2008	666	16		Marshall	WV
121827000	DANIEL WILLIAM CARPENTER ET AL	2/2/2011	93	135	2011003434	Upshur	WV
121828000	DANIEL WILLIAM CARPENTER ET AL	2/2/2011	93	137	2011003432	Upshur	WV
121829000	DANIEL WILLIAM CARPENTER ET AL	2/2/2011	93	139	2011003434	Upshur	WV
121924000	MILTON L CARPENTER ET UX	2/19/2011	94	456	0	Upshur	WV
122108000	RALPH H HARPER ET UX	8/12/1980	63	471	0	Upshur	WV
131947000	WESLEY H ODELL ET UX	12/14/1951	28	93	0	Upshur	WV
132100000	B. B. RADABAUGH ET UX	8/19/1954	31	268	0	Upshur	WV
132104000	M B RADABAUGH ET UX	9/1/1954	31	307	0	Upshur	WV
132117000	JOE BOZIC ET UX	12/24/1954	31	429	0	Upshur	WV
132163000	VIRGINIA M WHITE ET AL	6/27/1956	33	443	0	Upshur	WV
132164000	VIRGINIA WHITE ET AL	6/27/1956	33	446	0	Upshur	WV
132188000	PECKS RUN COAL	4/10/1957	34	225	0	Upshur	WV
132241000	PECKS RUN COAL COMPANY	12/11/1957	34	515	0	Upshur	WV
132256000	PECKS RUN COAL COMPANY	2/21/1958	35	60	0	Upshur	WV
132897000	R S WARD ET AL	11/6/1952	31	79	0	Upshur	WV
248159000	KEITH V SINCLAIR ET UX	5/14/2013	99	239	2013022834	Upshur	WV
248160000	WALTER S SINCLAIR JR ET UX	5/13/2013	98	458	2013014701	Upshur	WV
248170000	JESSE H CARPENTER ET UX	6/29/1971	53	530	0	Upshur	WV
249623000	RONALD R AUSTIN ET UX	6/17/2013	98	203	2013011134	Upshur	WV
251513000	ELLEN SMITH	7/17/2013	98	346	2013013718	Upshur	WV
253906000	MATTHEW J BRIGHT ET UX	9/26/2013	98	490	2013017180	Upshur	WV
256564000	CSX TRANSPORTATION INC	2/24/2014	99	619	2014003604	Upshur	WV

B-1-17

Lease #	Original Lessor/Grantor	Date	Book	Page	Instrument #	County	State
252608000	CONNECTICUT GENERAL LIFE INSURANCE COMPANY ET AL	3/22/1972	68	238		Upshur	WV
252608000	CONNECTICUT GENERAL LIFE INSURANCE COMPANY ET AL	3/22/1972	68	238		Upshur	WV
252608000	CONNECTICUT GENERAL LIFE INSURANCE COMPANY ET AL	3/22/1972	276	469		Upshur	WV
255572000	EQT PRODUCTION COMPANY	12/3/2012	107	439		Upshur	WV

B-1-18

EXHIBIT B-2

DEDICATION AREA

The “Dedication Area” consists of the following municipalities and districts outlined in the attached map:

State	County	Municipality

PA	Allegheny	Aleppo Township, Aspinwall Borough, Avalon Borough, Baldwin Borough, Baldwin Borough, Baldwin Township, Bell Acres Borough, Bellevue Borough, Ben Avon Borough, Ben Avon Heights Borough, Bethel Park Borough, Blawnox Borough, Brackenridge Borough, Braddock Borough, Braddock Hills Borough, Brentwood Borough, Bridgeville Borough, Carnegie Borough, Castle Shannon Borough, Chalfant Borough, Cheswick Borough, Churchill Borough, Clairton City, Collier Township, Coraopolis Borough, Crafton Borough, Crescent Township, Dormont Borough, Dravosburg Borough, Duquesne City, East Deer Township, East McKeesport Borough, East Pittsburgh Borough, Edgewood Borough, Edgeworth Borough, Elizabeth Borough, Elizabeth Township, Emsworth Borough, Etna Borough, Findlay Township, Forest Hills Borough, Forward Township, Fox Chapel Borough, Franklin Park Borough, Frazer Township, Glassport Borough, Glenfield Borough, Green Tree Borough, Hampton Township, Harmar Township, Harrison Township, Haysville Borough, Heidelberg Borough, Homestead Borough, Indiana Township, Ingram Borough, Jefferson Hills Borough, Kennedy Township, Kilbuck Township, Leet Township, Leetsdale Borough, Liberty Borough, Lincoln Borough, McCandless Township, McDonald Borough, McKees Rocks Borough, McKeesport City, Millvale Borough, Moon Township, Mount Lebanon Township, Mount Oliver Borough, Munhall Borough, Municipality of Monroeville Borough, Neville Township, North Braddock Borough, North Fayette Township, North Versailles Township, Oakdale Borough, Oakmont Borough, O’Hara Township, O’Hara Township, O’Hara Township, O’Hara Township, Ohio Township, Osborne Borough, Penn Hills Township, Pennsbury Village Borough, Pitcairn Borough, Pittsburgh City, Pleasant Hills Borough, Plum Borough, Port Vue Borough, Rankin Borough, Reserve Township, Robinson Township, Ross Township, Rosslyn Farms Borough, Scott Township, Sewickley Borough, Sewickley Heights Borough, Sewickley Hills Borough, Shaler Township, Sharpsburg Borough, South Fayette Township, South Park Township, South Versailles Township, Springdale Borough, Springdale Township, Stowe Township, Swissvale Borough, Swissvale Borough, Tarentum Borough, Thornburg Borough, Trafford Borough, Turtle Creek Borough, Upper St. Clair Township, Verona Borough, Versailles Borough, Wall Borough, West Deer Township, West Elizabeth Borough, West Homestead Borough, West Mifflin Borough, West View Borough, Whitaker Borough, White Oak Borough, White Oak Borough, Whitehall Borough, Wilkins Township, Wilkinsburg Borough, Wilmerding Borough

PA	Armstrong	Apollo Borough, Burrell Township, Elderton Borough, Freeport Borough, Gilpin Township, Kiskiminetas Township, Kittanning Township, Leechburg Borough, North Apollo Borough, Parks Township, Plumcreek Township, South Bend Township

PA	Beaver	Aliquippa City, Ambridge Borough, Frankfort Springs Borough, Greene Township, Hanover Township, Harmony Township, Hookstown Borough, Hopewell Township, Independence Township, Raccoon Township, Shippingport Borough, South Heights Borough

PA	Fayette	Belle Vernon Borough, Brownsville Township, Brownsville Borough, Fayette City Borough, Jefferson Township, Luzerne Township, Newell Borough, Perry Township, Perryopolis Borough, Washington Township

PA	Greene	Aleppo Township, Center Township, Clarksville Borough, Franklin Township, Freeport Township, Gilmore Township, Gray Township, Jackson Township, Jefferson Borough, Jefferson Township, Morgan Township, Morris Township, Perry Township, Rices Landing Borough, Richhill Township, Springhill Township, Washington Township, Wayne Township, Waynesburg Borough, Whiteley Township

PA	Indiana	Armstrong Township, Black Lick Township, Blairsville Borough, Brush Valley Township, Burrell Township, Center Township, Conemaugh Township, Homer City Borough, Indiana Borough, Saltsburg Borough, Shelocta Borough, White Township, Young Township

PA	Washington	All

B-2-1

PA	Westmoreland	Adamsburg Borough, Allegheny Township, Arnold City, Arona Borough, Avonmore Borough, Bell Township, Delmont Borough, Derry Township, Derry Borough, East Huntingdon Township, East Vandergrift Borough, Export Borough, Greensburg City, Hempfield Township, Hempfield Township, Hunker Borough, Hyde Park Borough, Irwin Borough, Jeannette City, Latrobe City, Lower Burrell City, Loyalhanna Township, Madison Borough, Manor Borough, Monessen City, Mount Pleasant Borough, Municipality of Murrysville Borough, New Alexandria Borough, New Kensington City, New Stanton Borough, North Belle Vernon Borough, North Huntingdon Township, North Irwin Borough, Oklahoma Borough, Penn Borough, Penn Township, Rostraver Township, Salem Township, Sewickley Township, Smithton Borough, South Greensburg Borough, South Huntingdon Township, Southwest Greensburg Borough, Sutersville Borough, Trafford Borough, Unity Township, Upper Burrell Township, Vandergrift Borough, Washington Township, West Leechburg Borough, West Newton Borough, Youngstown Borough, Youngwood Borough

State	County	District
WV	Brooke	All districts
WV	Doddridge	All districts
WV	Hancock	All districts
WV	Harrison	All districts
WV	Lewis	All districts
WV	Marion	All districts
WV	Marshall	All districts
WV	Ohio	All districts
WV	Taylor	All districts
WV	Tyler	All districts
WV	Upshur	All districts
WV	Wetzel	All districts
WV	Barbour	Cove District, Elk District, Glade District, Philippi District, Pleasant District, Union District
WV	Gilmer	DeKalb District, Glenville District, Troy District
WV	Monongalia	Battelle District, Clay District, Clinton District, Grant District
WV	Pleasants	Lafayette District, Union District
WV	Ritchie	Clay District, Murphy District, Union District
WV	Brooke	All districts
WV	Doddridge	All districts
WV	Hancock	All districts
WV	Harrison	All districts

B-2-2

Forest
Venango
Elk
Cameron
Mercer
Clarion
Clinton
Jefferson
Lawrence
Clearfield
Butler
Armstrong
PA
Beaver
Indiana
Hancock
Allegheny
Cambria
OH
Westmoreland
Brooke
Washington
Ohio
Somerset
Fayette
Greene
Marshall
MD
Wetzel
Monongalia
Marion
Tyler
Preston
Pleasants
Taylor
Wood
Doddridge
Harrison
Ritchie
Barbour
Tucker
Grant
Wirt
Lewis
Gilmer
Jackson
Calhoun
Upshur
Randolph
Roane
Braxton
Clay
Webster
Nicholas
WV
VA
Legend
Dedication Area
ROFO Area

B-2-1

EXHIBIT B-3

MAJORSVILLE AREA

The “Majorsville Area” consists of the following municipalities and districts:

State	County	Municipality
PA	Greene	Richhill
PA	Washington	West Finley
WV	Marshall	Sand Hill and Webster

B-3-1

EXHIBIT B-4

MOUNDSVILLE AREA

The “Moundsville Area” consists of the following municipalities and districts:

State	County	Municipality
WV	Marshall	Clay, Franklin and Meade

B-4-1

EXHIBIT B-5

PIA AREA

The “PIA Area” consists of the following municipalities and districts:

State	County	Municipality
PA	Allegheny	Findlay and Moon

B-5-1

EXHIBIT B-6

MARCELLUS FORMATION LOG

CPA – Marcellus Type Log

DeArmitt (37-129-27246)

7000'
Burkett
Tully
7100'
7200'
7300'
Hamilton
7400'
Marcellus
7500'
Onondaga

B-6-1

SWPA – Marcellus Type Log

GH-10C-CV (37-059-25397)

7600'
7700'
7800'
7900'
Burkett
Tully
Hamilton
Marcellus
Onondaga

40

B-6-2

NWV – Marcellus Type Log

DEPI #14815 (47-001-02850) Shale Montage

7400'
7500'
7600'
7700'
Burkett
Tully
Hamilton
Marcellus
Onondaga

43

B-6-3

EXHIBIT C

PARTIES’ ADDRESSES FOR NOTICE PURPOSES

Shipper:

NOTICES & CORRESPONDENCE		PAYMENTS BY ELECTRONIC FUNDS TRANSFER

CNX Gas Company LLC		ABA/Routing Number: 043000096
CNX Center		Account Number: 1019285952
1000 CONSOL Energy Drive		Account Name: CNX Gas Corporation
Canonsburg, PA 15317		For Credit to: CONE Gathering Fee
Attention:	Jason Mumford
Telephone:	724-485-4116
Email: jasonmumford@consolenergy.com
INVOICES

1000 CONSOL Energy Drive
Canonsburg, PA 15317
		Attention:	Patrick Weiner
		Telephone:	724-485-3211
		Email:	patrickweiner@consolenergy.com

Gatherer:

NOTICES & CORRESPONDENCE		PAYMENTS BY ELECTRONIC FUNDS TRANSFER

CONE Midstream Partners LP		ABA/Routing Number: 043000096
1000 CONSOL Energy Drive		Account Number: 1028984499
Canonsburg, PA 15317		Account Name: CONE Midstream Partners PL
Attention:	Joe Fink, COO	Bank: PNC Bank, N.A., Pittsburg PA
Telephone:	724-485-3254
Email:	joefink@consolenergy.com
INVOICES

1000 CONSOL Energy Drive
Canonsburg, PA 15317
		Attention:	Treasury Director

C-1

EXHIBIT D

MEMORANDUM OF GATHERING AGREEMENT

THIS MEMORANDUM OF GATHERING AGREEMENT (this “Memorandum”) is entered into by and between CNX Gas Company LLC, a Virginia limited liability company (“Shipper”) and CONE Midstream Partners LP, a Delaware limited partnership (“Gatherer”). Shipper and Gatherer are individually referred to in this Memorandum as a “Party” and collectively as “Parties.”

WHEREAS, the Parties hereto have executed that certain Gathering Agreement dated [            ], 2014 (the “Gathering Agreement”);

WHEREAS, Gatherer plans to construct and operate the Gathering System for gathering, dehydrating, treating, and re-delivering Gas and certain Liquid Condensate produced within the certain counties in Pennsylvania and West Virginia;

WHEREAS, Shipper desires to dedicate certain Gas and Liquid Condensate attributable to its right, title and interests in certain leases and/or wells located within a designated area to the Gathering System to be constructed by Gatherer;

WHEREAS, Shipper desires to deliver such Gas and Liquid Condensate to Gatherer for the purpose of gathering, blending, dehydrating, treating, stabilizing, storing, loading and re-delivering of such Gas and Liquid Condensate, and Gatherer desires to provide such services to Shipper on the terms and subject to the conditions in the Agreement;

WHEREAS, the Parties have executed this Memorandum for the purpose of imparting notice to all persons of Shipper’s dedication and commitment of its interests in oil and gas leases and/or oil and gas interests and Shipper’s production from or attributable to such interests to the Gathering Agreement.

NOW, THEREFORE, the Parties agree as follows:

1. The Gathering Agreement is incorporated in its entirety in this Memorandum by reference, and all capitalized terms used but not defined in this Memorandum and defined in the Gathering Agreement shall have the meaning ascribed to them in the Gathering Agreement.

2. The Parties have entered into the Gathering Agreement, to provide for, among other things, the commitment and dedication by Shipper its Dedicated Properties and the Gas and (to the extent provided from the PIA Area, the Majorsville Area or Moundsville Area) the Joint Dedicated Liquid Condensate therefrom or attributable thereto (subject to any conflicting dedications as of the date hereof). The Dedicated Properties are Shipper’s interests in the oil and/or gas leases, mineral interests and other similar interests jointly owned by Shipper and Noble (in undivided interests) in the Dedication Area as of the date hereof, including those certain oil and/or gas leases, mineral interests and other similar interests described on Exhibit A, that are jointly owned by Shipper and Noble, to the extent and only to the extent that such oil and/or gas leases, mineral interests and other similar interests cover and relate to the Marcellus Formation. The Dedication Area is more particularly described in Exhibit B. “Marcellus

Formation” means, (a) in central Pennsylvania, specifically from the top of the Burkett in the DeArmitt #1 (API 37-129-27246) and 7000’MD through to the top of the Onondaga at 7530’MD and illustrated in the log attached on Exhibit C; (b) in southwest Pennsylvania, specifically from the top of the Burkett in the GH-10C-CV (API 37-059-25397) at 7600’MD through to the top of the Onondaga at 7900’MD and illustrated in the log attached on Exhibit C; and (c) in West Virginia, specifically from the top of the Burkett in the DEPI #14815 (API 47-001-02850) at 7350’MD through to the top of the Onondaga at 7710’MD and illustrated in the log attached on Exhibit C.

3. The dedication and commitment made by Shipper under the Gathering Agreement is a covenant running with the land subject to the terms of the Gathering Agreement. Any transfer by Shipper of any of Shipper’s interests in the Dedicated Properties shall comply with Article 14 of the Gathering Agreement, which, among other matters, requires that, except in certain circumstances, the transfer be expressly made subject to the Gathering Agreement.

4. Should any person or firm desire additional information, said person or firm should contact:

CONE Midstream Partners LP

1000 CONSOL Energy Drive

Canonsburg, PA 15317

Attention: Chief Operating Officer

Telephone:	724-485-3254
Fax:	724-485-4817

and, subject to an appropriate confidentiality agreement, any person may receive a copy of the Gathering Agreement upon written request to such person at such address.

5. Upon termination of the Agreement, Shipper and Gatherer shall file of record a release and termination of the Agreement and this Memorandum.

6. This Memorandum shall be binding upon and shall inure to the benefit of the Parties hereto, and to their respective heirs, devises, legal representatives, successors and permitted assigns.

[Signature page follows]

IN WITNESS WHEREOF, this Memorandum shall be effective as of the      Day of             , 2014.

“SHIPPER”	“GATHERER”

CNX GAS COMPANY LLC	CONE MIDSTREAM PARTNERS LP By: CONE Midstream Partners GP LLC, its general partner

By:	By:

Name:	Name:

Title:	Title:

[ACKNOWLEDGEMENTS TO BE ADDED]

EXHIBIT E

INSURANCE

Each of Gatherer and Shipper shall purchase and maintain in full force and effect at all times during the Term of this Agreement, at such Party’s sole cost and expense and from reliable insurance companies, policies providing the types and limits of insurance indicated below, which insurance shall be regarded as a minimum and, to the extent of the obligations undertaken by such Party in this Agreement, shall be primary (with the exception of the Excess Liability Insurance and Workers’ Compensation) as to any other existing, valid, and collectable insurance. Each Party’s deductibles shall be borne by that Party and shall be in amounts standard for the industry.

A.	Where applicable, Workers’ Compensation and Employers’ Liability Insurance, in accordance with the statutory requirements of the state in which the work is to be performed, and endorsed specifically to include the following:

1.	Employers’ Liability, subject to a limit of liability of not less than $1,000,000 per accident, $1,000,000 for each employee/disease, and a 1,000,000 policy limit.

The Workers’ Compensation and Employers’ Liability Insurance policy(ies) shall contain an alternate employer endorsement.

B.	Commercial General Liability Insurance, with limits of liability of not less than the following:

$1,000,000 general aggregate

$1,000,000 each occurrence, Bodily Injury and/or Property Damage Combined Single Limit

Such insurance shall include the following:

1.	Premises and Operations coverage.

2.	Contractual Liability covering the liabilities assumed under this Agreement.

3.	Broad Form Property Damage Liability endorsement, unless policy is written on November 1988 or later ISO form.

4.	Products and Completed Operations.

5.	Time Element Limited Pollution coverage.

C.	Automobile Liability Insurance, with limits of liability of not less than the following:

$1,000,000 Bodily Injury and/or Property Damage Combined Single Limit, for each occurrence.

E-1

Such coverage shall include hired and non-owned vehicles and owned vehicles where applicable.

D.	Aircraft Liability Insurance. In any operation requiring the use or charter of aircraft and/or helicopters by Gatherer or Shipper, combined single limit insurance shall be carried or cause to be carried for public liability, passenger liability and property damage liability in an amount of not less than $1,000,000 each occurrence; this insurance shall cover all owned and non-owned aircraft, including helicopters, used by Gatherer in connection with the performance of the work set forth in this Agreement.

E.	Excess Liability Insurance, with limits of liability not less than the following:

Limits of Liability - $25,000,000 Occurrence/Aggregate for Bodily Injury and Property Damage in excess of the coverage outlined in Paragraphs A, B, C and D.

The limits of coverage required in this Agreement may be met with any combination of policies as long as the minimum required limits are met.

Each Party to this Agreement shall have the right to acquire, at its own expense, such additional insurance coverage as it desires to further protect itself against any risk or liability with respect to this Agreement and operations and activities under this Agreement or related thereto. All insurance maintained by either Party, where applicable, shall contain a waiver by the insurance company of all rights of subrogation in favor of all of the other Parties.

Neither the minimum policy limits of insurance required of the Parties nor the actual amounts of insurance maintained by the Parties under their insurance program shall operate to modify the Parties’ liability or indemnity obligations in this Agreement.

A Party may self-insure the requirements in this Exhibit E if its parent is considered investment grade (S&P BBB- or equivalent or higher); provided that the Parties agree that each of the initial Parties to this Agreement shall be permitted to self-insure notwithstanding the foregoing required investment grade rating.

E-2

EXHIBIT F

RECEIPT POINTS

SWPA
CNX-2 Pad	GH-19 CV	MOR-14B SH	NV-13E CV	NV-20B CV	NV-30C CV	NV-38C HS	NV-42B HS
CNX-2	GH-2 Pad	MOR-14C SH	NV-15 Pad	NV-20C CV	NV-30D CV	NV-38D HS	NV-42C HS
CNX-2A	GH-2 CV	MOR-17 Pad	NV-15B CV	NV-20D CV	NV-30E CV	NV-38E HS	NV-42D HS
CNX-2B	GH-2A CV	MOR-17A SH	NV-15C CV	NV-20E-CV	NV-31 Pad	NV-38F HS	NV-42E HS
CNX-3 Pad	GH-2B CV	MOR-17B SH	NV-15D CV	NV-22 Pad	NV-31B CV	NV-38G HS	NV-48 Pad
CNX-3	GH-34 Pad	MOR-17C SH	NV-15E CV	NV-22 CV	NV-31C CV	NV-39 Pad	NV-48A CV
CNX-4 Pad	GH-34 CV	MOR-20 Pad	NV-15F CV	NV-22A CV	NV-31D CV	NV-39A HS	NV-48B CV
CNX-4	GH-35 Pad	MOR-20A HS	NV-15G CV	NV-25 Pad	NV-31E CV	NV-39B HS	NV-48D CV
GH-10 Pad	GH-35 CV	MOR-20B HS	NV-16 Pad	NV-25 CV	NV-32 Pad	NV-39C HS	NV-48E CV
GH 10 A CV	GH-35B CV	MOR-20F HS	NV-16 CV	NV-25A CV	NV-32A CV	NV-39D HS	NV-55 Pad
GH 10 B CV	GH-6 Pad	MOR-20G HS	NV-16A CV	NV-25B CV	NV-32B CV	NV-39E HS	NV-55A HS
GH 10 CV	GH-6 CV	MOR-9 Pad	NV-16B CV	NV-26 Pad	NV-32C CV	NV-39F HS	NV-55B HS
GH-10C CV	GH-8 Pad	MOR-9 A HS	NV-17 Pad	NV-26 A CV	NV-36 Pad	NV-41 Pad	NV-55C HS
GH-11 Pad	GH-8 CV	MOR-9 B HS	NV-17B CV	NV-26 C CV	NV-36A HS	NV-41A HS	NV-55D HS
GH 11A CV	MOR-10 Pad	MOR-9 C SH	NV-17D CV	NV-26 CV	NV-36B HS	NV-41B HS	NV-55E HS
GH-11 C CV	MOR-10A SH	MOR-9 D SH	NV-17E CV	NV-29 Pad	NV-36C HS	NV-41C HS	NV-55F HS
GH-11 CV	MOR-10B SH	MOR-9 E SH	NV-17F CV	NV-29A CV	NV-36D HS	NV-41D HS	NV-55M HS
GH-11B CV	MOR-10C SH	NV-19 Pad	NV-17G CV	NV-29B CV	NV-36E HS	NV-41E HS	NV-56 Pad
GH-14 Pad	MOR-10D SH	NV 19C CV	NV-17H CV	NV-29C CV	NV-36G HS	NV-41F HS	NV-56A HS
GH-14 CV	MOR-10E SH	NV-19B CV	NV-17J CV	NV-29D CV	NV-36H HS	NV-41G HS	NV-56B HS
GH-15 Pad	MOR-10F SH	NV-19D CV	NV-20 Pad	NV-29E CV	NV-38 Pad	NV-41H HS	NV-56C HS
GH-15 CV	MOR-14 Pad	NV-13 Pad	NV-20 CV	NV-30 Pad	NV-38A HS	NV-42 Pad	NV-56D HS
GH-19 Pad	MOR-14A SH	NV-13D CV	NV-20A CV	NV-30B CV	NV-38B HS	NV-42A HS	NV-56E HS
NV-56F HS

CPA
DeArmitt 1 Pad	DeArmitt 1H	Hutchinson #4F	Aikens #5C	Gaut #4B	Kuhns #3B	Mamont South #1D
DeArmitt #1A	DeArmitt 1I	Hutchinson #4G	Aikens #5D	Gaut #4C	Kuhns #3C	Mamont South #1E
DeArmitt #1B	Hutchinson 4 Pad	Hutchinson #4H	Aikens #5E	Gaut #4D	Kuhns #3D	Shaw 1 Pad
DeArmitt #1C	Hutchinson #4A	Hutchinson #4I	Aikens #5F	Gaut #4E	Kuhns #3E	Shaw #1A
DeArmitt 1D	Hutchinson #4B	Hutchinson #4J	Aikens #5G	Gaut #4F	Mamont South 1 Pad	Shaw #1B
DeArmitt 1E	Hutchinson #4C	Aikens 5 Pad	Aikens #5H	Gaut #4G	Mamont South #1A	Shaw #1C
DeArmitt 1F	Hutchinson #4D	Aikens #5A	Gaut 4 Pad	Kuhns 3 Pad	Mamont South #1B
DeArmitt 1G	Hutchinson #4E	Aikens #5B	Gaut #4A	Kuhns #3A	Mamont South #1C

WV
Philippi 1 Pad	Alton 1C	Alton 2C	PHILIPPI 4A	Audra 7 Pad	Philippi 13C HS	Alton-8C HS
Philippi 1A	Alton 1D	Alton 2D	PHILIPPI 4B	Audra 7B HS	Philippi 13D HS	Alton-8D HS
Philippi 1C	Alton 2 Pad	Alton 2E	PHILIPPI 4C	Philippi 13 Pad	Philippi 13E HS	Alton-8E HS
Alton 1 Pad	Alton 2A	Alton 2F	Audra 3 Pad	Philippi 13A HS	Philippi 13F HS	Century 3 Pad
Alton 1B	Alton 2B	Philippi 4 Pad	Audra 3D HS	Philippi 13B HS	Alton 8 Pad	Century 3A HS

NBL Area
SHL-1 Pad	SHL-6 Pad	WEB-4H HS	SHL-8M HS	SHL-17E HS	WFN-6F HS	OXF-1B HS
SHL-1B HS	SHL-6D HS	WEB-4J HS	SHL-8N HS	SHL-17F HS	WFN-6G HS	OXF-1C HS
SHL-1C HS	SHL-6E HS	WEB-4K HS	WFN-1 Pad	SHL-17G HS	WFN-6H HS	OXF-1D HS
SHL-1D HS	SHL-6F HS	WEB-4L HS	WFN-1B HS	SHL-17J HS	SHL-26 Pad	OXF-1E HS
SHL-1E HS	SHL-6G HS	WEB-4M HS	WFN-1C HS	WFN-3 Pad	SHL-26B HS	OXF-1F HS
SHL-1F HS	SHL-6H HS	SHL-8 Pad	WFN-1D HS	WFN-3B HS	SHL-26C HS	Shirley 1 Pad
SHL-3 Pad	SHL-6J HS	SHL-8C HS	WFN-1E HS	WFN-3E HS	SHL-26D HS	SHR 1A HS
SHL-3A HS	SHL-6K HS	SHL-8D HS	WFN-1F HS	WFN-3G HS	SHL-26E HS	SHR 1B HS
SHL-3B HS	WEB-4 Pad	SHL-8E HS	WFN-1G HS	WFN-3H HS	SHL-26F HS	SHR 1C HS
SHL-3C HS	WEB-4B HS	SHL-8F HS	WFN-1J HS	WFN-6 Pad	Norm-1 Pad	SHR 1D HS
SHL-3D HS	WEB-4C HS	SHL-8G HS	SHL-17 Pad	WFN-6A HS	Norm 1C HS	SHR 1E HS
SHL-3E HS	WEB-4D HS	SHL-8H HS	SHL-17A HS	WFN-6B HS	Norm 1D HS	SHR 1F HS
SHL-3F HS	WEB-4E HS	SHL-8J HS	SHL-17B HS	WFN-6C HS	Norm 1E HS
SHL-3G HS	WEB-4F HS	SHL-8K HS	SHL-17C HS	WFN-6D HS	OXF-1 Pad
SHL-3H HS	WEB-4G HS	SHL-8L HS	SHL-17D HS	WFN-6E HS	OXF-1A HS

F

EXHIBIT G

CONFLICTING DEDICATIONS

None.

G

EXHIBIT H-1

ROFO PROPERTIES

Lease #	Original Lessor/Grantor	Date	Book	Page	Instrument #	County	State
126659000	C RAYMOND GLASSER ET AL	3/8/1973	651	395	0	Indiana	Pennsylvania
122121000	CSX TRANSPORTATION INC	12/1/2011	609	910		Jefferson	Pennsylvania
131557000	CLYDE E. MCKEE ET UX	12/18/1953	295	295	0	Jefferson	Pennsylvania
131567000	NED C BOWERS ET UX	1/20/1954	D296	247	0	Jefferson	Pennsylvania
131631000	ROBERT V MAINE ET UX	5/18/1955	D306	32	0	Jefferson	Pennsylvania
132278000	DAVID F NICHOLS	12/9/1964	D372	552	0	Jefferson	Pennsylvania
133238000	ROBERT V. MAINE ET AL	2/18/1975	424	724		Jefferson	Pennsylvania
111303000	DOLLIE TALLHAMMER ET VIR	6/20/1945	153	434-E	0	Gilmer	West Virginia
121824000	H SCOTT SCHIMMEL ET UX	10/12/2010	499	93	0	Gilmer	West Virginia
122131001	CHARLES RICHARD BLACK	2/15/2012	505	370	0	Gilmer	West Virginia
122131002	SANDRA K HOYMAN	2/27/2012	505	375	0	Gilmer	West Virginia
122131003	MILLIE S BEALL	2/20/2012	505	365	0	Gilmer	West Virginia
122131004	JOHN D STUMP ET UX	3/15/2012	509	219	0	Gilmer	West Virginia
122131005	S&R GAS VENTURES LTD	3/15/2012	509	214	9431	Gilmer	West Virginia
122131007	BARBARA C SULLIVAN	5/1/2012	509	419	0	Gilmer	West Virginia
122131008	BARBARA C SULLIVAN	10/18/2012	509	311	10519	Gilmer	West Virginia
122131009	HUNTER MESSINEO ET VIR	5/6/2012	511	44	12712	Gilmer	West Virginia
130856000	L J PEARCY ET AL	10/13/2015	79	422	0	Gilmer	West Virginia
130863000	L J PEARCY ET AL	10/13/2015	79	497	0	Gilmer	West Virginia
130865000	E M BOGGS ET AL	10/20/2015	81	128	0	Gilmer	West Virginia
130887000	L B MEADOWS ET AL	6/2/2016	81	492	0	Gilmer	West Virginia
130890000	A B MEADOWS	7/3/2016	83	15	0	Gilmer	West Virginia
131006000	J E ARBUCKLE ET AL	10/24/2021	98	36	0	Gilmer	West Virginia

H-1-1

EXHIBIT H-2

ROFO AREA

The “ROFO Area” consists of the following municipalities and outlined in the attached map:

State	County	Municipality

PA	Allegheny	Bradfordwoods Borough, Fawn Township, Marshall Township, Pine Township, Richland Township

PA	Armstrong	Applewold Borough, Atwood Borough, Bethel Township, Boggs Township, Bradys Bend Township, Cadogan Township, Cowanshannock Township, Dayton Borough, East Franklin Township, Ford City Borough, Ford Cliff Borough, Hovey Township, Kittanning Borough, Madison Township, Mahoning Township, Manor Township, Manorville Borough, North Buffalo Township, Parker City, Perry Township, Pine Township, Rayburn Township, Redbank Township, Rural Valley Borough, South Bethlehem Borough, South Buffalo Township, Sugarcreek Township, Valley Township, Washington Township, Wayne Township, West Franklin Township, West Kittanning Borough, Worthington Borough

PA	Beaver	Baden Borough, Beaver Borough, Beaver Falls City, Big Beaver Borough, Bridgewater Borough, Brighton Township, Center Township, Chippewa Township, Conway Borough, Darlington Township, Darlington Borough, Daugherty Township, East Rochester Borough, Eastvale Borough, Economy Borough, Ellwood City Borough, Fallston Borough, Franklin Township, Freedom Borough, Georgetown Borough, Glasgow Borough, Homewood Borough, Industry Borough, Koppel Borough, Marion Township, Midland Borough, Monaca Borough, New Brighton Borough, New Galilee Borough, New Sewickley Township, North Sewickley Township, Ohioville Borough, Patterson Township, Patterson Heights Borough, Potter Township, Pulaski Township, Rochester Township, Rochester Borough, South Beaver Township, Vanport Township, West Mayfield Borough, White Township

PA	Butler	All

PA	Cambria	All

PA	Cameron	All

PA	Clarion	All

PA	Clearfield	All

PA	Clinton	All

PA	Elk	All

PA	Fayette	Bullskin Township, Connellsville Township, Connellsville City, Dawson Borough, Dunbar Township, Dunbar Borough, Everson Borough, Fairchance Borough, Franklin Township, Georges Township, German Township, Henry Clay Township, Lower Tyrone Township, Markleysburg Borough, Masontown Borough, Menallen Township, Nicholson Township, North Union Township, Ohiopyle Borough, Point Marion Borough, Redstone Township, Saltlick Township, Seven Springs Borough, Smithfield Borough, South Connellsville Borough, South Union Township, Springfield Township, Springhill Township, Stewart Township, Uniontown City, Upper Tyrone Township, Vanderbilt Borough, Wharton Township

PA	Forest	All

PA	Greene	Carmichaels Borough, Cumberland Township, Dunkard Township, Greene Township, Greensboro Borough, Monongahela Township

H-2-1

State	County	Municipality

PA	Indiana	Armagh Borough, Banks Township, Buffington Township, Canoe Township, Cherry Tree Borough, Cherryhill Township, Clymer Borough, Creekside Borough, East Mahoning Township, East Wheatfield Township, Ernest Borough, Glen Campbell Borough, Grant Township, Green Township, Marion Center Borough, Montgomery Township, North Mahoning Township, Pine Township, Plumville Borough, Rayne Township, Smicksburg Borough, South Mahoning Township, Washington Township, West Mahoning Township, West Wheatfield Township

PA	Jefferson	All

PA	Lawrence	All

PA	Mercer	All

PA	Somerset	All

PA	Venango	All

PA	Westmoreland	Bolivar Borough, Cook Township, Donegal Township, Donegal Borough, Fairfield Township, Laurel Mountain Borough, Ligonier Borough, Ligonier Township, Mount Pleasant Township, New Florence Borough, Scottdale Borough, Seward Borough, St. Clair Township

State	County	District
WV	Barbour	Barker District, Valley District
WV	Braxton	All districts
WV	Calhoun	All districts
WV	Clay	All districts
WV	Gilmer	Center District
WV	Grant	All districts
WV	Jackson	All districts
WV	Monongalia	Cass District, Morgan District, Union District
WV	Nicholas	All districts
WV	Pleasants	Grant District, Jefferson District, McKim District, Washington District
WV	Preston	All districts
WV	Randolph	All districts
WV	Ritchie	Grant District
WV	Roane	All districts
WV	Tucker	All districts
WV	Webster	All districts
WV	Wirt	All districts
WV	Wood	All districts

H-2-2

OH
PA
MD
WV
VA
Mercer
Venango
Forest
Elk
Cameron
Clinton
Clarion
Jefferson
Clearfield
Lawrence
Butler
Armstrong
Beaver
Indiana
Hancock
Allegheny
Cambria
Westmoreland
Brooke
Washington
Ohio
Greene
Fayette
Somerset
Marshall
Wetzel
Monongalia
Marion
Tyler
Preston
Pleasants
Wood
Ritchie
Doddridge
Harrison
Taylor
Barbour
Tucker
Grant
Wirt
Gilmer
Lewis
Jackson
Calhoun
Upshur
Randolph
Roane
Braxton
Clay
Webster
Nicholas
Legend
Dedication Area
ROFO Area

H-2-3

EXHIBIT I-1

DOWNTIME FEE REDUCTION

Gathering System Downtime Percentage (per calendar quarter)	Percentage Reduction of Dry Gas and Wet Gas Fee
Greater than 4% and up to and including 5%	5%
Greater than 5% and up to and including 6%	10%
Greater than 6% and up to and including 7%	15%
Greater than 7%	20%

Individual System Downtime Percentage (per calendar quarter)	Percentage Reduction of Dry Gas and Wet Gas Fee with respect to such Individual System
Greater than 10% and up to and including 12%	5%
Greater than 12% and up to and including 14%	10%
Greater than 14% and up to and including 16%	15%
Greater than 16%	20%

Individual System Downtime Percentage (per two consecutive calendar quarters)	Percentage Reduction of Dry Gas and Wet Gas Fee with respect to such Individual System
Greater than 6% and up to and including 7%	5%
Greater than 7% and up to and including 8%	10%
Greater than 8% and up to and including 9%	15%
Greater than 9%	20%

I-1-1

EXHIBIT I-2

OPERATING PRESSURE FEE REDUCTION

Pressure Overage Percentage	Percentage Reduction of Dry Gas and Wet Gas Fee with respect to such Individual System
Less than 5%	None
Greater than 5% and up to and including 15%	5%
Greater than 15% and up to and including 25%	10%
Greater than 25% and up to and including 35%	15%
Greater than 35% and up to and including 45%	20%
Greater than 45%	25%

I-2-1

EXHIBIT J

THIRD PARTIES

1.	DORSO LP

J-1

EXHIBIT K-1

VERTICAL MARCELLUS WELLS

Well Name	Lease	Operator	API
30875	ALAWEST 30875	CNX GAS COMPANY LLC	4704702768
15437	STEPP, JAMES A #6A	CNX GAS COMPANY LLC	3705924518
15757	GLASSER, C R #4	CNX GAS COMPANY LLC	3706336255
CNX4	CNX4 SHALE	CNX GAS COMPANY LLC	3705924719
34624	BENNETT, HUNTER M	CNX GAS COMPANY LLC	4704105518
GH6CV SHALE	GH6CV SHALE	CNX GAS COMPANY LLC	3705924928
GH2CV SHALE	GH2CV SHALE	CNX GAS COMPANY LLC	3705924921
33172	ODELL 33172	CNX GAS COMPANY LLC	4709703664
33306	FREY 33306	CNX GAS COMPANY LLC	4700102985
GH14CV	GH14CV	CNX GAS COMPANY LLC	3705925052
GH19CV	GH19CV	CNX GAS COMPANY LLC	3705925034
15844	KEROTEST MFG CO #9	CNX GAS COMPANY LLC	3712927866
33914	MINER 33914	CNX GAS COMPANY LLC	4700103072
030873A	ALAWEST 30873A	CNX GAS COMPANY LLC	4704702801
R V MAINE 14 (WPA15982)	Robert V. Maine #14	CNX GAS COMPANY LLC	3706526891
15590	MAWC TR 21 DeARMITT #1	CNX GAS COMPANY LLC	3712927246

K-1-1

EXHIBIT K-2

LEGACY WELLS

Marshall County Wells
MC43	MC58	MC3	MH4
MC44	MC59	MC4	MH5
MC45	MC68	MC5	MH11
MC46	MC102	MC6	MH12
MC47	MC110	MC10	4NAC
MC50	MC111	MC12	Hieronimus #1
MC51	MC114	MC21	Torns Run
MC52	MC144	MC17	12N
MC53	MC122	MC19	Moundsville AC
MC56	MC1	MC28	1N-DGAS
4N	MC2	MH3	5A1
MC57

Fallowfield Wells
F23	FF72CV	F2D	F69
F25	FF78CV	F2J	Myers #1
F29MK	FF79CV	F2B	Myers #2
F29UF	FF80CV	S. RIDER #2	WLERR #1
F45MK	FF83CV	S. RIDER #1	F17
F45UF	FF84CV	F41	F18
F44	FF50CV	F42	F19
F43	FF52CV	ELLEN WINNETT #1	F24
M. Smith #1	Skokut #2	S RIDER #3	F26
Skakut #1	Skokut #5	S RIDER #4	F27
D. Denning #1	Dury #1	F60	F30
R. Smith #1	Mudrick #1	F62	F32
Hostovich #1	Van Voorist #1	F63	F33
Sacred Heart #1	Sacred Heart #3	F64	F37
Sacred Heart #2	J. Galdos #1	F65	F38
Cox #1	S. Zmiljowski #1	F115	F77MK/UF
Cox #2

K-2-1